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                          PRELIMINARY PROXY MATERIALS

                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 3)


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Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:
/X/        Preliminary Proxy Statement:
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2)).
/ /        Definitive proxy statement.
/ /        Definitive additional
           materials.
/ /        Soliciting material under Rule 14a-12.

                                          VENTURIAN CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Payment of Filing Fee (check the appropriate box):

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/ /        No fee required.
/X/        Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
           (1)  Amount Previously Paid:
           (2)  Form, Schedule or Registration Statement No.:
           (3)  Filing Party:
           (4)  Date Filed:
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                As filed with the Commission on August 22, 2001

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         PRELIMINARY COPY SUBJECT TO COMPLETION, DATED AUGUST 22, 2001


                                VENTURIAN CORP.
                           11111 EXCELSIOR BOULEVARD
                               HOPKINS, MN 55343
                               PH. (952) 931-2500

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 2, 2001


                             ---------------------


    A special meeting of the shareholders of Venturian Corp. will be held on October 2, 2001, at Leonard, Street and Deinard Professional Association, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402 at 10:00 a.m., Minneapolis time. The purpose of the special meeting is to consider and vote upon the Agreement and Plan of Merger, dated April 11, 2001, between Venturian Holdings, LLC and Venturian and the transactions contemplated thereby, as follows:


    - the sale of substantially all of the assets and liabilities of Napco International Inc., a wholly-owned subsidiary of Venturian, to JATA LLC, a wholly-owned subsidiary of NorcaTec, LLC, pursuant to an Asset Purchase Agreement, dated April 11, 2001, among Napco, Venturian, JATA and NorcaTec; and

    - the merger of Venturian into Venturian Holdings pursuant to the merger agreement.

If the merger is completed, Venturian will cease to exist and Venturian shareholders (other than the members and expected members of Venturian Holdings) will receive $5.00 in exchange for each share of Venturian common stock they own.

    No other business will be conducted at the special meeting.

    The merger and related transactions are described in greater detail in the accompanying proxy statement.

    Only shareholders of record on August 8, 2001 are entitled to notice of and to vote at the special meeting. A complete list of Venturian shareholders will be available for inspection by any shareholder at the special meeting.

    Approval of the merger and related transactions requires the affirmative vote of a majority of Venturian's outstanding shares. All shares of Venturian common stock represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy. Broker non-votes and abstentions will constitute votes against the merger and related transactions.

    Your vote is important. Whether or not you intend to attend the special meeting, please return the enclosed proxy card promptly in the enclosed, prepaid envelope. Doing so will not limit your right to submit a later-dated proxy or to attend the special meeting and vote in person.

    Please do not send any stock certificates with your proxy. If the merger and related transactions are completed, you will receive a letter of transmittal and election form, including instructions for the surrender of the certificates representing your shares.

                                          By Order of the Board of Directors

  ------------------------------------------------------------------------------
                                          Morris M. Sherman
                                          Secretary


Minneapolis, Minnesota
August 31, 2001

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                               TABLE OF CONTENTS


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Summary...............................................................      1

  The Merger and Related Transactions.................................      1

  The Special Meeting of Shareholders.................................      6

  Cautionary Statement Regarding Forward-Looking Statements...........      8

  Selected Consolidated Financial Data of Venturian...................      8

The Parties...........................................................     14

  Venturian Corp......................................................     14

  Napco International Inc.............................................     14

  Venturian Holdings, LLC and the Acquiring Shareholders..............     16

Special Factors.......................................................     19

  Background of the Merger and Related Transactions...................     19

  Recommendation of the Special Committee and the Board of Directors;
    Fairness of the Merger and Related Transactions...................     26

    Special Committee.................................................     26

    Board of Directors of Venturian...................................     29

    Dougherty's Opinion...............................................     29

  Purpose and Reasons for the Merger and Related Transactions.........     36

  Interests of Certain Persons in the Merger and Related Transactions;
    Certain Relationships.............................................     37

    Directors, Management and Ownership of the Surviving Entity.......     38

    Other Arrangements with Affiliates................................     38

  Certain Effects of the Merger and Related Transactions..............     39

    Plans for Venturian Holdings after the Merger and Related
     Transactions.....................................................     39

    Conduct of the Business of Venturian if the Merger and Related
     Transactions are not Completed...................................     39

    Accounting Treatment..............................................     40

    Financing of the Merger and Related Transactions..................     40

    Material U.S. Federal Income Tax Consequences.....................     40

    Regulatory Approval...............................................     41

    Fees and Expenses.................................................     41

    Provisions for Public Shareholders................................     42

The Merger Agreement..................................................     42

  The Merger; Consideration...........................................     42

  The Payment Fund; Payment for Shares of Common Stock................     43

  Transfers of Common Stock...........................................     44

  Treatment of Stock Options..........................................     44

  Conditions..........................................................     44

  Representations and Warranties; Covenants; No Solicitation..........     44

  Termination.........................................................     46
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  Fees and Expenses...................................................     46

  Amendment/Waiver....................................................     46

The Asset Purchase Agreement..........................................     47

  The Sale; Consideration; Interim Management Agreement...............     47

  Representations and Warranties; Covenants; No Solicitation..........     48

  Voting Agreements...................................................     49

  Conditions..........................................................     49

  Termination.........................................................     50

  Fairness............................................................     50

  JATA LLC and NorcaTec...............................................     50

Dissenters' Rights....................................................     50

Market for the Common Stock...........................................     54

  Common Stock Market Price Information...............................     54

  Common Stock Purchase Information...................................     54

Security Ownership of Certain Beneficial Owners and Management........     55

Directors and Management..............................................     58

  Venturian...........................................................     58

  Venturian Holdings..................................................     60

Independent Auditors..................................................     60

Shareholder Proposals.................................................     61

Where You Can Find More Information...................................     61

Other Business........................................................     62

Available Information.................................................     62

Annex A:  Agreement and Plan of Merger, dated April 11, 2001, by and
          between Venturian Holdings, LLC and Venturian Corp..........    A-1

Annex B:  Asset Purchase Agreement, dated April 11, 2001, by and among
          JATA LLC, NorcaTec LLC, Venturian Corp. and Napco
          International Inc...........................................    B-1

Annex C:  Dougherty & Company LLC Report, including Fairness
          Opinion.....................................................    C-1

Annex D:  Sections of the Minnesota Business Corporation Act Relating
          to Dissenters' Rights.......................................    D-1
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                                    SUMMARY

    This summary highlights some of the more important information set forth in this proxy statement. It does not contain all of the information that is important to you. We urge you to read this entire proxy statement, including the annexes, carefully. We have parenthetically inserted page references to indicate where you can find more complete descriptions of the information presented in this summary.


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                                THE MERGER AND RELATED TRANSACTIONS
THE PARTIES..........................  VENTURIAN CORP. (PAGE 13)
                                       11111 Excelsior Boulevard
                                       Hopkins, MN 55343
                                       (952) 931-2500
                                       Venturian, through its wholly-owned subsidiary, Napco
                                       International Inc., manufacturers, distributes and services a broad line of defense-related products to commercial
                                       customers, the U.S. government and to foreign governments.
                                       Venturian also owns and operates rental real estate
                                       property.
                                       VENTURIAN HOLDINGS, LLC (PAGE 15)
                                       11111 Excelsior Boulevard
                                       Hopkins, MN 55343
                                       (952) 931-2500
                                       Venturian Holdings is a limited liability company that was formed in connection with the merger and related
                                       transactions by Gary Rappaport, Venturian's Chairman, Chief
                                       Executive Officer and largest shareholder. Following the
                                       merger of Venturian into Venturian Holdings, Venturian
                                       Holdings will be exclusively owned by Mr. Rappaport, various members of his family and a limited number of other people.
THE MERGER AND RELATED TRANSACTIONS
  (PAGE 38)..........................  There are two simultaneous transactions that will take place in connection with the merger and related transactions, as follows:
                                       - Venturian will sell substantially all of the assets and
                                       liabilities of Napco, including Napco's 80% interest in
                                         International Precision Machining, to JATA for an
                                         aggregate purchase price of $2,600,000; and
                                       - Venturian will be merged into Venturian Holdings.
EXCLUDED ASSETS AND LIABILITIES
  (PAGE 31)..........................  The only assets of Napco that will not be sold as part of the merger and related transactions are life insurance
                                       policies on the lives of four employees or former employees of Napco. These policies had a combined net cash value of
                                       $2,114,583 as of December 31, 2000. The only liabilities of
                                       Napco that will not be assumed as part of the merger and
                                       related transactions are deferred compensation liabilties of
                                       $1,572,596 as of December 31, 2000, which represents
                                       guaranteed post retirement investment annuities offered to certain retired Napco employees.
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LOSS ON NAPCO SALE (PAGE 23).........  Venturian will record a net loss of approximately $4,459,000 on the sale of Napco's assets and liabilities to JATA. This loss represents the difference between the amount invested by Venturian in Napco and the anticipated proceeds which
                                       result from the sale of Napco's assets and liabilities.
                                       Nonetheless, Venturian and the special committee still think the transaction is in the best interests of public
                                       shareholders because, among other things, it provides a
                                       portion of the cash that will ultimately be paid to public shareholders in connection with the going private
                                       transaction. See "Special Factors," which starts on page 18.
PREVIOUS ATTEMPTS TO SELL NAPCO HAVE
  BEEN UNSUCCESSFUL (PAGE 18)........  The price at which Venturian has agreed to sell Napco's assets and liabilities is the result of arm's length
                                       negotiations between Venturian, JATA and NorcaTec. Prior to entering into its agreement with JATA, Venturian tried, on multiple occasions, to sell Napco's assets and liabilities to another third party, all of which were unsuccessful
                                       primarily for the following reasons:
                                       - Napco's inconsistent cash flow and related earnings;
                                       - the inability of any buyer to obtain asset-backed
                                       financing to fund any purchase as a result of Napco's
                                         significant receivables owing from foreign governments;
                                         and
                                       - Napco's outstanding performance bonds, which require
                                         substantial collateral, other than working capital.
                                       Venturian is unaware of any other buyer or potential buyer for Napco's assets and liabilities. See "Special Factors,"
                                       which starts on page 18.
INTERESTS OF VENTURIAN SHAREHOLDERS
  (PAGE 40)..........................  There are two types of Venturian shareholders for purposes of determining a shareholder's ownership interest in
                                       Venturian and Venturian Holdings following the completion of the merger and related transactions, as follows:
                                       - upon completion of the merger and related transactions,
                                       public Venturian shareholders (other than Gary Rappaport,
                                         various of his family member and certain other affiliates
                                         of Venturian) will no longer have any ownership interest
                                         in Venturian, nor will they have any ownership interest in
                                         Venturian Holdings. These individuals are generally
                                         referred to in this proxy statement as public
                                         shareholders.
                                       - upon completion of the merger and related transactions,
                                         Mr. Rappaport and the other expected members of Venturian
                                         Holdings will no longer have any direct ownership interest in Venturian; they will receive membership interests in
                                         Venturian Holdings on a one-for-one basis in exchange for
                                         their Venturian shares. These individuals are generally
                                         referred to in this proxy statement as acquiring
                                         shareholders.
VENTURIAN HOLDINGS AFTER THE MERGER
  AND RELATED TRANSACTIONS
  (PAGE 38)..........................  Upon completion of the merger and related transactions,
                                       Venturian Holdings will own the following material assets, after the distribution of the $5.00 per share to the outside shareholders:
                                       - Napco, including only those assets not purchased by JATA;
                                       - Napco warehouse;
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                                       - Hopkins Tech Center;
                                       - Lightning Rod Software stock; and
                                       - Life insurance policies on certain Venturian employees or former employees
                                       The value of the shares of Lightning Rod Software stock have been written-off by Venturian as a result of Lightning Rod's recent announcement that it was ceasing operations.
                                       Venturian Holdings will also be responsible for all
                                       liabilities associated with the assets set forth above,
                                       together with liabilities of Napco not assumed by JATA. The value of the assets set forth above is approximately
                                       $11 million and the value of the liabilities is
                                       approximately $7 million. The members of Venturian Holdings will own approximately $4 million of assets, net of
                                       liabilities, following the merger and related transactions.
                                       On a per share basis, this approximates $5.00 per share,
                                       which is the amount to be received by the public
                                       shareholders.
VALUE TO BE RECEIVED BY VENTURIAN
  SHAREHOLDERS AND OPTIONHOLDERS
  (PAGE 39)..........................  Venturian shareholders and optionholders will receive the following consideration in connection with the merger and
                                       related transactions:
                                       - public shareholders who do not exercise their right to
                                       dissent from the merger and related transactions will
                                         receive $5.00 in exchange for each share of Venturian
                                         common stock that they own;
                                       - acquiring shareholders will receive no cash consideration in exchange for their Venturian shares but will instead
                                         receive membership interests in Venturian Holdings on a
                                         one-for-one basis in exchange for their Venturian shares;
                                       - persons who own options to purchase shares of Venturian
                                         common stock (exclusive of Gary Rappaport, whose options
                                         will be cancelled without payment) will receive the
                                         following in exchange for the cancellation of their
                                         options, regardless of whether such options are vested,
                                         provided that such persons enter into agreements
                                         respecting the cancellation of such options:
                                       - $250.00 plus
                                       - an amount equal to the number of Venturian shares subject to such options with an exercise price of less than $5.00
                                         per share multiplied by the difference between $5.00 and
                                         the applicable option exercise price; plus
                                       - an amount equal to the number of Venturian shares subject to options with an exercise price of at least $5.00 per
                                         share, multiplied by $.10
                                       On August 21, 2001, the closing price of Venturian's common stock was $4.84.
FAIRNESS OPINION (PAGE 28)...........  Dougherty & Company, LLC has delivered its opinion, dated
                                       April 10, 2001, to the special committee of Venturian's
                                       board of directors formed to consider the merger and related transactions that the merger consideration to be received by public shareholders is fair from a financial point of view.
                                       Dougherty's opinion is based on Venturian's December 31,
                                       2000 financial statements.
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MATERIAL FEDERAL INCOME TAX
  CONSIDERATIONS (PAGE 39)...........  Receipt by you of the merger consideration will be taxable for federal income tax purposes. This means that you will
                                       generally recognize taxable capital gain or loss equal to
                                       the difference between $5.00 and your adjusted tax basis in each share of Venturian common stock that you own as of the completion of the merger and related transactions.
VALUE OF VENTURIAN AFTER SALE OF
  NAPCO'S ASSETS AND LIABILITIES.....  On a per share basis, one measure of the value of Venturian as set forth in Dougherty's fairness opinion ranges between
                                       $5.29 (at the low estimate) and $5.66 (at the high
                                       estimate), which is higher than the $5.00 per share to be
                                       received by the public shareholders. However, Venturian
                                       nonetheless believes that the $5.00 per share represents a fair value to the public shareholders primarily for the
                                       following reasons:
                                       -Dougherty's opinion, which takes into account multiple
                                        valuation approaches, deems such price to be fair;
                                       -such price falls within the range of values set forth in
                                        Dougherty's opinion;
                                       -such price is substantially greater than the $1.63 market price on December 26, 2000, the day on which
                                        Mr. Rappaport's letter of intent was announced, and is
                                        greater than the $2.88 market price on April 5, 2002, which is prior to the date on which Mr. Rappaport's revised offer was announced;
                                       -public shareholders who do not believe such price is fair can dissent from the merger and related transactions and
                                        demand an appraisal of their shares;
                                       -lack of other potential buyers; and
                                       -the fact that the foregoing does not account for the lack of marketability of the real estate or transaction related expenses or other general business and unknown risks.
ADJUSTED CARRYING/BOOK VALUES........  The pro forma carrying value of the net assets of Venturian
                                       (after the sale of Napco's assets and liabilities) consist primarily of cash, cash equivalents, cash value of life
                                       insurance policies, and miscellaneous other assets and
                                       totalled approximately $6,610,000 at June 30, 2001. The
                                       aggregate carrying value of the Napco warehouse and the
                                       Hopkins Tech Center was approximately $3,233,000 at
                                       June 30, 2001. The appraised value of this real estate was
                                       $7,775,000 at June 30, 2001. Liabilities related to these
                                       assets, which will be assumed by Venturian Holdings or paid by Venturian prior to the closing of the merger and related transactions, totalled approximately $6,965,000 at the high estimate at June 30, 2001. This results in a per share value of Venturian of $5.70 as of such date. For the reasons set forth above, Venturian believes that the $5.00 per share to be received by the public shareholders represents a fair
                                       value.
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FUNDING AND PURCHASE PRICE
  (PAGE 23)..........................  The overall purchase price for the outstanding Venturian shares and options is expected to be $4,031,429. The sources of the funds to be used to fund such purchases are as
                                       follows:
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                                           Sale of Napco assets and
                                             liabilities..................... $2,600,000
                                           Capital contribution of Gary
                                             Rappaport.......................    796,065   (personal funds)
                                           Capital contribution of Robert
                                             Rappaport.......................    500,000   (personal loan)
                                           Loan against cash value of life
                                             insurance policies..............    135,364
                                                                              ----------
                                               Total......................... $4,031,429
                                                                              ==========
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                                       Proceeds from the sale of Napco's assets and liabilities
                                       will be reduced by amounts Venturian is required to repay
                                       JATA for cash advances received from Napco from January 1,
                                       2001 through the date of completion of the merger and
                                       related transactions. These funds are expected to be
                                       obtained from additional loans against the cash surrender
                                       value of life insurance policies. As of June 30, 2001, these cash advances totalled approximately $757,000.
                                       If, for whatever reason, JATA does not complete its purchase of Napco's assets and liabilities, Venturian Holding may
                                       choose to not complete the merger and related transactions.
                                       In addition, if any of the anticipated funds set forth above are not available in the amount specified, Gary Rappaport
                                       may fund any shortfall with personal funds such that the
                                       amount to be received by the public shareholders will be
                                       $5.00 per share. Any such election by Mr. Rappaport will be in addition to his capital contribution set forth above.
INTERESTS OF DIRECTORS, OFFICERS AND
  AFFILIATES OF VENTURIAN
  (PAGE 36)..........................  Gary Rappaport and Melissa Rappaport, each of whom is a member of Venturian's board of directors, is or will be
                                       members of Venturian Holdings following completion of the
                                       merger and related transactions. Thus, the interests of such individuals, and the interests of certain other affiliates of Venturian, may be different from yours with respect to
                                       approval of the merger and related transactions. The special committee appointed by the Venturian board considered these potential conflicts in recommending and approving the merger and related transactions to Venturian shareholders.
RIGHTS OF SHAREHOLDERS WHO OBJECT TO
  THE MERGER (PAGE 49)...............  Under Minnesota law you may dissent from the merger and related transactions and obtain payment for the fair value of your Venturian shares. If you wish to exercise
                                       dissenters' rights, you must strictly follow the procedures set forth in Section 302A.473 of the Minnesota Business
                                       Corporation Act, including providing Venturian with written notice of intent to demand fair value for your shares prior to the special meeting, and you must not vote your shares in favor of the merger and related transactions. A copy of the
                                       Minnesota law provisions describing these dissenters' rights is attached hereto as Annex D.
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INTERIM MANAGEMENT AGREEMENT
  (PAGE 46)..........................  Venturian, Napco, JATA and Norcatec have entered into an interim management agreement under which JATA has assumed
                                       all management responsibilities and control of all Napco's assets and liabilities that it intends to purchase. Under
                                       this agreement, JATA also assumed responsibility for the
                                       day-to-day operations of Napco. This agreement automatically terminates upon completion of the merger or, if the asset
                                       purchase agreement is terminated, upon the written notice of any party.
CONDITIONS (PAGES 43 AND 48).........  The completion of the merger and related transactions is subject to a number of customary conditions, e.g., approval of the merger and related transactions by the Venturian
                                       shareholders. In addition, shareholders owning not more than
                                       10% of the outstanding Venturian shares must not dissent
                                       from the merger and related transactions and holders of
                                       options to purchase shares of Venturian common stock must
                                       enter into agreements with Venturian regarding the
                                       cancellation of such options and the receipt by such
                                       optionholders of the consideration set forth above. Any
                                       party to the merger agreement or asset purchase agreement
                                       may waive any condition to closing.

                                THE SPECIAL MEETING OF SHAREHOLDERS

TIME, PLACE AND DATE.................  The special meeting of shareholders will take place on
                                       October 2, 2001 at 10:00 a.m. at the offices of Leonard,
                                       Street and Deinard Professional Association. In the event
                                       that the merger and related transactions have not been
                                       completed on or prior to November 30, 2001, each of the
                                       parties has the right to terminate the merger agreement or the asset purchase agreement, as applicable.
RECORD DATE..........................  The close of business on August 8, 2001 was the record date for determining which shareholders are entitled to vote at the special meeting.
                                       As of the record date there were 1,300,839 shares of
                                       Venturian's common stock outstanding which were held of
                                       record by approximately 400 registered holders.
VOTING (PAGE 48).....................  You will have one vote for each share of Venturian common stock that you owned on the record date. The affirmative
                                       vote of holders of a majority of the outstanding Venturian shares is required to approve the merger and related
                                       transactions. Holders of approximately 45% of the
                                       outstanding Venturian shares have entered into voting
                                       agreements with JATA under which such persons have, among
                                       other things, agreed to vote their shares in favor of the
                                       merger and related transactions. In addition, other officers and directors and certain affiliates of Venturian who own an additional approximately 3% of the outstanding shares of
                                       Venturian's common stock have indicated their intention to vote their shares in favor of the merger and related
                                       transactions. As a result, only a small percentage of other
                                       Venturian shares must be voted in favor of the merger and
                                       related transactions in order for the transactions to be
                                       approved.
EXPENSES.............................  Venturian will bear all costs of preparing this proxy statement and mailing it to shareholders. Venturian is
                                       requesting that banks and other custodians forward copies of these proxy materials to their principals and request
                                       authority for the execution of proxies. Venturian will
                                       reimburse such persons for their reasonable costs in doing
                                       so.
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                                       In addition to the solicitation of proxies by mail, the
                                       directors, officers and employees of Venturian may, without any additional compensation, solicit proxies by telephone, fax, telegram or in person.
RECOMMENDATION.......................  The Venturian board of directors believes that the merger and related transactions present the best currently
                                       available opportunity to enhance shareholder value. The
                                       board considered a variety of factors in evaluating the
                                       merger and related transactions, some of which are set forth below
                                       - Venturian's limited market capitalization and its related inability to maintain a favorable per share price for its
                                         stock;
                                       - Venturian's variable and inconsistent historical operating results;
                                       - the unanimous recommendation of the special committee of
                                         Venturian's board formed for the purpose of evaluating the merger and related transactions;
                                       - continued consolidation in the military parts industry
                                       served by Napco; and
                                       - declining conditions in the markets in which Napco sells its products.
                                       As a result, the Venturian board, on the recommendation of the special committee formed by the board to consider the
                                       merger and related transactions, approved the
                                       transaction-related documents and recommends that
                                       shareholders vote FOR approval of the merger and related
                                       transactions.
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                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    This proxy statement contains or incorporates by reference forward-looking statements and information relating to Venturian that are based on the opinions of Venturian's management as well as assumptions made by and information currently available to Venturian. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the merger and related transactions. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of Venturian with respect to future events, including the completion of the merger and related transactions, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Venturian to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

    - competitive dynamics in the military parts industry that Napco serves;

    - economic conditions, including changes in inflation rates or interest rates;

    - customer demand;

    - changes in the United States government's policies regarding export sales could affect Napco's sales to foreign nations;

    - changes in the monetary, military or economic conditions in certain countries that could affect Napco's sales in such countries; and

    - changes in the licensing requirements of the United States Commerce Department or State Department that could affect all of Napco's shipments to foreign countries.

    Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Further, before or after the closing date of the merger and related transactions, there may be unforeseen factors that cause material improvements in the business or prospects of Napco or Venturian beyond historical levels or the levels expected by the board of directors or Dougherty. Even in the event of such improvements, public shareholders will not receive additional consideration beyond the cash payment of $5.00 per share provided in the merger agreement.

               SELECTED CONSOLIDATED FINANCIAL DATA OF VENTURIAN

    Venturian is providing the following selected historical consolidated financial information for Venturian to aid you in your analysis of the financial aspects of the merger and related transactions. No separate financial information is provided for Venturian Holdings because the merger agreement is not contingent upon financing and Venturian Holdings, which will pay cash for the outstanding Venturian shares, is a special purpose entity formed in connection with the proposed merger and related transactions and has no operations. No pro forma data giving effect to the merger is provided because Venturian does not believe such information is material to shareholders. Venturian is, however, providing pro forma data giving effect to the sale of substantially all of the Napco assets and liabilities to JATA.

    The financial information for Venturian as of and for each of the five years in the period ended December 31, 2000, has been derived from audited consolidated financial statements of Venturian. The financial information for Venturian as of and for the six month periods ended June 30, 2001 and 2000, has been derived from unaudited consolidated financial statements of Venturian. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Venturian and the notes thereto included in Venturian's Annual Report to Shareholders (which are included as exhibits to Venturian's Report on Form 10-K) for the year ended December 31, 2000 and Venturian's Quarterly Report on Form 10-Q for the three month period ended June 30, 2001. See "Where You Can Find More Information."


EARNINGS STATEMENT DATA


                                 SIX MONTHS ENDED
                                     JUNE 30,                              YEAR ENDED DECEMBER 31,
                              -----------------------   --------------------------------------------------------------
                                 2001         2000         2000         1999         1998         1997         1996
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                    (UNAUDITED)
Net sales...................  $   11,333   $   15,392   $   30,056   $   22,657   $   42,034   $   27,873   $   28,701
Operating profit (loss).....        (672)         756          783       (1,697)       2,753       (1,979)          81
Other income (expense)......        (751)          34         (357)         618          181          298            3
Earnings (loss) before
  income taxes..............      (1,423)         790          426       (1,079)       2,934       (1,681)          84
Equity in losses of
  unconsolidated
  subsidiary................          --           --           --           --       (1,040)        (644)          --
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net earnings (loss).........  $   (1,423)  $      580   $     (350)  $   (1,079)  $    1,831   $   (2,325)  $       84
                              ==========   ==========   ==========   ==========   ==========   ==========   ==========
Net earnings (loss) per
  share--Basic..............  $    (1.10)  $      .44   $      .27   $     (.81)  $     1.43   $    (1.87)  $      .06
                              ==========   ==========   ==========   ==========   ==========   ==========   ==========
Net earnings (loss) per
  share--Diluted............  $    (1.10)  $      .43   $      .26   $     (.81)  $     1.35   $    (1.87)  $      .06
                              ==========   ==========   ==========   ==========   ==========   ==========   ==========
Weighted average shares
  outstanding
  Basic.....................   1,297,593    1,322,979    1,317,637    1,337,095    1,283,822    1,240,576    1,235,375
  Diluted...................   1,297,593    1,351,320    1,335,657    1,337,095    1,360,864    1,240,576    1,235,375

Dividends per share.........          --           --           --   $      .09           --           --           --


BALANCE SHEET DATA


                                         SIX MONTHS ENDED                   YEAR ENDED DECEMBER 31,
                                             JUNE 30,                    (AS OF THE END OF THE PERIOD):
                                        -------------------   ----------------------------------------------------
                                          2001       2000       2000       1999       1998       1997       1996
                                        --------   --------   --------   --------   --------   --------   --------
                                            (UNAUDITED)
Total assets..........................  $21,459    $21,321    $22,892    $22,846    $22,480    $23,888    $18,053
                                        =======    =======    =======    =======    =======    =======    =======
Total current liabilities.............  $ 5,942    $ 4,341    $ 6,070    $ 6,179    $ 4,179    $ 8,294    $ 4,222
Long-term debt, less current
  maturities..........................    4,602      4,184      4,690      4,179      4,424      3,954      1,059
Deferred compensation and
  postretirement benefits.............    1,668      1,848      1,755      1,961      2,180      2,279      2,383
Shareholders' equity..................  $ 9,247    $10,948    $10,377    $10,527    $11,697    $ 9,361    $10,389
                                        =======    =======    =======    =======    =======    =======    =======



    The ratio of Venturian's combined earnings to fixed charges for each of the years ended December 31, 2000, 1999, 1998, 1997 and 1996 was 1.58, (.72), 4.58,
(2.08) and 1.23, respectively, and at each of June 30, 2001 and 2000 was (2.58) and 3.39, respectively. For the fiscal years ended 1999 and

1997, the deficiency of earnings to combined fixed charges was $1,079 and $1,681, respectively. At June 30, 2001, the deficiency of earnings to combined fixed charges was $1,423.



    At June 30, 2001, Venturian's book value per share of common stock was $7.11, which is greater than the $5.00 per share to be received by the public shareholders as a result of the merger and related transactions. The pro forma per share book value of Venturian's common stock on June 30, 2001, after giving effect to the sale of Napco's assets and liabilities, is $3.12. Venturian believes that there was no impairment of assets at either December 31, 2000 or June 30, 2001 as a result of the merger and related transactions. Based on the combined business and asset valuation approach utilized in the fairness opinion delivered to the special committee of Venturian's board of directors formed to consider the merger and related transactions, the per share value of Venturian's common stock after giving effect to the sale of Napco's assets and liabilities is $5.66 (at the high estimate) and $5.29 (at the low estimate). Dougherty's valuation was prepared based on December 31, 2000 financial information.


UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


    The following unaudited pro forma consolidated statements of operations reflect the pro forma results of operations of Venturian for the year ended December 31, 2000, and six months ended June 30, 2001. The unaudited pro forma consolidated balance sheet removes substantially all of Napco's assets and liabilities from the June 30, 2001 unaudited historical consolidated balance sheet of Venturian. The pro forma consolidated financial statements should be read in conjunction with the footnotes to such statements on page 13, the asset purchase agreement, the historical financial statements and related notes of Venturian previously filed and being incorporated by reference into this proxy statement.



    The unaudited pro forma consolidated financial statements are presented for illustrative purposes only, giving effect to the sale of substantially all of Napco's assets and liabilities as of the beginning of the period for the accompanying pro forma consolidated balance sheet as of June 30, 2001 and for the accompanying pro forma consolidated statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001, respectively. No adjustments have been made to the pro forma consolidated financial statements to reflect the merger and related transactions and any related basis adjustments. The following pro forma financial information presumes the sale of substantially all of Napco's assets and liabilities to JATA for $2,600,000.

                        VENTURIAN CORP. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                 TWELVE MONTHS ENDED
                                                                  DECEMBER 31, 2000
                                                   ------------------------------------------------
                                                                            PRO FORMA
                                                   VENTURIAN     NAPCO     ADJUSTMENTS   PRO FORMA
                                                   ----------   --------   -----------   ----------
Net sales........................................  $   30,056   $30,056      $      -    $        -
Cost of products sold............................      21,004    21,004             -             -
                                                   ----------   -------      --------    ----------
  Gross profit...................................       9,052     9,052             -             -
Operating expenses
  Sales and marketing............................       3,696     3,696             -             -
  Administrative.................................       2,877     2,135          (124)(b)        618
  Warehousing....................................       1,696     1,696             -             -
                                                   ----------   -------      --------    ----------
    Total operating expenses.....................       8,269     7,527          (124)          618
                                                   ----------   -------      --------    ----------
Operating profit (loss)..........................         783     1,525           124          (618)
Other income (expense)
  Interest income................................          28         6             -            22
  Interest expense...............................        (711)     (308)         (116)(c)       (519)
  Rental income, net of expenses.................         750         -             -           750
  Write-down of marketable and restricted
    securities...................................        (386)        -             -          (386)
  Other..........................................         (38)      (38)            -             -
                                                   ----------   -------      --------    ----------
                                                         (357)     (340)         (116)         (133)
                                                   ----------   -------      --------    ----------
Earnings (loss) before income taxes..............         426     1,185             8          (751)
Income taxes.....................................          76         -             -            76
                                                   ----------   -------      --------    ----------
Net earnings (loss)..............................  $      350   $ 1,185      $      8    $     (827)
                                                   ==========   =======      ========    ==========
Net earnings (loss) per share--Basic.............  $      .27                            $     (.63)
                                                   ==========                            ==========
Net earnings (loss) per share--Diluted...........  $      .26                            $     (.63)
                                                   ==========                            ==========
Weighted average shares outstanding
  Basic..........................................   1,317,637                             1,317,637
  Diluted........................................   1,335,657                             1,317,637

                        VENTURIAN CORP. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                     JUNE 30,               PRO FORMA
                                                       2001      NAPCO     ADJUSTMENTS   PRO FORMA
                                                     --------   --------   -----------   ---------
Current assets
  Cash and cash equivalents........................  $   414    $   298       $1,873(a)  $  1,989
  Restricted cash..................................       28         28            -            -
  Accounts receivable, less allowance for doubtful
    accounts of $206...............................    6,224      6,015            -          209
  Inventories......................................    4,447      4,447            -            -
  Prepaid expenses and other.......................      104         15            -           89
                                                     -------    -------       ------     --------
    Total current assets...........................   11,217     10,803        1,873        2,287
Property and equipment--at cost
  Buildings and improvements.......................    2,764      1,063            -        1,701
  Equipment........................................    6,481      6,382            -           99
                                                     -------    -------       ------     --------
                                                       9,245      7,445            -        1,800
  Less accumulated depreciation and amortization...    6,590      5,064            -        1,526
                                                     -------    -------       ------     --------
                                                       2,655      2,381            -          274
  Land.............................................      230         70            -          160
                                                     -------    -------       ------     --------
                                                       2,885      2,451            -          434
Other assets
  Cash surrender value of life insurance, net......    4,238          -            -        4,238
  Rental real estate, net..........................    2,799          -            -        2,799
  Other............................................      320         13            -          307
                                                     -------    -------       ------     --------
                                                       7,357         13            -        7,344
                                                     -------    -------       ------     --------
                                                     $21,459    $13,267       $1,873     $ 10,065
                                                     =======    =======       ======     ========
Liabilities and Shareholders' equity
Current liabilities
  Bank overdraft...................................  $   169    $   169       $    -     $      -
  Note payable to bank.............................    2,605      2,605            -            -
  Current maturities of long-term debt.............      156        128            -           28
  Accounts payable.................................    1,782      1,778            -            4
  Advances from customers..........................       45         45            -            -
  Accrued liabilities..............................    1,185        645            -          540
                                                     -------    -------       ------     --------
    Total current liabilities......................    5,942      5,370            -          572
Long-term debt, less current maturities............    4,602        838            -        3,764
Deferred compensation and postretirement
  benefits.........................................    1,668          -            -        1,668
Commitments and contingencies......................        -          -            -            -
Shareholders' equity
  Common stock--$1 par value.......................    1,301          -            -        1,301
  Additional contributed capital...................   15,750          -            -       15,750
  Accumulated deficit..............................   (7,804)     7,059        1,873(a)   (12,990)
                                                     -------    -------       ------     --------
                                                       9,247      7,059        1,873        4,061
                                                     -------    -------       ------     --------
                                                     $21,459    $13,267       $1,873     $ 10,065
                                                     =======    =======       ======     ========

                        VENTURIAN CORP. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)


                                                                   SIX MONTHS ENDED
                                                                    JUNE 30, 2001
                                                   ------------------------------------------------
                                                                            PRO FORMA
                                                   VENTURIAN     NAPCO     ADJUSTMENTS   PRO FORMA
                                                   ----------   --------   -----------   ----------
Net sales........................................  $   11,333   $11,333       $   -      $        -
Cost of products sold............................       8,050     8,050           -               -
                                                   ----------   -------       -----      ----------
  Gross profit...................................       3,283     3,283           -               -
Operating expenses
  Sales and marketing............................       1,620     1,620           -               -
  Administrative.................................       1,494       821         (60)(b)         613
  Warehousing....................................         841       841           -               -
                                                   ----------   -------       -----      ----------
    Total operating expenses.....................       3,955     3,282         (60)            613
                                                   ----------   -------       -----      ----------
Operating profit (loss)..........................        (672)        1          60            (613)
Other income (expense)
  Interest income................................           7         2           -               5
  Interest expense...............................        (390)     (209)        (55)(c)        (236)
  Rental income, net of expenses.................         211         -           -             211
  Writedown of marketable and restricted
    securities...................................        (579)        -           -            (579)
                                                   ----------   -------       -----      ----------
                                                         (751)     (207)        (55)           (599)
                                                   ----------   -------       -----      ----------
Net earnings (loss)..............................  $   (1,423)  $  (206)      $   5      $   (1,212)
                                                   ==========   =======       =====      ==========
Net earnings (loss) per share--basic.............  $    (1.10)                           $     (.93)
                                                   ==========                            ==========
Net earnings (loss) per share--diluted...........  $    (1.10)                           $     (.93)
                                                   ==========                            ==========
Weighted average shares outstanding
  Basic..........................................   1,297,593                             1,297,593
  Diluted........................................   1,297,593                             1,297,593


------------------------


(a) Proceeds of $2,600 received as a result of the sale of substantially all of Napco's assets and liabilities, less repayment of cash advances by Napco to Venturian totalling $727 during the six months ended June 30, 2001.


(b) Recognition of cash surrender value adjustment for insurance policies originally on Napco's books, which are not included in the sale of assets to JATA and will remain with Venturian.

(c) Recognition of interest expense related to the deferred compensation plan originally recorded on Napco's books, which was not included in the sale of assets to JATA and will remain with Venturian.

                                  THE PARTIES

VENTURIAN CORP.

    The principal address of both Venturian and Napco is 11111 Excelsior Boulevard, Hopkins, Minnesota 55343. The telephone number of Venturian is (952) 931-2500 and the telephone number of Napco is (952) 931-2400.

    Venturian, a Minnesota corporation, was incorporated in September 1983 as a wholly-owned subsidiary of Napco Industries, Inc. On April 30, 1984, Napco Industries. transferred to Venturian all of the assets associated with its international marketing and the U.S. government business, which had been conducted by Napco Industries. for more than 30 years. On May 1, 1984, Venturian commenced operation of Napco Industries' business under the name Napco International Inc.


    In June 1987, Venturian changed its name to "Venturian Corp.," and formed a subsidiary, Napco International Inc., through which Venturian now conducts its international marketing and U.S. government business. Venturian transferred its operating assets to Napco but retained real estate, non-operating assets and related liabilities. In 1992, Napco formed International Precision
Machining, Inc., of which it owns 80%, which later formed International Precision LLC in 1997 to hold the real estate from which it conducts its operations.


    In January 1993, Venturian commenced operations of a newly formed subsidiary, Venturian Software, Inc. In October 1997, Venturian entered into a joint venture agreement with Atio Corporation (PTY) Ltd. of South Africa and Atio International Corporation, Inc. whereby Atio International Corporation acquired a 50% interest in Venturian Software through funding provided by Atio Corporation (PTY). Venturian Software changed its name to Atio Corporation
USA, Inc. upon completion of this transaction. Due to additional financing provided by Atio International and the conversion of debt to stock, Venturian's investment in Atio USA was reduced to 27% during 1999. In April 2000, Atio USA merged with and into CE Software Holdings, Inc. CE Software, an operating subsidiary of CE Software Holdings, was spun off and the remaining public company changed its name to Lightning Rod Software, Inc. Venturian owns approximately 12% of the outstanding shares of Lightning Rod Software as of December 31, 2000.

    Venturian's operations consist primarily of real estate investment and management activities. During 1997, Venturian formed and transferred the rental real estate to its wholly-owned subsidiary, Hopkins Tech Center LLC.

NAPCO INTERNATIONAL INC.

    Napco is a distribution, manufacturing and service business that sells a broad line of defense-related products to commercial customers, the U.S. government and to foreign governments.

    Napco's ordnance division markets replacement parts for most U.S.-made military wheeled and tracked vehicles. Napco's product line covers a wide variety of items ranging from power train components to tank track. Napco's ordnance division sales comprised 78.6%, 65.5% and 63.4% of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

    Napco's defense electronics division designs, manufactures and markets a broad range of tactical military electronics equipment, including VHF FM tactical manpack radios, secure handsets, the Tagger2-TM- (a fully integrated, lightweight target location system), the D2VIS digital data vehicle intercom system and active noise reduction intercom systems. Napco's defense electronics division also supplies spare parts for many U.S. manufactured systems at either the component or assembly level and this division designs and supplies transportable shelters for a variety of applications, such as for air traffic control, ground-to-air communications, command air control, electronic warfare or for mobile repair facilities. Napco's defense electronics division's sales comprised 10.1%, 22.3% and 9.4% of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

    Napco's tank automotive division designs and markets proprietary modernization kits to improve the reliability, maintainability and performance of, and to increase the capabilities of, a wide variety of U.S. military wheeled and tracked vehicles. This division provides technical assistance for the installation and maintenance of these repowering systems as well as continuing parts support. This division also supplies new trucks, vans and other wheeled and tracked vehicles for military, medical, industrial and construction applications. Napco's tank automotive division sales were 1.6%, 1.5% and 19.4% of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

    Napco's special products division markets a range of light weapons systems, spare parts and accessories. Sales for this division comprised 1.3%, .7% and 2.0% of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

    Typically, Napco's sales are made in United States dollars. However, from time to time, Napco may enter into contracts denominated in a foreign currency. Napco has sales offices or representatives located in over 60 countries throughout the world. Napco's operations are conducted through its various product divisions and through its subsidiary, International Precision Machining.

    Napco sales of $30,056,000 in 2000 increased approximately 33% over sales of $22,657,000 in 1999. Sales in 1998 totaled $42,034,000. In 2000, sales included shipments for two large U.S. Army Tank and Automotive Command (TACOM) programs that contributed to higher sales. Shipments totaled approximately $4,401,000 against a follow-on contract for upgrade kits for the M113 armored personnel carrier and approximately $2,115,000 against a TACOM requirement for seal kits during 2000. Napco continued to receive U.S. government contracts for the seal kit, but competition has increased and Napco is unsure whether the demand will continue, or that Napco will be awarded similar contracts. Sales in 1998 included shipments against Napco's original contract with TACOM for upgrade kits for the M113 armored personnel carrier, which contributed $14,071,000 to Napco sales for the year. Another program in 1998, which was an $8,200,000 contract with a foreign customer to repower M41 light tanks, contributed $8,082,000 to Napco sales for the year. There have been no funds allocated to additional M41 upgrades in this foreign country, however funds may be allocated to this program in the future.

    Napco's order backlog totaled $12,632,000 at December 31, 2000, compared with $23,413,000 at December 31, 1999. The order backlog was $12,266,000 at December 31, 1998. Napco's principally supplies parts for older military vehicles. Napco's sales require significant lead time and are dependent upon the availability of budgets for military spending in the U.S. and foreign countries for parts which Napco supplies. Therefore, year-end backlog can indicate the level of sales in the subsequent year. Historically, nearly all of the balance of Napco's backlog at the end of the year is shipped within the following year.

    Napco's incentive accruals are based on the level of profitability achieved by Napco in a given year. In 2000 and 1998, Napco generated an operating profit of $1,525,000 and $3,592,000, respectively. In 1999, Napco generated an operating loss of $915,000, therefore no incentives were earned.

    International Precision Machining is a 80%-owned subsidiary of Napco. International Precision Machining is a machine job shop that provides precision turning and milling services to customer specifications. Sales at International Precision Machining, excluding sales to Napco, comprised 8.4%, 10.0% and 5.8% of Napco's total sales for the years ended December 31, 2000, 1999 and 1998, respectively.

    Napco's products are either supplied from inventory, manufactured or purchased from vendors to meet specific customer orders. Napco does not routinely allow cancellation of customer orders. However, at times Napco may accommodate cancellation requests from customers in order to preserve goodwill. Increases in inventory attributable to cancelled orders and returns from customers have not been material.

    Napco markets a broad variety of products and generally has alternate sources of supply for the items it sells. In those instances where Napco has only a single source of supply, the suppliers generally are large, financially stable companies. Napco has not experienced, and management has no reason to believe that Napco will experience, any interruption in supply.

    Substantially all of Napco's foreign shipments are licensed by either the United States Commerce or State Departments.

    Napco's sales by geographic region for the last three years were as follows (in thousands):

                                                     2000       1999       1998
                                                   --------   --------   --------
United States and Canada.........................  $12,498    $ 5,400    $20,142
Europe...........................................    5,176      6,314      5,985
Far East.........................................    1,407      1,953     10,885
Mediterranean and Middle East....................    9,825      7,268      3,931
Latin America....................................      802      1,302      1,060
Africa...........................................      348        420         31
                                                   -------    -------    -------
                                                   $30,056    $22,657    $42,034
                                                   =======    =======    =======

    During 2000 and 1999, sales to customers in one foreign country accounted for 24% and 16% of Napco's sales, respectively. During 1998, sales to customers in one other foreign country accounted for 22% of Napco's sales. In general, Venturian considers Napco's sales to customers in specific countries to be more relevant than sales to individual foreign customers because the primary risks with respect to its export sales relate to political decisions by the U.S. government, which could prevent future sales to foreign nations, or monetary, military or economic conditions in certain countries that may affect sales in such countries.

    Napco's sales in the United States were $12,172,000, $5,175,000 and $19,921,000 in 2000, 1999 and 1998, respectively, and consisted primarily of sales to various U.S. government agencies and to a large number of commercial customers. During 2000, 1999 and 1998, sales to U.S. government agencies accounted for 26%, 4.0%, and 37% of Napco sales, respectively. Historically, there has not been reliance on any one customer.

    For additional information concerning Venturian and Napco, see "Where You Can Find More Information" and "Available Information."

VENTURIAN HOLDINGS, LLC AND THE ACQUIRING SHAREHOLDERS

    The principal address of Venturian Holdings is 11111 Excelsior Boulevard, Hopkins, Minnesota 55343. Its telephone number is (952) 931-2500. Venturian Holdings, a Delaware limited liability company, was organized by Gary Rappaport on March 14, 2001 in connection with the merger and related transactions. Gary Rappaport is currently the sole member and Chief Executive Manager of Venturian Holdings. Mr. Rappaport will own approximately 32% of the member interests in Venturian Holdings upon completion of the merger and related transactions, and other members of the Rappaport family will own approximately 45% of such interests upon completion of the merger and related transactions. As a result, such individuals will own approximately 77% of the membership interests in Venturian Holdings following completion of the merger and related transactions. Prior to completion of the merger and related transactions, Robert Rappaport (a cousin of Gary Rappaport) will purchase membership interests in Venturian Holdings. Venturian Holdings has not engaged in any business activities other than those in connection with the merger and related transactions.

    As part of the merger and related transactions, the shares of Venturian common stock held by the acquiring shareholders will be converted into membership interests in Venturian Holdings on a one-for-one basis. Upon completion of the merger and related transactions:

    - the organizational documents of Venturian Holdings will become the organizational documents of the surviving entity;

    - Melissa Rappaport will be elected as Secretary of Venturian Holdings; and

    - Melissa Rappaport, John Kutler, a former Venturian director, and Robert Rappaport will be elected as governors of Venturian Holdings.

    The following table sets forth some information about the acquiring shareholders and their interests in Venturian:

                                                                                         PERCENT OF
                                                                         NUMBER OF       OUTSTANDING
                                                                      VENTURIAN SHARES    VENTURIAN
SHAREHOLDER                          OTHER RELATIONSHIP                OWNED DIRECTLY      SHARES
-----------             --------------------------------------------  ----------------   -----------
Gary B. Rappaport.....  Chairman and Chief Executive Officer of            94,715*           7.3%
                        Venturian; sole member, Chief Executive
                        Manager and Chief Financial Manager of
                        Venturian Holdings; see below for additional
                        relationships

Gary Trust under the
will of Max E.
Rappaport.............  For the benefit of Gary B. Rappaport as to          53,001           4.1%
                        corpus and capital gains and Beatrice
                        Fligelman (mother of Gary Rappaport and
                        Linda Nathanson) as to current income.

Linda Trust under the
will of Max E.
Rappaport.............  For the benefit of Linda Nathanson (sister          36,854           2.8%
                        of Gary Rappaport) as to corpus and capital
                        gains and Beatrice Fligelman as to current
                        income.

Marital Trust under
the will of Max E.
Rappaport.............  For the benefit of Beatrice Fligelman               46,303           3.6%

Susan H. Rappaport....  Wife of Gary Rappaport; mother of Debra L.           3,979            .3%
                        Rappaport and Melissa E. Rappaport

Debra L. Rappaport....  Former director of Venturian; Daughter of           15,402           1.2%
                        Gary Rappaport and Susan H. Rappaport; niece
                        of Linda Nathanson

Melissa E.              Director; Daughter of Gary Rappaport and            15,148           1.2%
Rappaport.............  Susan H. Rappaport; expected to become
                        Secretary and Governor of Venturian
                        Holdings; niece of Linda Nathanson

Linda Nathanson.......  Sister of Gary Rappaport, cousin of Robert          12,860           1.0%
                        Rappaport, Richard Rappaport and Stuart
                        Rappaport

Stuart Rappaport......  Cousin of Gary Rappaport and Robert                 22,841           1.8%
                        Rappaport; brother of Richard Rappaport

Richard Rappaport.....  Cousin of Gary Rappaport and Robert                 14,921           1.1%
                        Rappaport; brother of Stuart Rappaport

                                                                                         PERCENT OF
                                                                         NUMBER OF       OUTSTANDING
                                                                      VENTURIAN SHARES    VENTURIAN
SHAREHOLDER                          OTHER RELATIONSHIP                OWNED DIRECTLY      SHARES
-----------             --------------------------------------------  ----------------   -----------
Jon Kutler............  President and Chief Executive Officer of            39,800           3.1%
                        Quarterdeck Public Equities, LLC; former
                        director of Venturian

Quarterdeck Public
Equities, LLC.........  Jon Kutler is President and Chief Executive         73,705           5.7%
                        Officer

Dean Greenberg........  Acquaintance and business associate of Gary         20,950           1.6%
                        Rappaport

Henri Jacob...........  Former director of Napco                            38,663           3.0%

Michael Nathanson.....  Nephew of Gary Rappaport; son of Linda              12,282            .9%
                        Nathanson

Linda Nathanson as
Custodian for Amy
Nathanson.............  Linda Nathanson is the sister of Gary B.            12,114            .9%
                        Rappaport; Amy Nathanson is the niece of
                        Gary Rappaport

Beatrice R. Fligelman
Irrevocable Trust #2,
Linda Nathanson
Trustee...............  For the benefit of Amy Nathanson and Michael         7,189            .6%
                        Nathanson (the children of Linda Nathanson
                        and niece and nephew, respectively, of Gary
                        Rappaport)

Gary Nathanson........  Brother-in-law of Gary Rappaport; husband of         2,349            .2%
                        Linda Nathanson; father of Michael and Amy
                        Nathanson
                                                                           -------          ----

                        Total.......................................       523,076          40.2%
                                                                           =======          ====


--------------------------

* Does not include 42,460 shares of Venturian common stock which Mr. Rappaport could acquire pursuant to presently exercisable options.
    Mr. Rappaport does not intend to exercise these options prior to the closing of the merger and related transactions, and the options will be cancelled without payment to Mr. Rappaport. Also does not include 72,838 shares held by the Venturian Group Profit Sharing/401(k) Plan. Mr. Rappaport ordinarily holds voting and dispositive power with respect to these shares. However, it is presently contemplated that Venturian's three directors (Anthony S. Cleberg, Morris M. Sherman, and Charles B. Langevin) who have not entered into a voting agreement with JATA will direct the Charles Schwab Company, the trustee for the Plan, to vote the Venturian shares held by the plan in favor of the merger and related transactions. Mr. Rappaport is a participant in the plan.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER AND RELATED TRANSACTIONS

    The decision of the special committee and the board of directors to approve and recommend the merger and related transactions was the result of an extended evaluation process. During the last few years, the board of directors and management of Venturian have, from time to time, evaluated and considered a number of alternatives, including acquisitions, for enhancing shareholder value because they generally believed that the trading prices of Venturian common stock have not reflected Venturian's inherent value.

    In August 1999, Venturian retained Quarterdeck Investment Partners, Inc. to conduct the sale of Napco. Venturian chose Quarterdeck because Quarterdeck focuses its efforts exclusively on the information technology, aerospace, defense, space and technical services marketplace. Quarterdeck's efforts began in the summer of 1999 and continued through July 2000. As part of that process, Quarterdeck contacted 42 potential strategic and financial buyers to see if they were interested in reviewing the offering memorandum prepared by Quarterdeck in connection with the proposed sale. Of the 42 contacted

    - 24 interested parties were sent confidentiality agreements; and

    - 19 of those, including NorcaTec, signed and returned those agreements to Quarterdeck.

After receiving the offering memorandum, the parties were asked to submit indications of interest to Quarterdeck. Six of the parties submitted letters of interest that reflected possible purchase prices that ranged from $5,000,000 to $15,000,000.

    One company postponed its planned visit due to a reorganization and credit restructuring. The visit was never rescheduled. Another company's letter was withdrawn prior to its visit. Four other companies each sent management delegations, including each company's CEO, to visit Napco and to perform additional due diligence. After returning from the due diligence visits, three companies decided not to make final offers. One of the companies continued discussions until the last week of December 1999, at which time it terminated the discussions. In addition, two companies had previously visited Napco, reviewed the due diligence materials and decided not to make a bid. Ultimately, none of the efforts were successful.

    Two areas of concern related to debt financing were mentioned during discussions with these potential buyers. One concern was that it is difficult to obtain financing supported by Napco's receivables from foreign governments. Traditionally, lending institutions do not accept foreign government receivables as eligible collateral in borrowing bases, thus making it hard to obtain asset-based financing to support a purchase price. This problem is exacerbated because Napco must post performance bonds in the form of bank letters of credit to many of its foreign customers, thus creating the additional need to collateralize bank lines with assets other than the working capital of the business. The other concern raised was that Napco has historically had inconsistent cash flow, further reducing a potential buyer's ability to secure debt financing. Because most buyers need to fund a large portion of the purchase price with debt, these concerns restricted the number of potential buyers.

    In July 2000, Venturian initiated additional direct discussions with two companies, one of which had been involved in previous discussions. One of the companies signed a confidentiality agreement but took no further action. The other company indicated a renewed interest in purchasing Napco. In late July 2000, it submitted an offer consisting of $1,000,000 in cash, a $1,000,000 note payable over 5 years, and incentive payments tied to Napco's achieving targeted financial performance levels. Due to the terms of the proposed incentive payments, management concluded that it was unlikely that Venturian would receive meaningful payments beyond the $2,000,000 purchase price. Management countered the initial offer by asking this potential buyer to increase the amount of the 5 year note to $1,500,000 with all other terms and conditions the same. The potential buyer expressed its disinterest and discontinued discussions.

    No further discussions were initiated by management. In late October and early November 2000, the price of Venturian common stock slid from the low $4.00 range to the high $2.00 range. In mid-November 2000, two of Napco's competitors were prompted by the low market price to call Venturian's Chairman, Gary Rappaport, to suggest combining the operations of Napco with their respective companies. The first call came from Relli Technologies, Inc. of Dearfield Beach, Florida. Relli expressed interest in merging with Venturian, assuming that the low price of Venturian's shares would entitle Relli's owners to a relatively large percentage of the company. Mr. Rappaport replied that he did not want to use Venturian's depressed stock as currency to acquire Relli. There were no discussions about Relli acquiring any portion of Venturian or Napco for cash consideration, and, as a result, these discussions were also discontinued.

    The other inquiry came from NorcaTec. NorcaTec sells military spare parts and equipment to various U.S. and foreign governmental entities. NorcaTec is a competitor of Napco. Mr. Rappaport had engaged in discussions with NorcaTec regarding the combination of the Napco and NorcaTec businesses several times before, dating back to the late 1980s. In most of the previous discussions, Mr. Rappaport was attempting to acquire NorcaTec or its business. The most recent discussions, prior to November 2000, took place in the fall of 1999 during the period when Napco was being actively marketed. Those discussions had resulted in NorcaTec's suggestion that Napco and NorcaTec be merged on a 50-50 basis. At that time, Mr. Rappaport told NorcaTec that NorcaTec was smaller than Napco and that he did not believe that 50-50 was a proper ratio, and further that such a transaction was not practicable for a public company because the result would leave Venturian with only half ownership of its only operating business. Upon receiving the call from NorcaTec in November 2000, Mr. Rappaport asked if there were any new ideas regarding the combination such as whether there was a possibility of NorcaTec acquiring Napco for cash. NorcaTec did not respond with any new ideas. Mr. Rappaport stated that if Venturian was privately owned or involved in a going-private transaction, that a 50-50 transaction would be discussed and possibly negotiated. In connection with these discussions, the two parties signed mutual non-disclosure agreements and summary operating information was exchanged; however, no further discussions took place at that time.

    On December 4, 2000, Mr. Rappaport verbally presented a preliminary expression of interest for a buy-out of Venturian to the Venturian board. This preliminary expression of interest did not contain a per share purchase price. Between December 4, 2000 and December 15, 2000, the Venturian board discussed Mr. Rappaport's preliminary expression of interest, identified potential members of the special committee of the board to be formed to consider the preliminary expression of interest and identified potential investment bankers. During this time, Dougherty presented Venturian with a proposed engagement letter. During this time, neither the proposed members of the special committee nor Venturian had any significant conversations with Mr. Rappaport or the other acquiring shareholders regarding this preliminary expression of interest. On December 15, 2000, after some discussion about the role of the special committee and an engagement letter with Dougherty, Venturian agreed that it would be responsible for Dougherty's fees and for indemnification relating to Dougherty's engagement. On December 15, 2000, the members of the special committee were informally designated and both members, former director Michael R. Sill and current director Anthony S. Cleberg, began acting in the capacity of members of the special committee.

    On December 19, 2000, the proposed members of the special committee requested an officers and directors' insurance policy endorsement and an indemnification agreement from Venturian.

    On December 26, 2000, Mr. Rappaport presented the Venturian board with a formal letter of intent that embodied the material provisions of his earlier expression of interest. The Venturian board met on this day to review
Mr. Rappaport's letter of intent.

    The material terms of Mr. Rappaport's letter of intent were as follows:

    - Mr. Rappaport and a limited number of other Venturian shareholders (the acquiring shareholders) would form an acquisition entity;

    - the acquiring shareholders would then contribute their shares of Venturian stock to the acquisition entity in exchange for shares of stock in the acquisition entity;

    - Mr. Rappaport, individually or as a trustee for the Gary Trust under the will of Max Rappaport, would purchase 550,000 shares of stock in the acquisition entity, at $3.00 per share; and

    - Venturian and the acquisition entity would merge. The shareholders of Venturian, other than the shareholders of the acquisition entity, would receive $3.00 in cash for each share. The shareholders of the acquisition entity would be the only shareholders of the surviving company, which would be a privately held company.

    Mr. Rappaport's letter of intent also provided for a $200,000 break-up fee payable to Mr. Rappaport in the event that Venturian, after accepting his letter of intent, accepted a superior proposal. Aside from the break up fee, no other terms of the letter of intent were discussed and no negotiations between the special committee and Mr. Rappaport took place.

    Also on December 26, 2000, Venturian issued a press release announcing that it had received, that day, a letter of intent from certain shareholders, principally its Chairman and Chief Executive Officer Gary B. Rappaport, to take the company private. Under this letter of intent, the acquiring shareholders would have acquired the outstanding shares of Venturian that they did not own at a price of $3.00 per share. According to the announcement, the acquiring shareholders controlled approximately 41% of Venturian's outstanding shares. On December 26, 2000, the closing sale price for the common stock on the Nasdaq SmallCap Market was $1.63.

    On December 28, 2000, the Venturian board adopted a resolution to provide for an independent evaluation of the proposed merger, ratified the actions of Messrs. Sill and Cleberg previously taken and formally established a special committee composed of Messrs. Sill and Cleberg. The board authorized compensation of $25,000 to Mr. Sill and $15,000 to Mr. Cleberg for their participation on the special committee plus reimbursement of out-of-pocket expenses and the payment by Venturian for independent counsel to the special committee. The board also authorized Venturian to indemnify Messrs. Sill and Cleberg with respect to any liabilities for losses they may incur in connection with their membership on the special committee. Also on this day, the special committee again requested and finally received an insurance policy endorsement for the special committee members' benefit.

    Under Minnesota law, boards of directors can establish committees whose members are not required to be directors. When considering who should be on its special committee, the Venturian board considered the definition of "disinterested director" that appears in the Minnesota Business Corporation Act. Because Gary Rappaport, Morris Sherman and Charles Langevin, all of whom are directors of Venturian, are also officers of Venturian or Napco, they are not considered "disinterested." The board also considered that Melissa Rappaport, also a Venturian board member, is going to become a member of Venturian Holdings and that J. Stephen Schmidt was then considering whether to become a member of Venturian Holdings and, as a result, chose not to place them on the special committee. As a result, the Venturian board decided to place Messrs. Sill and Cleberg on the special committee.

    The scope of the special committee's authority was stated as follows:

    - consider the proposed merger and related transactions;

    - approve or disapprove the same and make a corresponding recommendation to the Venturian board; and

    - take such other action with respect to the proposed merger and related transactions as it, in its sole discretion, determines to be appropriate.

    Following its formal appointment, the special committee turned its attention to the selection of an investment bank. In its selection of a financial advisor, the special committee discussed information about a number of investment banking firms.

    On December 28, 2000, the special committee also met with its proposed legal counsel, Zamansky Professional Association, and with Dougherty. The parties discussed their respective backgrounds and undertook a general discussion of Venturian and Napco. As part of that discussion, the parties considered the previous efforts to sell Napco and issues relating to real estate holdings and software investment. At the end of that meeting, the special committee retained Zamansky Professional Association as its legal counsel.

    At a meeting held on January 9, 2001, Zamansky Professional Association presented the special committee with a list of factors that it should consider in reviewing the proposed transaction. The special committee reviewed the letter of intent delivered by Mr. Rappaport on December 26, 2000. The special committee considered whether a break-up fee was appropriate in the event that the letter of intent, after execution by both parties, did not result in a merger agreement. The special committee decided that such a break-up fee was not to be recommended. The letter of intent was not executed by Venturian, pending, among other things, further analysis of the letter of intent by the special committee and engagement by the special committee of an investment bank.

    On January 10, 2001, the agreement with Dougherty was finalized and forwarded from Dougherty to the special committee. The special committee ultimately chose Dougherty primarily because Dougherty already possessed a familiarity with and knowledge of Venturian, its business and history. Furthermore, the proposed fees of other interested firms were, in some cases, twice the amount proposed by Dougherty. In addition, Dougherty had, in the past, made a market in Venturian's common stock. The special committee also considered the fact that Venturian and Dougherty had previously entered into a corporate financial services agreement pursuant to which Dougherty was compensated $2,000 a month for six months beginning December 1, 1999 for providing the following investment banking and related services:

    - capital raising;

    - providing valuation, merger and financing alternatives analyses; and

    - strategic advice.

    Also on January 10, 2001, NorcaTec contacted Mr. Rappaport and indicated that it had seen the announcement of Mr. Rappaport's $3.00 per share offer and that it would be interested in making a cash offer for Napco. Mr. Rappaport replied that a cash sale, including the assumption of all of Napco's banking and other obligations, would be carefully considered. Negotiations began and both Venturian and NorcaTec worked with their legal advisors to structure a deal and to prepare the necessary documentation.

    Following NorcaTec's expression of interest, the special committee and acquiring shareholders decided to defer further consideration of Mr. Rappaport's letter of intent pending resolution of negotiations with NorcaTec. The special committee also determined to delay its formal engagement of Dougherty.

    Between January 10, 2001 and February 22, 2001, the date on which the first draft of the merger agreement was distributed, NorcaTec conducted its due diligence investigation of Napco and Venturian. Also, during this time, the parties negotiated the terms of NorcaTec's proposed offer. In addition, when it appeared that the parties were going to reach agreement on the purchase by NorcaTec of substantially all of Napco's assets and liabilities, counsel to Venturian commenced drafting the transaction documents. The parties conversations regarding the specific terms of NorcaTec's offer remained ongoing during this time.

    Simultaneous with these efforts, in February 2001, Venturian engaged Faelon Business Brokers to sell Napco's ownership interest in International Precision Machinery. On March 7, 2001, Faelon sent 232 letters to potential buyers of the shares of International Precision Machinery owned by Napco. Faelon received six potentially favorable responses to these letters, in addition to six additional potentially favorable responses that Faelon received as a result of other networking contacts. Of these 12 potential purchasers

    - 11 signed confidentiality agreements;

    - 11 visited Napco's website;

    - Faelon distributed to ten information packages, which primarily consisted of photos, website information, financial statements and a real estate appraisal dated April 25, 2001; and

    - two parties visited International Precision Machinery.

    No offers for the International Precision Machinery stock were received as a result of these efforts.

    On February 22, 2001, a draft merger agreement between Venturian and an entity to be formed by Gary Rappaport on behalf of the acquiring shareholders was circulated by counsel to Venturian. The merger agreement made reference to a sale of the assets of Napco, which was then under negotiation, with a "wraparound" offer by Mr. Rappaport for Venturian that would have the result of JATA LLC, an acquisition entity to be formed by NorcaTec, acquiring the assets and liabilities of Napco and Mr. Rappaport and the acquiring shareholders acquiring Venturian through a merger. At the same time, draft agreements for the sale of substantially all of the Napco assets and liabilities were also being negotiated. The special committee was informed of such draft agreements, that the agreements would be subject to the special committee's approval, and that the acquiring shareholders contemplated making a revised offer for the acquisition of Venturian once JATA had signed an agreement for the purchase of the Napco assets and liabilities. On March 5, 2001, Venturian paid Dougherty $10,000 in advance and Dougherty started its analysis. On March 28, 2001, the retainer agreement from the special committee was delivered to Dougherty.


    As part of the negotiations regarding the sale of the Napco assets, the parties discussed a $2,600,000 purchase price based on December 31, 2000 year end book value, as adjusted, and the assumption of substantially all of Napco's liabilities. Mr. Rappaport believed that selling the Napco assets and liabilities for such a purchase price would enable him and the acquiring shareholders to increase their offer to $5.00 per share. Mr. Rappaport was not, however, willing to increase the offer for Venturian until he was comfortable that the Napco sale to JATA would close. The parties then agreed that the purchase price was to be based on the balance sheet at December 31, 2000, that there would be no financing contingencies and that the representations and warranties in the asset purchase agreement, with the exception of the environmental representation relating to the International Precision Machinery facility and the representation relating to the Venturian deferred compensation plan, would not survive the closing. During this time, JATA continued its due diligence investigation but was not provided specific customer information or specific pricing data. This arrangement led to the entry by the parties into the interim management agreement discussed below. It was JATA's position that it should be responsible for managing Napco's business due to the limited circumstances under which JATA could decide not to purchase the assets and liabilities and because it was assuming the risk of the business' operations until closing. The parties negotiated the terms of the interim management agreement and settled on a $2,000,000 purchase price if the International Precision Machining stock is not included and $2,600,000 if such stock is included with the Napco assets. On June 28, 2001, Venturian waived its right to sell Napco's interest in International Precision Machining to another third party. As a result, such interest will be sold to JATA and the overall purchase price will be $2,600,000, which will result in a net loss to Venturian of approximately $4,459,000. This loss represents the difference between the amount invested in Napco by Venturian and the anticipated sales proceeds. Nonetheless, Venturian and the special committee still think that the transaction is in the best interests of the public shareholders because it provides a portion of the cash that will ultimately be paid to the public shareholders as part of the going private transaction.


    Due to the amount of time spent negotiating the terms of the Napco sale and the limited circumstances under which JATA could choose not to close, JATA insisted that each acquiring shareholder enter into voting agreements whereby each would agree to vote for the merger and related transactions.

    Gary Rappaport formed Venturian Holdings on March 14, 2001.

    Commencing in late 2000, in response to weakening business conditions, as reflected in a reduced backlog, Venturian began considering a general restructuring of Napco. Initially, this restructuring consisted primarily of Venturian not replacing Napco employees as they were terminated or resigned. The overall purpose of the restructuring plan was to reduce costs at Napco. The final plan, which provided for the termination of additional employees, was reviewed with the Venturian board in February 2001 and formally implemented on April 1, 2001. Venturian shared this plan with JATA and the special committee of its board in connection with the negotiation of the merger and related transactions.

    On April 5, 2001, Venturian Holdings, on behalf of the acquiring shareholders, presented a new offer to the Venturian board, increasing the acquiring shareholders' offer from $3.00 per share to $5.00 per share. Venturian Holdings envisioned the distribution of all of the proceeds from the Napco sale to the public shareholders (except those who properly exercise dissenters' rights) as part of the $5.00 per share consideration, which led to the increase in the price to be paid to the public shareholders. This revised offer was not the result of the Napco restructuring plan discussed above. The balance of the consideration will be funded by capital contributions to Venturian Holdings by Gary and Robert Rappaport and by the proceeds of loans against the cash value of life insurance policies, including policies which are not being sold to Napco. The following table sets forth the sources of funds to be used by Venturian
Holdings:

Sale of Napco assets and liabilities........................  $2,600,000
Capital contribution of Gary Rappaport......................     796,065   (personal funds)
Capital contribution of Robert Rappaport....................     500,000   (personal loan)
Loan against cash value of life insurance policies..........     135,364
                                                              ----------
    Total...................................................  $4,031,429
                                                              ==========


    Proceeds from the sale of Napco's assets and liabilities will be reduced by amounts Venturian is required to repay JATA for cash advances received from Napco from January 1, 2001 through the date of completion of the merger and related transactions. These funds are expected to be obtained from additional loans against the cash surrender value of life insurance policies. As of June 30, 2001, these cash advances totalled approximately $727,000. Gary Rappaport's contribution of $796,065 will be made from personal funds and Robert Rappaport's contribution of $500,000 will be financed. If, for whatever reason JATA does not complete its purchase of Napco's assets and liabilities, Venturian Holdings may choose to not complete the merger and related transactions. In addition, if any of the anticipated funds set forth above are not available in the amounts specified, Gary Rappaport may fund any shortfall with personal funds such that the amount to be received by the public shareholders will be $5.00 per share. Any such election by Mr. Rappaport will be in addition to his capital contribution set forth above.


    On April 5, 2001, Venturian issued a press release describing this new offer. On April 6, 2001, the special committee members, Dougherty and Zamansky Professional Association participated in a conference call, during which Dougherty presented its draft report to the special committee. During the presentation and in support of its conclusion that the $5.00 per share price was fair, Dougherty discussed, among other factors, the following:

    - Venturian is a difficult company to sell and finance because a significant portion of Napco's receivables are owed by foreign governments and commercial customers;

    - Venturian's performance has been inconsistent due to the unpredictability in Napco's sales;

    - extensive efforts have been made in the last two years to sell Napco, all of which have been unsuccessful;

    - Venturian is a small public company, and liquidity for public shareholders of a company of its size is difficult to achieve;

    - the price of Venturian's stock has trended down, and the $5.00 per share offer represents a significant premium over recent prices of the stock;

    - Venturian Holdings will assume the obligations of Venturian and Napco for deferred compensation and post retirement medical benefits, both of which are risks to Venturian and Napco, and which allow the Napco sale to occur at a price of $2,600,000;

    - Venturian Holdings will acquire real estate that has some potential environmental problems, including asbestos contamination; and

    - the various valuation methods Dougherty utilized, including comparable public company analysis, recently completed mergers and acquisitions transactions analysis and combined business and asset/liability valuation analysis.

    In its analysis, Dougherty assumed that the International Precision Machining stock would be part of the Napco sale and its opinion is subject to that event occurring, an event which Venturian has agreed will take place, after a four month effort commencing in February 2001 to sell the shares of International Precision Machinery owned by Napco to a third party.

    On April 8, 2001, the special committee participated in a conference call with Zamansky Professional Association. Dougherty participated in the last hour of the call. During the call, the participants discussed Venturian Holdings' offer. The participants also discussed that the rent on the warehouse facility used by Napco and to be leased to JATA represents a risk to Venturian Holdings and not a potential reduction in value to the public shareholders. Dougherty discussed the Hopkins Tech Center, office space leased by Napco from Venturian, and confirmed that Venturian Holdings' offer, if approved, would reduce the market risks to the public shareholders associated with holding the real estate over an uncertain period in a generally declining economic environment. Dougherty further stated that in determining whether the consideration offered constitutes fair value to the public shareholders, Dougherty considered such factors as the current market prices for Venturian shares, historical market prices, net book value, going concern value and the value of Venturian's key assets and liabilities.

    On April 10, 2001, Dougherty delivered its written opinion to the special committee for review. On April 11, 2001, the special committee met and Dougherty made a presentation of its report. The special committee noted that the inability of Quarterdeck, a well known company in the industry, to find a purchaser for Napco was significant. The special committee considered the general softening of the economy and the real estate market, which would make it increasingly difficult to accomplish an alternative transaction if one were presented. The special committee determined that the merger and related transactions, including the $5.00 per share offer price, was fair to the public shareholders and that it would, in accordance with the report of Dougherty, recommend the same to the Venturian board and the Venturian shareholders. By letter dated April 11, 2001, the special committee

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recommended to the Venturian board that the board recommend that the shareholders vote in favor of Venturian Holdings' offer to acquire the shares of Venturian at a price of $5.00 per share. The special committee called the board of directors' attention to the fact that Gary Rappaport, a member of the board, is the Chief Executive Manager of Venturian Holdings. In its analysis, the special committee assumed that the International Precision Machining stock would be part of the Napco sale and its recommendation is subject to that event occurring. Venturian has agreed to sell Napco's interest in International Precision Machining to JATA. The letter further stated that the special committee reserved the right to withdraw or rescind its recommendation.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER AND RELATED TRANSACTIONS

    On April 11, 2001, the special committee approved the merger and related transactions, determined that the terms thereof were fair to and in the best interests of the public shareholders, and unanimously recommended to the entire Venturian board that it, among other things, approve and adopt and declare advisable the merger and related transactions.

    On April 11, 2001, the Venturian board held a meeting, at which all directors were present, immediately following the special committee's meeting. The Venturian board considered the recommendations of the special committee and unanimously concluded that the terms and provisions of the merger and related transactions are advisable and fair to and in the best interests of the public shareholders, approved and adopted the merger and related transactions, and recommended that the shareholders approve and adopt the same.

    On April 11, 2001, the merger agreement, the purchase agreement relating to the Napco sale, the voting agreements between the acquiring shareholders and JATA, and the interim management agreement were executed and Venturian issued a press release disclosing the some of the material terms of the merger and related transactions. On April 12, 2001, Venturian filed a Current Report on Form 8-K setting forth the contents of the April 5, 2001 press release and a Current Report on Form 8-K setting forth the contents of the April 11, 2001 press release.

SPECIAL COMMITTEE

    In approving, and recommending that the Venturian board approve and adopt the merger and related transactions, and in declaring and recommending that the Venturian board declare the merger and related transactions advisable and fair to and in the best interests of the public shareholders, the special committee considered the following factors, each of which, in the opinion of the special committee, supported its determination. No one factor took precedence or was given greater weight by the special committee.

    - OPINION OF DOUGHERTY The special committee received Dougherty's presentations at the April 6, April 8 and April 11, 2001 meetings of the special committee, including Dougherty's opinion included in its report dated April 10, 2001 to the effect that, as of the date of its opinion and based upon and subject to the matters stated in its opinion, the $5.00 per share consideration to be received by the public shareholders in the merger was fair from a financial point of view. The full text of Dougherty's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Dougherty, is attached as Annex C to this proxy statement and is incorporated herein by reference. Shareholders are urged to, and should, read Dougherty's opinion carefully. In addition, the presentation of and the factors considered by Dougherty in its fairness opinion supported the special committee's determination.

    - UNSUCCESSFUL PREVIOUS EFFORTS. The special committee also considered the inability of Quarterdeck, an entity well known in the industry, to obtain a purchaser for Napco, despite significant efforts to do so.

    - MARKET PRICE AND PREMIUM. The special committee considered that the $5.00 per share to be received by the public shareholders represents a significant premium over the per share closing price of $1.63 of Venturian common stock on December 26, 2001, the day of Venturian's public announcement of the receipt by the Venturian board of the proposal of Gary Rappaport, and over the closing price of $2.875 per share on April 4, 2001, the day before the public announcement regarding the revised offer (no Venturian stock traded on April 5, 2001). The special committee also considered the fact that, as a result of the proposed Napco sale, the offer price increased from $3.00 to $5.00 per share, and the consideration to be received by the public shareholders will consist entirely of cash, which will be paid to the shareholders shortly after the closing of the Transaction.

    - NEGOTIATIONS WITH VENTURIAN HOLDINGS. The special committee considered the history of negotiations with respect to the merger and related transactions as the product of arm's-length negotiations between Venturian Holdings and the special committee which, among other things, led to:

       - an increase in Venturian Holdings' offer from $3.00 per share to the $5.00 per share to be received by the public shareholders, combined with the special committee's belief that $5.00 per share was the highest price that Venturian Holdings would offer and was fair; and

       - provisions in the merger agreement providing that Venturian may, under certain circumstances, engage in discussions or negotiations with, and furnish information or access to, third parties who submit a superior written acquisition proposal for a transaction, together with the ability of Venturian to terminate the merger agreement in order to permit Venturian to enter into such a transaction.

    - TERMS OF THE MERGER AGREEMENT. The special committee considered the terms and conditions of the merger agreement, the proposed closing date, the fact that the offer is not contingent upon financing and the belief that the merger and related transactions can be rapidly consummated without regulatory obstacles.

    - LACK OF OTHER POTENTIAL BUYERS. The special committee believed that it was not likely that any party other than Venturian Holdings would propose and complete a transaction on terms more favorable to the public shareholders. The special committee believed that the length of time between the public announcement of Venturian Holdings' indications of interest in Venturian and the date of the merger agreement provided sufficient time within which to gauge the current level of interest in Venturian and to permit potential buyers to come forward. Between December 2000 and January 2001, the Napco sale was not part of the transactions related to the merger. NorcaTec then came forward to offer to purchase the Napco assets and liabilities and the parties negotiated the terms of the asset purchase agreement governing the Napco sale and made it part of the transactions related to the merger. The fact that JATA made an offer to purchase Napco's assets but that no additional potential buyers emerged is an indication that Venturian allowed a sufficient amount of time to pass.

    - SPECIAL COMMITTEE COMPOSITION AND RETENTION OF ADVISORS. The special committee considered that it was composed of a director and a former director who have no interest in the merger and related transactions, other than that Mr. Cleberg, who is a public shareholder. Neither of the special committee members will have any equity interest or position as a manager or governor in Venturian Holdings following completion of the merger and related transactions. Neither of the special committee members is (or has been in the past five years) an officer or employee of Venturian. The special committee also considered that it had retained and was advised by its own legal counsel, who provided legal advice, and by Dougherty, its own financial advisor, which assisted the special committee in evaluating the proposed transaction and provided financial advice.

    - REGULATORY APPROVALS. The special committee was advised that there are no regulatory approvals required to consummate the merger and related transactions.

    - AVAILABILITY OF DISSENTERS' RIGHTS. The special committee considered the fact that Minnesota law entitles shareholders who do not vote in favor of the merger and related transactions and who file a written notice of intent with Venturian to obtain the "fair value" of their shares, as determined in accordance with Minnesota's statutory procedure, if the merger and related transactions are completed.

    The special committee also considered a variety of risks and other potential negative factors concerning the merger and related transactions, which included the following:

    - LOSS OF EQUITY INTEREST. The special committee considered the fact that if the merger and related transactions are approved and adopted, the public shareholders will not participate in the future growth of Venturian Holdings. Because of the risks and uncertainties associated with Venturian's future prospects, the special committee concluded that the merger and related transactions are preferable to a speculative potential future return for the public shareholders. The special committee did not see an opportunity for Venturian to be restructured in such a way as to eliminate the factors that had negatively affected its business, particularly the risks associated with foreign receivables and inconsistent sales. The Napco sale, without the merger following it, would not benefit the public shareholders because Venturian would no longer have its main operating business and the cost of being a public company would be disproportionately large to any earnings from real estate operations.

    - POTENTIAL CONFLICTS OF INTERESTS. The special committee considered the potential conflicts of interests of the members of the Venturian board and made reference in its recommendation to the fact that Gary Rappaport, a member of the Venturian board, is the Chief Executive Manager of Venturian Holdings.

    - TAXATION OF MERGER AND RELATED TRANSACTIONS. The cash consideration to be received by the public shareholders will be taxable to them.

    While the special committee reviewed with Dougherty Dougherty's various financial analyses and reviewed with the officers of Venturian Venturian's historical and projected results, the special committee did not independently generate its own separate financial analysis of the merger and related transactions. The special committee was advised by Dougherty that Dougherty had the ability and experience to perform the financial analysis. The special committee then determined that an additional third party financial analysis was not necessary.

    Because of the variety of the factors considered, the special committee did not make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching any determination. The special committee did not consider it necessary to require approval of the merger and related transactions by at least a majority of the public shareholders or to retain any additional unaffiliated representative to act on behalf of the public shareholders, because the special committee believed there were sufficient procedural safeguards in place to ensure procedural fairness, including:

    - the Venturian board established a special committee to consider and to approve or disapprove the asset purchase agreement relating to the sale of the Napco assets and liabilities;

    - the special committee was comprised of two disinterested persons who have no interest in Venturian Holdings, NorcaTec or JATA;

    - the special committee received a fairness opinion from Dougherty;

    - the special committee reviewed the terms of the merger and related transactions with the assistance of its independent financial advisor and legal counsel; and

    - Minnesota law entitles shareholders who do not vote in favor of the merger and related transactions and who file a written notice of intent with Venturian to obtain the fair value of their shares, as determined by a court, if the merger and related transactions are completed.

BOARD OF DIRECTORS OF VENTURIAN

    In reaching its determination, the Venturian board considered the special committee's recommendation, unanimous approval and adoption of the merger and related transactions, and declaration of their advisability, and Dougherty's opinion that, as of the date of such opinion, based upon and subject to considerations, assumptions and limitations stated therein, the $5.00 per share in cash to be received by the public shareholders was fair to the public shareholders from a financial point of view.

    THE VENTURIAN BOARD BELIEVES THAT THE MERGER AND RELATED TRANSACTIONS ARE ADVISABLE AND ARE FAIR TO AND IN THE BEST INTERESTS OF VENTURIAN AND THE PUBLIC SHAREHOLDERS AND, BASED UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS APPROVAL OF THE MERGER AND RELATED TRANSACTIONS BY THE VENTURIAN SHAREHOLDERS.

DOUGHERTY'S OPINION

    The special committee engaged Dougherty to render an opinion as to the fairness, from a financial point of view, of the merger and related transactions to the public shareholders. Dougherty is an investment banking firm that provides financial advisory services in connection with mergers and acquisitions, initial and secondary underwritings, private placements and valuations for estate, corporate and other purposes. Dougherty personnel have worked on numerous transactions similar to the merger and related transactions in which they have provided investment banking-related and valuation advice for companies with sales ranging between $2 million and $10 million and have rendered fairness opinions in connection with transactions ranging between $5 million and $50 million. Specifically, Dougherty personnel have completed more than 150 corporate valuation and fairness opinions for public and private companies. The special committee considered a number of investment banking firms and chose Dougherty because of Dougherty's reputation and knowledge of Venturian and because the fee charged by Dougherty was approximately half of what the other interested firms were charging.

    For purposes of its opinion, Dougherty relied upon, without independent verification, and assumed the completeness and accuracy of all the factual, historical, financial and other information and data publicly available, furnished or orally conveyed to Dougherty by Venturian and its representatives. In addition, Dougherty did not make, nor was it provided with, an independent appraisal of the assets or liabilities (contingent or otherwise) of Venturian other than the real estate owned by Venturian. Furthermore, Dougherty's opinion was based on economic, stock market and other conditions as they existed and could be evaluated as of the date its opinion was rendered.

    At the meetings of the special committee held on April 6, April 8 and April 11, 2001, Dougherty rendered its oral opinion to the special committee that, based on and subject to the assumptions, factors and limitations set forth in the written opinion, as described below, the consideration to be received by the public shareholders in connection with the merger and related transactions is fair from a financial point of view.

    The special committee agreed that Venturian would pay Dougherty a fee of $150,000 for its preparation and delivery of the fairness opinion, plus Dougherty's out-of-pocket expenses. No portion of Dougherty's fee is contingent upon the successful completion of the transactions and the amount of the fee is not based on the size of the transactions. Venturian's board of directors did not limit

Dougherty in any way in the investigations it made or the procedures it followed in rendering its opinion. In addition, Venturian agreed to indemnify Dougherty and its affiliates against certain liabilities, including, but not limited to, any liabilities under federal securities laws that may arise out of the engagement of Dougherty.

    Dougherty's opinion speaks as of its date. Dougherty is not under any obligation to update its opinion and has informed Venturian that it has no intention to do so, absent a significant change in the material assumptions underlying the opinion and a request by the special committee to do so. The special committee has informed Venturian that it has no intention of making such a request, absent a significant period of time elapsing between the date of such opinion and the completion of the merger and related transactions. In the unlikely event that Dougherty were to withdraw its fairness opinion, the special committee and the Venturian board would be forced to reconsider its recommendation of the merger and related transactions to the public shareholders.

    The full text of Dougherty's opinion is attached as Annex C to this proxy statement and is incorporated herein by reference. We urge you to read the opinion in its entirety. Dougherty's written opinion is addressed to the special committee, is directed only to the fairness, from a financial point of view, of the consideration to be paid to the public shareholders as part of the merger and related transactions, and does not constitute a recommendation to any Venturian shareholder as to how such shareholder should vote at the special meeting. The opinion does not address Venturian's underlying business decision to proceed with or effect the merger and related transactions.

    In arriving at its opinion regarding the fairness of the merger and related transactions from a financial point of view, Dougherty:

    - reviewed the draft merger agreement, the draft asset purchase agreement relating to the Napco sale and the related interim management agreement;

    - reviewed the Confidential Offering Memorandum prepared by Quarterdeck dated September 1999 used in previous attempts to sell Napco;

    - reviewed an appraisal of the Napco Warehouse done by William K. Campbell and Associates, Inc., dated May 25, 2000, and an appraisal of the Hopkins Tech Center done by Shenehon Company dated February 5, 2001;

    - reviewed Venturian's Report on Form 10-K for the fiscal year ended December 31, 2000;

    - reviewed summary reconciliation information relating to life insurance policies owned by Venturian and insuring the lives of several former employees;

    - met with senior management of Venturian to discuss the operations, financial statements, and future prospects;

    - reviewed publicly available financial data and stock market performance data of other companies within the industry that Dougherty deemed similar to Venturian;

    - reviewed the terms of selected recent acquisitions of companies that it deemed comparable to Venturian;

    - reviewed the historical stock prices and reported trading volumes of Venturian common stock;

    - reviewed certain non-public operating and financial data, including projections relating to Venturian's business prepared by Venturian's management, which generally indicated continued declination in revenues and profits and further staff reductions; and

    - conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

    Dougherty used various methodologies to assess the fairness, from a financial point of view, of the merger and related transactions to the public shareholders. Dougherty employed methodologies that provided estimates as to the aggregate value of Venturian. The various approaches utilized by Dougherty were

    - a comparable public company analysis;

    - a recently completed transactions analysis; and

    - a combined business and asset/liability valuation analysis.

The analyses performed by Dougherty used calculations based on the total number of shares of Venturian common stock issued and outstanding, determined on a fully-diluted basis.

    COMPARABLE PUBLIC COMPANY APPROACH

    Using publicly available information, Dougherty compared the market valuation of Venturian to the market valuation of other publicly traded companies. Dougherty chose 14 companies, including Federal Signal Corporation, Newport News Shipbuilding, Inc., Alliant Techsystems, Inc., Miltrope Group, Inc., General Dynamics Corporation, HEICO Corporation, Allied Research Corporation, DRS Technologies, Inc. and Oshkosh Truck Corporation. Dougherty chose these companies because of the similarity of their products and customer base to Venturian's products and customer base. Due to the diverse range of participants within the relevant industry (in terms of size and product line, combined with the volatility in the companies' profitability as a whole), Dougherty chose to focus its market comparison analysis on EBITDA multiples. Dougherty determined EBITDA multiples ranging from a low of 3.41x to a high of 9.05x. Two of the 14 comparative companies were eliminated from this measurement due to negative EBITDA results. Dougherty determined that Venturian would fall between 4.5x to 6.0x as a ratio of enterprise value to EBITDA. Applying a control premium of 30% to that range, Dougherty's enterprise value to EBITDA range for Venturian is 5.85x to 7.8x, or a price per share value of $2.66 to $5.16. Dougherty concluded that based on this approach, the $5.00 consideration to be paid to the public shareholders represents fair value.

    RECENTLY COMPLETED TRANSACTIONS APPROACH

    Dougherty researched financial performance measures for merger and acquisition transactions involving companies in the same industry as Venturian. Dougherty chose 17 transactions that involved target companies with similar products and customer bases. The target companies, among others, included:
Solair, Inc., Keco Industries, Inc., Spin Forge LLC, PCI Newco, Sysesca, Inc. and Flightways Manufacturing. As with the comparable public company analysis, the diverse range of participants within this industry and the volatility in profitability of market participants led Dougherty to focus its transaction analysis on EBITDA multiples as a measure of valuation. The EBITDA multiples for recently completed transactions ranged from a low of 1.07x to a high of 12.80x. Given this range, Dougherty determined that the value of Venturian would fall between 5.5x to 6.5x as a ratio of enterprise value to EBITDA, representing a price per share value of $2.21 to $3.36. Dougherty concluded that based on this approach, the $5.00 consideration to be paid to the public shareholders represents fair value.

    COMBINED BUSINESS AND ASSET/LIABILITY VALUATION APPROACH

    In its valuation of Napco, Dougherty considered the attempts that Venturian has made during the past two years to sell Napco. Such attempts can be described in two phases: (1) from the summer of 1999 to July 2000, Quarterdeck Investment Partners conducted a confidential auction process and contacted 42 potential strategic and financial buyers to determine whether there was interest in reviewing the offering memorandum; and (2) since July 2000, there have been discussions with other strategic buyers whose interest surfaced after the end of the process along with potential buyers previously contacted with ongoing interest after the end of the process. For a variety of reasons (including internal reorganization, lack of interest, unwillingness to offer a higher price acceptable to Venturian), none of these contacts resulted in a proposal to acquire Napco. In December 2000, NorcaTec expressed an interest in purchasing the assets of Napco and began discussions with Venturian. A cash price of $2,000,000 in the event that the International Precision Machining stock is not included or $2,600,000 in the event that the International Precision Machining stock is included, payable upon the closing of the merger and related transactions, was negotiated. On June 28, 2001, Venturian waived its right to sell Napco's interest in International Precision Machining to another third party. As a result, such interest will be sold to JATA and the overall purchase price will be $2,600,000. Based on its review of Venturian's efforts to complete the sale of Napco, Dougherty's opinion is that the value of Napco does not exceed the current bid (approximately $2.00 per share based on a $2,600,000 purchase price) by JATA.

    THE ASSETS:

    THE HOPKINS TECH CENTER. Venturian owns the Hopkins Tech Center, a multi-tenant office, warehouse and light manufacturing facility. The 371,081 square foot building was constructed in 1951 and additions were made in 1959 and 1964. The parcel of land on which the property is located is 16.28 acres. Napco and Venturian currently occupy 19,000 square feet of this facility, with the remaining space leased to 24 other tenants. Venturian has owned the property since January 1994 and there are currently no vacancies.

    In its valuation of the Hopkins Tech Center, Dougherty relied on a limited appraisal, as of February 5, 2001, from Shenehon Company that Venturian had obtained. Venturian paid $3,595.41 to Shenehon Company for services rendered in connection with the appraisal. The appraisal of the Hopkins Tech Center is considered a "limited appraisal" because it invokes the Departure Provision of the Uniform Standards of Professional Appraisal Practice. The appraisal cited an approximate time to sale of 9-12 months. The appraisal reflected a market value of $4,375,000 based on an economic life of the property of 20 years and the abatement of all asbestos and remediation of any contamination of the property at the end of its economic life.

    To estimate the potential cost of the asbestos abatement, the appraiser used a proposal that was submitted as of December 19, 2000 by Mavo Systems, an environmental contracting service specializing in asbestos abatement. The proposal covered the removal of ceiling panels and pipe insulation containing asbestos. The proposed budget totaled $5,785,000. According to the appraiser, the government's current policy is to wrap or maintain the asbestos to avoid fraying, rather than removing it unnecessarily. Because of this policy, the appraiser assumed that it would not be necessary to remove the asbestos from the property until the end of its economic life. In order to account for the cost of the abatement, the appraiser took the $5,785,000 December 2000 bid amount and increased the cost of the abatement by an estimated inflation rate of 3% over 20 years. Using those assumptions, the future value of the cost was calculated to be $10,448,353. The appraiser further assumed that the owner of the building would invest cash today to cover that future liability. The assumed interest rate was 8%. The current investment amount needed was calculated to be $2,241,675, which was rounded to $2,250,000 by the appraiser. There were several assumptions made in the analysis regarding the rate of inflation, the investment return and the government's future policy on asbestos abatement. The building was viewed to be in fair to average condition for its age and use, with the roof being the most obvious concern of deferred maintenance.

    The value estimated by the income capitalization approach (11% capitalization rate) was $6,625,000. Shenehon Company used the income capitalization approach to determine the estimated market value of $6,625,000. The income capitalization approach is a set of procedures in which an appraiser derives a value indication for income-producing property by converting anticipated future benefits into property value. This conversion is accomplished either by:

    - one year's income expectancy can be capitalized at a market-derived capitalization rate or at a capitalization that reflects a specified income pattern, return on investment, and change in the value of the investment; or

    - the annual cash flows for the holding period and the reversion can be discounted at a specified yield rate.

After deduction of the $2,250,000 cost to cure asbestos, the estimated market value after adjustment for environmental conditions was $4,375,000.

    THE NAPCO WAREHOUSE. The Napco warehouse is a single tenant storage warehouse facility. The 123,200 square foot building was constructed in 1965 and an 8,925 square feet metal structure was added in 1990. It is located on a 10.33 acre parcel of land. The building is currently 100% leased to Napco by Venturian.

    William K. Campbell & Associates completed an appraisal for the Napco warehouse as of May 25, 2000 for the benefit of National City Bank, on which Dougherty relied. National City Bank paid the costs of this appraisal, which were approximately $3,600. National City was reimbursed by Venturian for such costs. Appraised value for the property as of that date was $3,450,000, with land accounting for $1,575,000 and the building for $1,875,000. The marketing period for the property was assumed to be one year. The overall condition of the property is average and there was no evidence of deferred maintenance.

    A range of values was estimated as follows:

Cost approach...............................................  $3,680,000
Sales comparison approach...................................  $3,440,000
Income approach (11.00% capitalization rate)................  $3,400,000

    Because the property is owner occupied and there is no existing lease, the income approach in the appraisal valued the building as though the property was free and clear and ready for occupancy. William K. Campbell & Associates conducted a market survey of comparable rents and determined an average market rent of $7.00 per square foot for the main office space, $3.50 per square foot for the main warehouse and $2.75 per square foot for the metal storage facility which resulted in a blended rate of $3.58 per square foot The rate that JATA will be charged by Venturian Holdings upon the completion of the merger and related transactions in a two year lease is approximately 15% below the average market rate and, as such, in Dougherty's opinion, did not represent a variance that is preferential to Venturian Holdings.

    LIFE INSURANCE. Venturian is the beneficial owner of life insurance policies on 12 employees or former employees, including four employees or former employees of Napco. The policies have a combined net cash value of $4,053,000 as of December 31, 2000. The combined net cash value at December 31, 2000 for the policies on the lives of the Napco employees or former employees was $2,114,583. This amount is not part of the assets that are being sold to JATA. The total cash value is net of $232,000 in policy loans to Venturian that were used by Venturian to fund operations.


    LIGHTNING ROD SOFTWARE STOCK. Venturian currently owns 385,742 shares of Lightning Rod Software, Inc. stock. Lightning Rod Software, Inc. is traded on the Nasdaq SmallCap Market under the symbol "LROD." As of December 31, 2000, of the 385,742 shares, 243,000 are considered unrestricted and 142,742 are considered restricted because they are not freely transferable. On August 1, 2001, Lightning Rod announced that it does not have the resources to continue operations because a significant customer had not exercised an option to acquire a fully paid-up software license. As a result, on its June 30, 2001 balance sheet Venturian has written off the remaining value of marketable and restricted securities since it is unlikely that it will receive any funds from the wind down and dissolution of Lightning Rod's operations. For Dougherty's valuation calculations, it assumed the market price of the stock was $0.56.


    THE LIABILITIES:

    DEFERRED COMPENSATION. Venturian carries on its balance sheet a liability consisting of cash flow payments created by a guaranteed post retirement investment annuity offered to certain retired employees of Venturian and Napco. The total value of the post retirement deferred compensation annuity was $1,836,864 at December 31, 2001, payable in specified declining increments annually through the year 2012, including Napco's liability of $1,572,596 as of such date. This liability is not part of the liability being assumed by JATA. Using discount rates ranging from 4 to 8% Dougherty estimated the current cost of these liabilities to be between $1,282,094 and $1,519,861.

    SUPPLEMENTAL MEDICAL, DENTAL AND LIFE INSURANCE COVERAGE. Certain former employees of Venturian are also eligible to receive supplemental medical and dental insurance and life insurance coverage from Venturian. This liability is evaluated annually by an actuary and as of December 31, 2000 was determined to be $552,000. This valuation makes certain assumptions with respect to utilization patterns and inflationary increases to cost estimates. It does not, however, include the possibility of catastrophic loss claims or significant deviation from historical patterns. Such larger possible claims are covered by stop loss insurance for claims in excess of $30,000 of annual individual loss or $1,000,000 lifetime loss per participant. Some of the plan's 28 participants are also due to receive $2,000 (this is also self-insured) upon their death. For Dougherty's calculations, Dougherty assumed the total value of this liability to range from $500,000 to $600,000.

    OPTION BUY OUTS. Upon completion of the transactions, each option holder will be paid a flat amount of $250 for options held. In addition, each holder who has options that are in the money will receive the amount that represents the per share difference between the strike price and the $5.00 offer price. Each option holder who has options which are out of the money will receive $.10 per share. In total, these costs amount to $159,114.

    TRANSACTION/LIQUIDATION EXPENSES. Professional service fees and related expenses will be incurred as part of the merger and related transactions, including attorneys fees, investment banking fees, proxy printing costs, mailing costs, and the like. Collectively these fees are expected to range from $425,000 to $475,000.


    QUARTERDECK PUBLIC EQUITIES DEBENTURE. In 1998, Venturian entered into a privately negotiated transaction with Quarterdeck Public Equities, LLC for the sale of 69,305 shares of Venturian common stock and the issuance of a $504,000, 11% convertible debenture. That debenture is expected to be paid in full on or about the day on which the merger and related transactions are closed at a cost of $504,000.


    REVERSAL OF CASH ADVANCES FROM NAPCO. Because Napco is the main operating subsidiary of Venturian, Napco's cash flow is advanced to Venturian to cover Venturian's operating expenses. The agreement between JATA and Venturian provides that all cash transferred, since January 1, 2001, beyond payments for expenses allocated to Napco's operations must be remitted to JATA upon the closing of the Napco sale. Dougherty has estimated those amounts to be between $450,000 and $550,000.

    ACCRUED LIABILITIES OF VENTURIAN. Venturian has liabilities accrued on its balance sheet which include bonus payments for Don M. House, Jr., President and Chief Operating Officer of Venturian, stock put, vacation pay, real estate taxes, professional fees, medical claims for current employees and interest payable on the Quarterdeck debenture. In total these liabilities amounted to $542,000 at December 31, 2001.

    Based on the foregoing, Dougherty prepared the following summary:

    VALUATION SUMMARY

                      Assets:
Napco...............................................  $ 2,600,000
Real estate.........................................    7,825,000
    less real estate debt...........................   (3,273,960)
Cash value of life insurance........................    4,053,000
Lightning Rod stock.................................      216,015
                                                      -----------
    Total value.....................................  $11,420,055

                    Liabilities:                       LOW EST.     HIGH EST.
                                                      -----------   ----------
Deferred compensation...............................  $ 1,282,094   $1,519,861
Supplemental medical................................      500,000      600,000
Options buy out.....................................      159,114      159,114
Transaction/liquidation expenses (attorneys,
  investment bankers printing, etc.)................      425,000      475,000
Quarterdeck debenture...............................      504,000      504,000
Reversal of cash advances from Napco................      450,000      550,000
Accrued liabilities of Venturian....................      542,000      542,000
                                                      -----------   ----------
    Total deduction.................................    3,862,208    4,349,975

Total valuation.....................................  $ 7,557,847   $7,070,080

    Estimated Value per Share.......................  $      5.66   $     5.29

    CONCLUSION

    The following table summarizes Dougherty's valuation of Venturian, using these analytical methods.

VALUATION METHOD                                             VALUATION PER SHARE
----------------                                             -------------------
Comparable public companies................................     $2.66 - $5.16
Recently completed transactions............................     $2.21 - $3.36
Combined business & asset/liability valuation..............     $5.29 - $5.66

    It is Dougherty's opinion that the $5.00 per share price presented by the acquiring shareholders represents fair value to the public shareholders. In reaching that conclusion, Dougherty considered several factors.

    Dougherty's comparable public company and recently completed transactions analyses produced valuation ranges that supported the attractiveness of a $5.00 per share price. Under the proposed transaction, public shareholders will receive the high end of the values calculated using these methodologies.

    Considering the unique nature of Venturian's assets, Dougherty also considered the appraised and fundamental value of the primary assets and liabilities of Venturian. While that analysis produced a valuation that is $0.29 - $0.66 greater than the $5.00 per share price, Dougherty believes that several factors exist that justify the differential in value.

    The nature of the Napco assets makes it difficult for potential acquirers to secure financing to support the acquisition. That in turn restricts the number of potential acquirers for this asset. No potential acquirers have come forward with a bid for Napco, except JATA. Recognizing Venturian's previous unsuccessful efforts to complete the sale of Napco, the difficulty a potential acquirer could have in funding the acquisition with debt, and the lack of other bids by potential acquirers, it is Dougherty's opinion that the value of Napco does not exceed the current bid being offered by JATA (approximately $2.00 per share based on a $2,600,000 purchase price).

    By accepting the $5.00 per share price, public shareholders will achieve liquidity. Small, publicly traded companies like Venturian frequently suffer from low trading volumes, infrequent trading and inefficient pricing which in many cases inhibits shareholders from realizing the full value of their investment. In Dougherty's opinion, Venturian common stock has been trading inefficiently over the last 12 months and given Venturian's lack of near term growth opportunities, Dougherty expected those trends to continue for the foreseeable future.

    Although Dougherty relied on current appraisals of the two properties, there are some key issues that should be considered by Venturian shareholders. The Hopkins Tech Center has environmental risk in the form of asbestos. This was taken into account in the appraisal; however, if the actual costs related to the abatement differ from the assumptions that were made, it could negatively impact the value of the property. Both real estate appraisals also project a marketing period of up to 12 months. During that time period, Venturian shareholders would be subject to market risk and experience an opportunity cost to their capital. Current market and economic conditions heighten this uncertainty and increase the attractiveness of a $5.00 per share price today. By accepting the $5.00 per share price, public shareholders will eliminate the risk of a downturn in the real estate or stock markets.

    Uncertainty also exists in the matching of funds generated through the cash value of the life insurance and the liability of the post retirement benefits other than pensions. Venturian is relying on projections based on actuarial analyses to quantify the liabilities relating to post retirement benefits other than pensions. While Dougherty believes the analyses to be appropriate, Venturian Holdings, the surviving entity, is assuming the risk that actual results that may differ from current estimates.

          PURPOSE AND REASONS FOR THE MERGER AND RELATED TRANSACTIONS

    The purpose of the parties in proceeding with the transactions is to enable Venturian Holdings to acquire all of the issued and outstanding capital stock of Venturian in a transaction providing fair value to the public shareholders and to cause the Venturian common stock to cease to be listed for trading on the Nasdaq SmallCap Market or any securities exchange or automated quotation system. The Venturian board, based upon the recommendation of the special committee and Venturian's past efforts to enhance shareholder value, believes that the merger and related transactions are the best available opportunity to enhance shareholder value at this time.

    Venturian has concluded that the transactions, including the consideration of $5.00 per share in cash, is fair to the public shareholders based upon the factors addressed by the special committee and Dougherty.

    Venturian did not consider it necessary to require approval of the merger and related transactions by at least a majority of the shares held by public shareholders or to retain any additional unaffiliated representative to act on behalf of shareholders who were not acquiring shareholders.

    The rules of the Securities and Exchange Commission require each of Gary Rappaport, Melissa Rappaport and Venturian Holdings to express his, her or its view as to the fairness of the merger and related transactions to the public shareholders. Venturian Holdings, Gary Rappaport and Melissa Rappaport did not individually receive any report, opinion or appraisal from an outside party that is related to the merger and related transactions. Venturian Holdings', Gary Rappaport's and Melissa Rappaport's conclusions about the fairness of the merger and related transactions are based on:

    - their belief that Venturian suffers from being, and is likely to continue to suffer as, a public company, and that, but for the merger and related transactions, the stock price would still be in the $1.50 - $2.00 range as it was prior to the delivery of Mr. Rappaport's letter of intent;

    - their belief that there is not enough momentum and will not be enough momentum in the foreseeable future in the military markets that Napco serves to generate a $5.00 per share stock price;

    - their awareness of Venturian's previous unsuccessful attempts to sell
      Napco;

    - Venturian Holdings' offer has been public for over six months and no others (other than JATA) have come forward with an alternative offer;

    - the closing price of Venturian's common stock was $1.625 on December 26, 2000, the day Mr. Rappaport's letter of intent was presented to the Venturian board;

    - Dougherty and the special committee have both concluded that this is a fair offer from a financial point of view;

    - their belief that any future liquidation would not yield a better result for the public shareholders;

    - the availability of dissenters' rights to those shareholders who feel that the offer is unfair; and

    - Venturian Holdings will be assuming considerable risk associated with the real estate assets that it will be hold following the completion of the merger and related transactions.

    Because of the variety of factors considered by Venturian Holdings, Gary Rappaport and Melissa Rappaport, and the special committee, neither Venturian Holdings nor the Rappaports deem it practicable to make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered. The determination was made after consideration of all of the factors together. In addition, while Venturian Holdings, Gary Rappaport and Melissa Rappaport do not specifically have the right to rely on Dougherty's opinion, they have adopted its analysis. The belief of Venturian Holdings, Gary Rappaport and Melissa Rappaport expressed above should not be construed as a recommendation to public shareholders to vote to approve the merger and related transactions.

    Venturian Holdings, Gary Rappaport and Melissa Rappaport did not consider it necessary to require approval of the merger and related transactions by at least a majority of public shareholders or to retain any additional unaffiliated representative to act on behalf of the public shareholders for the reasons disclosed by the Venturian board and the special committee.

    While Gary Rappaport and Melissa Rappaport believe there will be opportunities associated with their investment in Venturian Holdings, there are risks that they may not recover their investment or that the opportunities may not be fully realized. The risks relate to the asbestos contamination in the Hopkins Tech Center, transaction costs that could be considerably higher than budgeted and any historical liabilities of Venturian that are not currently known. In addition, Gary Rappaport and Melissa Rappaport will retain an interest in a private company with no immediate source of liquidity and no definitive plan for liquidation of their interest.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER AND RELATED TRANSACTIONS; CERTAIN
                                 RELATIONSHIPS

    In considering the recommendation of the special committee and the Venturian board with respect to the merger and related transactions, shareholders should be aware that certain members of the Venturian board have interests in the merger and related transactions that are different from your interests as a shareholder or that may present actual, potential or the appearance of potential conflicts of interest in connection with the merger and related transactions because they are (or in the future are expected to be) members, managers or governors of Venturian Holdings. The special committee and the board of directors were aware of these potential or actual conflicts of interest and considered them in making its recommendation.

DIRECTORS, MANAGEMENT AND OWNERSHIP OF THE SURVIVING ENTITY

    The merger agreement provides that the governors and managers of Venturian Holdings immediately prior to completion of the merger shall, after completion of the merger, be the governors and managers, respectively, of Venturian Holdings, until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with Venturian Holdings' charter document. Currently, Gary Rappaport is the sole governor and Chief Executive Manager of Venturian Holdings. It is contemplated that after completion of the merger, Melissa Rappaport will be appointed as the secretary and a governor of Venturian Holdings and Jon D. Kutler and Robert Rappaport will each be appointed as a governor.

    Gary Rappaport will own approximately 32% of the member interests in Venturian Holdings after completion of the merger and related transactions, and other members of the Rappaport family will own approximately 45% of such interests after completion of the merger and related transactions.

OTHER ARRANGEMENTS WITH AFFILIATES

    Pursuant to the terms of Venturian's Loan Program for Key Executive Officers, Venturian may make loans to certain officers and directors in amounts up to an aggregate of $1,000,000, to enable them to acquire up to an aggregate of 100,000 shares of Venturian common stock. Upon the request of any such officer or director, Venturian will repurchase all or any common stock acquired by means of such a loan from the officer or director for cash, at a price which bears the same ratio to the book value of the shares (as of the previous fiscal year end) as the acquisition cost bore to the book value of the shares (as of the fiscal year end previous to the acquisition). During 1984 and 1985, Gary Rappaport made purchases of an aggregate 14,347 shares of Venturian common stock under this program by taking a loan of $120,268, the principal balance of which is currently $70,268, which is secured by the 14,347 shares purchased.
Mr. Rappaport currently has the right to require Venturian to purchase these shares of common stock from him for an aggregate purchase price of $79,773, or a weighted average price of $5.56 per share. Mr. Rappaport does not intend to exercise this right to have Venturian purchase these shares of common stock.

             CERTAIN EFFECTS OF THE MERGER AND RELATED TRANSACTIONS

    If the merger and related transactions are completed, Venturian will cease to be publicly traded. The public shareholders will be entitled to receive $5.00 per share in cash, without interest, provided that any shareholders who validly dissent from the merger and related transactions may seek the fair value of their shares in accordance with the requirements of Minnesota law as explained in this proxy statement. The benefit of the merger and related transactions to the public shareholders is the payment, in cash, of a premium above the market value of such stock prior to the announcement of the revised offer relating to the merger and related transactions on April 5, 2001. This cash payment assures that all public shareholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market or the risks associated with any decreases in Venturian's market value. Furthermore, any risks associated with the asbestos removal at Venturian's properties and the obligations relating to the supplemental medical benefits will be borne by Venturian Holdings as the surviving entity.

    The detriment to such holders is their inability to participate as continuing shareholders in the possible future growth of Venturian Holdings, the surviving entity. Following completion of the merger and related transactions, all of the outstanding equity interests of the surviving entity of the merger will be owned by the acquiring shareholders, who will, as a result, be the beneficiaries of any future earnings or growth of Venturian Holdings. Any future earnings or growth relating to the Napco assets will be realized by JATA.

    Venturian's common stock is currently registered under the Securities Exchange Act of 1934, as amended. As a result of the merger and related transactions, the common stock will be delisted from the Nasdaq SmallCap Market and the registration of the common stock under the Exchange Act will be terminated, Venturian will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, Venturian will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with the Securities and Exchange Commission.

    The certificate of formation and limited liability company agreement of Venturian Holdings will be the certificate of formation and limited liability company agreement of the surviving entity until thereafter amended as provided by law.

PLANS FOR VENTURIAN HOLDINGS AFTER THE MERGER AND RELATED TRANSACTIONS


    Except as described in this proxy statement, neither Venturian nor Venturian Holdings have any present plans or proposals involving Venturian Holdings after the closing of the merger and related transactions which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any other material change in Venturian Holdings' legal structure or business. However, Venturian Holdings will review proposals or may propose the acquisition or disposition of assets or other changes in its business, legal structure, capitalization, management or dividend policy which it considers to be in the best interests of it and its members. Venturian Holdings has no present plans to dispose of or sell the Hopkins Tech Center or the Napco warehouse. For the forseeable future, Venturian Holdings expects to continue to use these facilities as they were used by Venturian.


CONDUCT OF THE BUSINESS OF VENTURIAN IF THE MERGER AND RELATED TRANSACTIONS ARE NOT COMPLETED


    If the merger and related transactions are not completed, Venturian is expected to continue to operate as it is being operated presently. With respect to Napco, the interim management agreement with JATA will be terminated in the event that the asset purchase agreement is terminated for any reason, including the failure to obtain the required shareholder vote. JATA agreed to maintain all information received by it in the performance of its services under the interim management agreement in strict confidence and not to disclose such information to any other person or entity or use such information for any purpose other than performing its obligations under the interim management agreement and in completing the merger and related transactions.


ACCOUNTING TREATMENT

    The merger will be accounted for, by Venturian Holdings, in accordance with the purchase method of accounting under accounting principles generally accepted in the United States of America.

FINANCING OF THE MERGER AND RELATED TRANSACTIONS

    The maximum amount of funds required by Venturian Holdings to pay the aggregate consideration due to public shareholders (other than those properly asserting dissenters' rights) and to pay cash to holders of stock options in Venturian in exchange for the cancellation of such options at the closing of the merger and related transactions is expected to be $4,031,429, assuming all shares of common stock and stock options, in each case, are converted into cash in the merger in accordance with the merger agreement and there are no dissenting shareholders.


    All of the proceeds from the Napco sale will be distributed to the public shareholders (except those who properly exercise dissenters' rights) as part of the $5.00 per share consideration. Additional consideration will be funded by the capital contributions of Gary B. Rappaport and Robert Rappaport, a cousin of Gary B. Rappaport, to Venturian Holdings. Gary Rappaport will use personal funds to make his $796,065 contribution to Venturian Holdings and Robert Rappaport will use the proceeds of a personal loan to contribute $500,000 to Venturian Holdings. If, for whatever reason, JATA does not complete its purchase of Napco's assets and liabilities, Venturian Holdings may choose to not complete the merger and related transactions. In addition, if any of the anticipated funds set forth above are not available in the amounts specified, Gary Rappaport may fund any shortfall with personal funds such that the amount to be received by the public shareholders will be $5.00 per share. Any such election by Mr. Rappaport will be in addition to his capital contribution set forth above. Venturian Holdings will fund the balance of the consideration with loans against the cash value of life insurance policies not being sold to JATA.


MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of material U.S. federal income tax consequences expected to result to the public shareholders whose shares of common stock are converted to cash and those optionholders whose options are cancelled in exchange for payment in the merger and related transactions. This discussion does not consider the effect of any applicable state, local or foreign tax laws that may consider the receipt of cash in the merger and related transactions as a taxable event. In addition, the discussion does not address all aspects of federal income taxation that may affect shareholders in light of their particular circumstances and is not intended for shareholders who may be subject to the alternative minimum tax or who may be subject to special federal income tax rules not discussed below. Shareholders who may be subject to special federal income tax rules include insurance companies, tax-exempt organizations, financial institutions or broker-dealers, shareholders who hold their common stock as part of a hedge, straddle or conversion transaction, shareholders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation, and shareholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States. The following discussion assumes, as will ordinarily be the case, that shareholders have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended.

    This discussion is based on the current provisions of the Internal Revenue Code, applicable treasury regulations promulgated thereunder, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought with respect to any aspect of the merger and related transactions. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to shareholders.

    The discussion set forth below of material federal income tax consequences is not tax advice. Accordingly, each shareholder should consult his, her or its own tax advisor with respect to the particular tax consequences of the merger and related transactions, including the applicability and effect of state, local and foreign tax law and of changes in applicable law.

    A shareholder that, pursuant to the merger and related transactions, converts his, her or its common stock into cash will recognize capital gain or loss equal to the difference between the amount of cash received and such shareholder's tax basis in the common stock surrendered therefor. In the case of a noncorporate shareholder, any such capital gain or loss will be taxable at a maximum federal capital gains rate of 20% if the shareholder has held the common stock for more than one year at the time of the merger and related transactions. Capital gains of corporate shareholders are generally taxable at the regular income tax rates applicable to corporations. A shareholder's ability to use any capital loss may be subject to limitations.

    A shareholder whose common stock is converted to cash pursuant to the merger and related transactions may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the conversion of such common stock unless such shareholder furnishes a correct taxpayer identification number if an entity or social security number if an individual and certifies that he, she or it is not subject to backup withholding on Form W-9 (or the appropriate substitute or successor form) or otherwise establishes an exemption from backup withholding. A shareholder that does not comply with these requirements may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax, but rather is an advance tax payment that is refundable to the extent it results in an overpayment of tax.

    The cash amounts paid to optionholders for the cancellation of their options is taxed as ordinary compensation income of the optionholders in the year received. Such income is subject to withholding of income, FICA and Medicare taxes and other applicable employment taxes. To the extent that an optionholder recognizes ordinary income, Venturian would be entitled to a corresponding federal income tax deduction, provided in general that (i) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness; (ii) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Internal Revenue Code; and
(iii) certain statutory provisions relating to so-called "excess parachute payments" do not apply.

REGULATORY APPROVAL

    Venturian is not aware of any approval required by a state or federal regulatory agency in order to consummate the merger and related transactions.

FEES AND EXPENSES

    Whether or not the merger and related transactions are consummated and except as otherwise provided herein, all fees and expenses incurred in connection with the merger and related transactions will be paid by the party incurring such fees and expenses. Under the terms of the merger agreement, Venturian will pay Venturian Holdings $200,000 plus reasonable out of pocket costs and expenses if the merger agreement is terminated due to the acceptance of a superior proposal. Under the terms of the asset purchase agreement relating to the Napco sale, Napco shall pay JATA a fee of $250,000 plus expenses up to a maximum of $100,000 if the asset purchase agreement is terminated due to the acceptance of a superior proposal.

    Estimated fees and expenses to be incurred by Venturian or Venturian Holdings in connection with the merger and related transactions are as follows:

Financial advisor's fees and expenses.......................  $151,500.00
Securities and Exchange Commission filing fees..............     1,010.80
Legal, accounting and consulting fees and expenses..........   300,000.00
Printing and solicitation fees and expenses.................    20,000.00
Special committee fees (maximum)............................    55,000.00
                                                              -----------
  Total.....................................................  $527,510.80
                                                              ===========

    To the extent the above fees and expenses are not paid by Venturian Holdings or Venturian prior to the articles of merger being filed with the Minnesota Secretary of State and the Delaware Secretary of State, such fees and expenses will be paid by Venturian Holdings if the merger and related transactions are consummated.

PROVISIONS FOR PUBLIC SHAREHOLDERS

    No provision has been made to grant the public shareholders access to the corporate files of Venturian or any other party to the merger and related transactions or to obtain counsel or appraisal services at Venturian's expense.

                              THE MERGER AGREEMENT

    The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the merger agreement.

THE MERGER; CONSIDERATION

    The merger agreement provides that the merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Minnesota and with the Secretary of State of the State of Delaware or at such other time as the parties may agree and specify in the articles of merger. Generally, this time is referred to herein as the effective time of the merger. If the merger is approved and adopted at the special meeting by the voting power of a majority of all outstanding shares of common stock voting with each share of common stock being entitled to cast one vote per share, and the other conditions to the merger are satisfied or waived, it is currently anticipated that the merger will become effective as soon as practicable after the special meeting; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

    At the effective time of the merger, Venturian Holdings will be merged with and into Venturian, the separate corporate existence of Venturian Holdings will cease and Venturian will continue as the surviving entity. In the merger and at the Effective Time:

    - each share of Venturian common stock issued and outstanding immediately prior to the effective time of the merger held by public shareholders (other than common stock held by dissenting shareholders) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become the right to receive the consideration of $5.00 per share;

    - each share of Venturian common stock issued and outstanding immediately prior to the effective time of the merger that is owned by acquiring shareholders will be converted into one membership interest in Venturian Holdings;

    - each membership interest of Venturian Holdings issued and outstanding immediately prior to the effective time of the merger will be converted into and become one membership interest of the surviving entity and will, with the membership interests issued to the acquiring shareholders and Robert Rappaport, constitute the only outstanding membership interests of the surviving entity;

    - dissenting shareholders who do not vote to approve and adopt the merger agreement and who otherwise strictly comply with the provisions of the Minnesota Business Corporation Act regarding statutory dissenters' rights have the right to seek a determination of the fair value of their shares of Venturian common stock and payment in cash therefor under the dissenters' rights statutes in effect in Minnesota in lieu of the consideration; and

    - each stock certificate that has been converted to cash under the terms of the merger agreement will, after the effective time of the merger, evidence only the right to receive, upon the surrender of such certificate, an amount of cash per share equal to the consideration.

THE PAYMENT FUND; PAYMENT FOR SHARES OF COMMON STOCK

    American Stock Transfer & Trust Company, Venturian's paying agent, will make the payments of funds to which the public shareholders (other than dissenting shareholders) are entitled to upon the consummation of the merger and related transactions. On the date on which the merger is completed, Venturian Holdings will deposit or cause to be deposited with the paying agent, cash in the amount equal to at least $1,300,000 of the funds required for payment to the public shareholders (other than dissenting shareholders). Venturian Holdings, as the surviving entity, will be obligated to fund all additional payments of the funds required and within five business days after the effective time of the merger, will deposit or cause to be deposited with the paying agent such additional amount necessary.

    Within three business days following the effective time of the merger, the paying agent will mail to each holder of record of shares of common stock that have been converted as part of the merger and related transactions into the right to receive consideration immediately prior to the effective time of the merger, a letter of transmittal and instructions for use in surrendering stock certificates in exchange for the consideration. No shareholder should surrender any stock certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the paying agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such certificate will be entitled to receive in exchange therefor the consideration into which the number of shares of common stock previously represented by such certificate(s) shall have been converted as part of the merger and related transactions, without any interest thereon, and the stock certificates so surrendered will be cancelled.

    If payment of the consideration is to be made to a person other than the person in whose name the stock certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed (together with signature guarantees on such certificate) or otherwise be in proper form for transfer and that the person requesting such payment shall have paid any transfer or other taxes required by reason of the payment of the consideration to a person other than the registered holder thereof or establish to the satisfaction of the surviving entity that such tax has been paid or is not applicable.

    Six months after the effective time of the merger, Venturian Holdings, the surviving entity, shall be entitled to require the paying agent to deliver to Venturian Holdings any portion of the funds set aside for payment to Venturian shareholders that remains undistributed to or unclaimed by the holders of stock certificates (including the proceeds of any investments thereof), and any holders of stock certificates who have not theretofore complied with the above-described procedures to receive payment of the consideration may look only to Venturian Holdings for payment of the consideration to which they are entitled.

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TRANSFERS OF COMMON STOCK

    After the effective time of the merger, the stock transfer books of Venturian will be closed, and there will be no further registration or transfers of stock certificates on the records of Venturian. If, after the effective time of the merger, stock certificates are presented to the surviving entity, they will be cancelled and exchanged for the consideration pursuant to the terms of the merger agreement (subject to applicable law in the case of dissenting shareholders).

TREATMENT OF STOCK OPTIONS

    Presuming that such persons enter into agreements respecting the cancellation of such options, persons who own options to purchase shares of Venturian common stock (exclusive of Gary Rappaport, whose options will be cancelled without payment) will receive the following in exchange for the cancellation of their options, regardless of whether such options are vested.

    - $250.00; plus

    - an amount equal to the number of Venturian shares subject to options with an exercise price less than $5.00 per share, multiplied by the difference between $5.00 and the applicable exercise price; plus

    - an amount equal to the number of Venturian shares subject to options with an exercise price of at least $5.00 per share multiplied by $.10.

CONDITIONS

    The respective obligations of Venturian Holdings and of Venturian to complete the merger are subject to approval by the Venturian shareholders and a number of other conditions customary in merger agreements. The obligations of Venturian Holdings to complete the merger are subject to a number of additional conditions being satisfied on the closing date, including the following:

    - the holders of not more than 10% of the issued and outstanding shares of the Venturian common stock immediately prior to the effective time of the merger having purported to exercise, or delivered notice to Venturian of their intention to exercise, dissenters' rights with respect to shares of Venturian common stock;

    - the special committee not having withdrawn or rescinded its recommendation that the shareholders vote in favor of the merger and related transactions; and

    - Venturian having entered into written agreements to cancel stock options, in form and substance reasonably satisfactory to Venturian Holdings, with each employee of Venturian who currently holds options to purchase shares of Venturian common stock.

    - the sale by Venturian of substantially all Napco's assets and liabilities to JATA

    The obligations of Venturian to effect the merger are also subject to the condition that Dougherty shall not have withdrawn its opinion and the special committee not having withdrawn its recommendation, prior to the closing date. Either Venturian or Venturian Holdings may waive any condition to closing of the merger.

REPRESENTATIONS AND WARRANTIES; COVENANTS; NO SOLICITATION

    Venturian and Venturian Holdings made to one another a number of representations and warranties that are customary in merger agreements. In addition, a number of covenants that are customary in merger agreements were made by the parties. Venturian agreed to immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any person or entity previously conducted by Venturian or any of its respective officers, directors,

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employees, agents or representatives with respect to any proposed, potential or contemplated proposal or offer (other than by Venturian Holdings) for a tender or exchange offer, merger, consolidation or other business combination involving Venturian or any subsidiary of Venturian, or any proposal to acquire in any manner an equity interest which could result in such party having a direct or indirect equity interest in or acquiring all or material portion of the assets of Venturian or any subsidiary of Venturian, other than the transactions contemplated by the merger and related transactions.

    From and after the date of the merger agreement, without the prior written consent of Venturian Holdings, Venturian also agreed it would not, and would not authorize or permit any of its respective officers, directors, employees, agents or representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action reasonably designed to facilitate any inquiries or the making of any proposal which constitutes or would reasonably be expected to lead to any proposal or offer (other than by Venturian Holdings) for a tender or exchange offer, merger, consolidation or other business combination involving Venturian or any subsidiary of Venturian, or any proposal to acquire in any manner an equity interest which could result in such party having a direct or indirect equity interest in or acquiring all or a material portion of the assets of Venturian or any subsidiary of Venturian, other than the transactions contemplated by the merger agreement.

    Venturian is permitted to engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Venturian or any of its officers, directors, employees, agents or representatives) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Venturian and its business, properties and assets if, and only to the extent that:

    - the third party has first made a bona fide acquisition proposal to the board of directors of Venturian in writing prior to the date upon which the merger agreement shall have been approved and adopted by the required vote of the Venturian shareholders;

    - Venturian's board of directors concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such acquisition proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such acquisition proposal and the party making such acquisition proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Venturian's shareholders from a financial point of view than the merger contemplated by the merger agreement; and

    - Venturian's board of directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the board of directors to act in a manner consistent with its fiduciary duties under applicable law.

    Venturian is required to notify Venturian Holdings, as promptly as practicable:

    - that Venturian has received a bona fide acquisition proposal from a third party;

    - that Venturian is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to the merger agreement; and

    - of the identity of the third party making such acquisition proposal and of all the terms and conditions of such proposal.

    Venturian agreed to keep Venturian Holdings reasonably informed of the status and material terms of such acquisition proposal and promptly advise the third party making such acquisition proposal that Venturian will not participate in negotiations or discussions with or provide information to such third party, unless and until such third party authorizes Venturian to notify Venturian Holdings of the acquisition proposal and of the identity of the third party making such acquisition proposal and of all the terms and conditions of such proposal.

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TERMINATION

    Even if the merger and related transactions are approved by the Venturian shareholders, they may be abandoned at any time prior to the effective time of the merger:

    - by the mutual consent of the Venturian Holdings board of governors and the Venturian special committee;

    - by either the Venturian special committee or Venturian Holdings if:

       - any governmental entity shall have issued an order, decree, or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

       - if the effective time of the merger shall not have occurred by November 30, 2001 (provided that such termination will not be available to any party whose material breach of any representation, warranty, covenant or agreement under the merger agreement has been the cause of or resulted in the failure of the effective time of the merger to have occurred); or

    - by the Venturian Holdings board of governors if any of the conditions stated in the merger agreement to Venturian Holdings' obligation to effect the merger shall not have been satisfied on or prior to the earlier to occur of the closing date, or November 30, 2001.

    Venturian may also terminate the merger agreement, prior to the shareholders' approval of the merger agreement, if the following all occur:

    - Venturian receives a superior proposal from a third party;

    - the Venturian board concludes that failure to enter into an agreement with respect to a superior proposal presented by a third party would result in non-compliance by the Venturian board with its fiduciary duties to Venturian shareholders;

    - Venturian has given Venturian Holdings written notice at least five days prior to the earlier of such determination and the entering into of such agreement;

    - simultaneously with such termination, Venturian enters into such third party superior proposal; and

    - Venturian pays to Venturian Holdings cash in the amount equal to the sum of all reasonable out of pocket costs and expenses incurred by or on behalf of Venturian Holdings in connection with or related to the merger and related transactions, plus $200,000.

FEES AND EXPENSES

    Whether or not the merger and related transactions are completed and except as otherwise provided, all fees and expenses incurred in connection with the merger will be paid by the party incurring such fees and expenses.

AMENDMENT/WAIVER

    Before or after approval and adoption of the merger and related transactions by the shareholders, the merger agreement, subject to applicable law, may be amended, modified and supplemented in any and all respects, by the written agreement of the parties thereto (which, in the case of Venturian, will require approval of its board of directors upon the recommendation of the special committee), at any time prior to the closing date with respect to any of the terms contained therein, provided that after approval and adoption of the merger and related transactions by the Venturian shareholders, the

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amount of the consideration will not be decreased and the form of the consideration will not be altered without the approval of the Venturian shareholders.

    Venturian Holdings or Venturian may waive any condition to its obligations under the merger agreement, or any breach, default or misrepresentation of any other party under the merger agreement; provided, however, that no waiver by any party of any such default, misrepresentation, or breach of warranty or covenant, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                          THE ASSET PURCHASE AGREEMENT

    The following is a summary of the material provisions of the asset purchase agreement, a copy of which is attached as Annex B to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the asset purchase agreement.

THE SALE; CONSIDERATION; INTERIM MANAGEMENT AGREEMENT

    The assets to be sold to JATA represent substantially all Napco's tangible and intangible assets, including, inventory, equipment, machinery, intellectual property, patents, contracts, manufacturing know-how and technology, plans, diagrams, customer lists and other intangible assets used by Napco in its business. Such assets also include all accounts, notes receivable, cash, and cash equivalents of Napco. In addition, the assets will include Napco's interest in International Precision Machining, which Venturian has agreed to sell to JATA. Excluded assets include all life insurance policies and rights with respect thereto, all artwork and all insurance policies. The location of the assets are at Napco's sales and administrative offices located at 11111 Excelsior Boulevard, Hopkins, Minnesota 44343 and at Napco's warehouse facility, leased from Venturian, at 11001 Excelsior Boulevard, Hopkins, Minnesota 44343. JATA has agreed to offer employment to substantially all of Napco's employees.

    JATA will also assume substantially all of Napco's liabilities, as follows:

    - all of Napco's liabilities reflected on Napco's balance sheet as of December 31, 2000 (except to the extent discharged between December 31, 2000 and the closing date);

    - Napco's liabilities arising in the ordinary course of business through the closing date (including warranty obligations to be performed after the closing date with respect to products or services sold prior to the closing date and all supply and other agreements entered into in the ordinary course of business); and

    - liabilities and obligations under the agreements, contracts and commitments identified on the schedules to the asset purchase agreement. JATA will not assume any liabilities relating to events existing prior to January 1, 2001, including, among others, claims for federal, state or local taxes, liability for Napco's office and warehouse facilities not being in compliance with environmental laws, unemployment liability, severance, vacation, bonus, and customer allowances and discounts, except to the extent otherwise provided in the asset purchase agreement. JATA will not assume any liability with respect to the Venturian deferred compensation plan. The purchase price will be paid in immediately available funds at the closing. The purchase price is subject to adjustments relating to a specified minimum net worth and a certain backlog amount.

    On April 11, 2001, the parties also entered into an interim management agreement whereby JATA assumed all management responsibilities and control of all assets and liabilities of Napco that it will purchase pursuant to the asset purchase agreement. During the period between April 11, 2001 and the closing of the merger and related transactions, JATA is responsible for the day to day operations of Napco. The interim management agreement terminates automatically at the closing of the merger and

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
related transactions or, in the event that the asset purchase agreement is terminated, upon the written notice of any party.

REPRESENTATIONS AND WARRANTIES; COVENANTS; NO SOLICITATION

    Napco, Venturian and JATA each made to one another a number of representations and warranties that are customary in asset purchase agreements. Venturian agreed not to actively solicit or engage in negotiations with any person relating to the possible acquisition of the Napco assets and liabilities. Venturian and its affiliates may, however, engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Venturian or any of its affiliates) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Venturian and its business, properties and assets if, and only to the extent that:

    - the third party has first made a bona fide acquisition proposal, which exceeds JATA's cash purchase price offer by 20%, to the board of directors of Venturian or Napco in writing prior to the date upon which the merger and related transactions shall have been approved and adopted by the required vote of the Venturian shareholders;

    - Venturian's board concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such acquisition proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the such acquisition proposal and the party making such acquisition proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Venturian's shareholders from a financial point of view than the transaction contemplated by the asset purchase agreement; and

    - Venturian's board of directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the board of directors to act in a manner consistent with its fiduciary duties under applicable law.

    Venturian is required, as promptly as practicable, to notify JATA:

    - if Venturian or Napco has received a bona fide acquisition proposal from a third party;

    - that Venturian or Napco is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to the asset purchase agreement; and

    - of the identity of the third party making such acquisition proposal and of all the terms and conditions of such proposal.

    JATA may submit a proposal that modifies the terms of the asset purchase agreement by increasing the purchase price in response to the superior proposal. In the event that the Venturian board of directors recommends that the Venturian shareholders adopt the superior proposal and the modified offer equals or exceeds the terms of the superior proposal, Venturian agreed to submit the terms of the modified offer to the Venturian shareholders.

    Venturian also agreed to enter into a lease with JATA for the sales and administrative offices located at Hopkins Tech Center and the Napco warehouse. The material terms of the lease for the offices located at Hopkins Tech Center include:

    - Term: two years

    - Use: general office use

    - Base rent: $5,461.33 per month; $65,536 per year; $4.00 per square foot

    - Premises: approximately 16,384 square feet

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    - Security deposit: $5,461.33

    - Guaranty of lease: NorcaTec will enter into a guaranty of lease pursuant to which it will guarantee to Venturian the payment of all rent, utilities, taxes, assessments, insurance and all other payments to be made by JATA under the lease and the full performance and observance by JATA of all other terms of the lease.

    The material terms of the lease for the Napco warehouse include:

    - Term: two years

    - Use: general warehouse use, including machining, shipping, storage and assembly

    - Base rent: $401,050 per year, payable in monthly installments of $33,420.83; $3.25 per square foot

    - Premises: approximately seven acres and includes an approximately 123,400 square foot building and a metal outbuilding consisting of approximately 9,000 square feet; does not include the fenced in parking area immediately south of the southwestern corner of the main building or the storage and parking area south of the fence marking the southern boundary of the premises

    - Security deposit: $33,416.67

    - Guaranty of lease: NorcaTec will enter into a guaranty of lease pursuant to which it will guarantee to Venturian the payment of all rent, utilities, taxes, assessments, insurance and all other payments to be made by JATA under the lease and the full performance and observance by JATA of all other terms of the lease.

VOTING AGREEMENTS

    The parties also made certain covenants to each other pursuant to which voting agreements were entered into by and among the acquiring shareholders (with the exception of Gary Nathanson), J. Stephen Schmidt and JATA. In the voting agreements, the acquiring shareholders and J. Stephen Schmidt each:

    - agreed to vote their Venturian shares in favor of the merger and related transactions and/or against any superior proposal;

    - agreed not to sell, assign or transfer any of their Venturian common stock unless the purchaser, assignee or transferee agrees to enter into and be subject to a similar voting agreement; and

    - appointed the secretary (or the secretary's designee) of JATA to vote their Venturian shares in favor of the merger and related transactions and/or against any superior proposal.

CONDITIONS

    The obligations of the parties to consummate the sale of the Napco's assets and liabilities are subject to the following conditions, among other standard conditions:

    - there will not have been a breach of the representations and warranties of Venturian and Napco that results in a reduction of $1,000,000 or more in the net worth of the Napco business; and

    - the merger and related transactions shall have been approved by a majority vote of the Venturian shareholders and the holders of fewer than 10% of the issued and outstanding shares of Venturian common stock shall have filed a written notice with Venturian of their intent to exercise dissenters' rights.

    The closing of the Napco assets and liabilities is not contingent on JATA obtaining financing.

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TERMINATION

    The asset purchase agreement may be terminated:

    - automatically in the event that the merger and related transactions is rejected and/or a superior proposal is approved by the Venturian shareholders;

    - by JATA if there is a material adverse breach by Napco or Venturian of their respective obligations under the asset purchase agreement that is not cured within 10 days of written notice by JATA to Napco and Venturian;

    - by Venturian if there is a material adverse breach by JATA or NorcaTec of their respective obligations under the asset purchase agreement that is not cured within 10 days of written notice by Venturian to JATA; or

    - by any party upon written notice to the others in the event that the Napco sale has not occurred on or prior to November 30, 2001, not as a result of the breach of the asset purchase agreement by such party.

    In the event that the agreement automatically terminates or is terminated by JATA due to a material adverse breach by Napco or Venturian, Napco shall reimburse JATA for its reasonable legal and accounting fees and other expenses incurred from February 16, 2001 through the date of such termination, up to a maximum of $100,000. In the event that it automatically terminates because a superior proposal is approved, Napco shall pay JATA a fee of $250,000 plus expenses up to the maximum of $100,000.

FAIRNESS

    As part its process in rendering the fairness opinion, Dougherty reviewed a draft of the asset purchase agreement, analyzed certain aspects of Napco, including its assets and business, and concluded that the $5.00 per share that the public shareholders will receive if the merger and related transactions are approved and consummated, is fair.

JATA LLC AND NORCATEC

    JATA is a New York limited liability company that was formed on March 26, 2001. JATA's address is c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C., 833 Northern Boulevard, Great Neck, New York 11021. JATA is a special purpose entity formed in connection with the proposed Napco sale and has no independent operations. The board of directors of Venturian was given access to information regarding the financial resources available to JATA and was satisfied that the financial resources are sufficient to support JATA's obligations under the asset purchase agreement.

    NorcaTec is a New York limited liability company that was formed on December 21, 1995. NorcaTec sells military spare parts and equipment to various U.S. and foreign governmental entities. NorcaTec is a competitor to Napco. Its address is 800 Axinn Avenue, Garden City, New York 11530. JATA and NorcaTec are affiliated.

                               DISSENTERS' RIGHTS

    Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act provide to each shareholder the right to dissent from the merger and related transactions, and obtain payment in cash for the "fair value" of such shareholder's shares following the consummation of the merger and related transactions. The following summary of the applicable provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such sections, the full texts of which are attached as Annex D to this proxy statement. These sections should be reviewed carefully by any shareholder who

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wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply fully with the procedures set forth herein or therein will result in the loss of dissenters' rights.

    Under the Minnesota Business Corporation Act, holders of common stock will have the right, by fully complying with the applicable provisions of Sections 302A.471 and 302A.473, to dissent with respect to the merger and related transactions and to receive from Venturian Holdings, the surviving entity, payment in cash of the "fair value" of their shares of common stock after the merger and related transactions are completed. The term "fair value" means the value of the shares of common stock immediately before completion of the merger and related transactions.

    All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares of common stock as to which dissenters' rights are asserted. Except as provided in the next sentence, a person having beneficial ownership of shares of common stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights such beneficial owner may have.

    Shareholders who desire to exercise their dissenters' rights must satisfy all of the following conditions:

    Shareholders electing to exercise dissenters' rights must send a written notice of intent to demand fair value, before the taking of the vote on the Transaction, to Venturian c/o Morris Sherman, Leonard, Street and Deinard Professional Association, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the fair value of his, her or its shares. This written demand must be in addition to and separate from any proxy or vote against the merger and related transactions. Voting against, abstaining from voting or failing to vote on the merger and related transactions does not by itself constitute a notice of intent to demand fair value within the meaning of the Minnesota Business Corporation Act.

    Shareholders electing to exercise their dissenters' rights under the Minnesota Business Corporation Act must not vote for approval and adoption of the merger and related transactions. A shareholder's failure to vote against the merger and related transactions will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against adoption of the merger and related transactions or direction to abstain, the proxy will be voted for approval and adoption of the merger and related transactions, which will have the effect of waiving that shareholder's dissenters' rights.

    A Venturian shareholder may not assert dissenters' rights as to less than all of the shares registered in such shareholder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of common stock who is not the record owner of such shares may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to Venturian at or before the time such rights are asserted.

    If the merger and related transactions are approved and adopted by the Venturian shareholders at the special meeting, Venturian Holdings will send a written notice to each shareholder who filed a written notice of intent to demand fair value for such shareholder's shares and did not vote for approval and adoption of the merger and related transactions. The notice will contain the address to which the shareholder shall send a demand for payment and the stock certificates representing the

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dissenting shares in order to obtain payment and the date by which they must be received, a form to be used in connection therewith and other related information.

    In order to receive fair value for the shareholder's shares, a dissenting shareholder must, within 30 days after the date such notice was given (for which purpose notice by Venturian Holdings is deemed to have been given under Minnesota law when deposited in the U.S. mail), demand the payment of fair value for his or her shares, and deposit his or her stock certificates with Venturian Holdings at the address specified in such notice. A dissenting shareholder will retain all rights as a shareholder until the effective time of the merger. After a valid demand by a dissenting shareholder for payment and the related stock certificates are received, or after the effective time of the merger, whichever is later, Venturian Holdings will remit to each dissenting shareholder who has complied with the statutory requirements the amount that Venturian Holdings estimates to be the fair value of such shareholder's shares, with interest commencing five days after the effective time of the merger at a rate prescribed by statute. Remittance will be accompanied by Venturian Holdings' closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the merger, together with Venturian Holdings' latest available interim financial statements, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed if such holder determines to demand supplemental payment and copies of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act.

    If the dissenting shareholder believes that the amount remitted by Venturian Holdings is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the surviving entity of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the executive offices of Venturian at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the surviving entity.

    Within 60 days after receipt of a demand for supplemental payment, the surviving entity must either pay the shareholder the amount demanded or agreed to by such shareholder after discussion with Venturian Holdings or petition a court in Hennepin County, Minnesota for the determination of the fair value of the shares, plus interest. The petition shall name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with Venturian Holdings. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by Venturian Holdings or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders who properly exercised dissenters' rights and did not agree with Venturian Holdings as to the fair value of the shares. Dissenting shareholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by Venturian Holdings. The shareholders shall not be liable to Venturian Holdings for any amounts paid by Venturian Holdings which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against Venturian Holdings, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. If the court finds that Venturian Holdings has failed to comply substantially with
Section 302A.473, the court may assess against Venturian Holdings such fees or expenses of experts or attorneys as the court deems equitable. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

    Venturian Holdings may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder, or who is dissenting on behalf of a person who was not a beneficial owner, on April 11, 2001, the date on which the merger and related transactions were first announced to the public. Venturian Holdings will forward to any such dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval and adoption of the merger and related transactions to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the date the merger and related transactions were first announced to the public.

    Any shareholder who did not own shares on the date the merger and related transactions were first announced to the public and who fails properly to demand payment will be entitled only to the amount offered by Venturian Holdings. Upon proper demand by any such shareholder, rules and procedures applicable in connection with receipt by Venturian Holdings of the demand for supplemental payment given by a dissenting shareholder who owned shares on such date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on such date, except that any such shareholder is not entitled to receive any remittance from Venturian Holdings until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

    Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act could be more than, the same as or, in certain circumstances, less than the consideration they would have received pursuant to the merger and related transactions if they have not exercised dissenters' rights with respect to their shares, and that the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473. Under
Section 302A.471 of the Minnesota Business Corporation Act, a shareholder has no right at law or equity to set aside the adoption or the consummation of the Transaction, except if such adoption or consummation is fraudulent with respect to such shareholder. IF YOU FAIL TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE YOU WILL FORFEIT YOUR RIGHT OF DISSENT AND WILL RECEIVE THE CONSIDERATION FOR YOUR SHARES.

                          MARKET FOR THE COMMON STOCK

COMMON STOCK MARKET PRICE INFORMATION

    Venturian's common stock is traded (currently on the Nasdaq SmallCap Market and previously on the Nasdaq National Market) under the symbol "VENT." The following table shows, for the quarters indicated, the per share high and low closing sale prices of the common stock on the Nasdaq National Market or Nasdaq SmallCap Market, as applicable, based on published financial sources.

                                                                HIGH       LOW
                                                              --------   --------
Fiscal year ended December 31, 2000
  First Quarter.............................................   $6.13      $4.75
  Second Quarter............................................    5.38       4.00
  Third Quarter.............................................    5.00       4.00
  Fourth Quarter............................................    4.38       1.63

Fiscal year ended December 31, 1999
  First Quarter.............................................   $8.64      $5.68
  Second Quarter............................................    6.02       4.55
  Third Quarter.............................................    7.22       4.77
  Fourth Quarter............................................    6.75       4.63


    On December 26, 2000, the last full trading day prior to the public announcement of Gary Rappaport's indication of interest in acquiring Venturian, the closing sale price for Venturian's common stock on the Nasdaq SmallCap Market was $1.63 and the average of the high and low prices was $1.56. On April 5, 2001, the day of the press release announcing Venturian Holdings' revised offer, no Venturian stock traded. The closing sale price and the average of the high and low prices on April 4, 2001 were $2.875. On August 21, 2001, the closing price for Venturian common stock on the Nasdaq SmallCap Market was $4.84. The market price for the Venturian common stock is subject to fluctuation and shareholders are urged to obtain current market quotations.


COMMON STOCK PURCHASE INFORMATION

    None of Venturian, Venturian Holdings, or their executive officers or directors has engaged in any transaction with respect to the common stock of Venturian within the past 60 days. Except as set forth below, during the last two years, neither Venturian (including its directors and officers) nor Venturian Holdings, has purchased any Venturian common stock:

PURCHASER                       QUARTERLY PERIOD   NUMBER OF SHARES   RANGE OF PRICES
---------                       ----------------   ----------------   ---------------
J. Stephen Schmidt............  10/1/00-12/31/00           900         $       1.875
J. Stephen Schmidt............    4/1/00-6/30/00         5,000         $   5.00-5.50
J. Stephen Schmidt............    4/1/99-6/30/99           750         $        5.00
Morris M. Sherman.............    4/1/99-6/30/99           750         $        5.00
Anthony S. Cleberg............    4/1/99-6/30/99           750         $        5.00
Melissa E. Rappaport..........    4/1/99-6/30/99           750         $        5.00
Gary B. Rappaport.............  10/1/00-12/31/00         2,900         $   3.88-4.00
Gary B. Rappaport.............    7/1/00-9/30/00        14,300         $  4.375-5.50
Gary B. Rappaport.............    4/1/00-6/30/00         1,850         $  4.375-4.75
Gary B. Rappaport.............    1/1/00-3/31/00         1,700         $   5.75-6.00
Gary B. Rappaport.............    7/1/99-9/30/99         2,000         $5.9375-7.125

    The average purchase price per share of Venturian common stock purchased by the above persons during the fourth quarter of 2000 was $2.9075.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of the record date, except as otherwise indicated, concerning the beneficial ownership of Venturian's common stock by each person or group known by Venturian to beneficially own more than 5% of the outstanding shares of common stock, individual directors and executive officers, and the directors and executive officers of Venturian as a group.

                                                                AMOUNT AND NATURE OF    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP     OF CLASS
------------------------------------                          ------------------------  ----------
Quarterdeck Public Equities, LLC ...........................  73,705 (direct)               5.67%
  10100 Santa Monica Boulevard, Suite 1425                    39,800 (indirect)(a)          3.06%
  Los Angeles, CA 90067

Henry Partners, L.P. .......................................  90,000 (direct)(b)            6.92%
  255 South 17th Street, Suite 2501
  Philadelphia, PA 19103

Hesperus Partners Ltd. .....................................  70,264 (direct)(c)            5.40%
  225 W. Washington, St., Suite 1650
  Chicago, IL 60606

White Dwarf Partners, L.P. .................................  61,901 (direct)(c)            4.76%
  225 W. Washington, St., Suite 1650
  Chicago, IL 60606

The Charles Schwab Company .................................  72,838 (direct)(d)            5.60%
  Trustee for Venturian Group Profit
  Sharing Plan and Trust
  One Montgomery Street
  San Francisco, CA 94104

Oppenheimer Group, Inc. ....................................  81,015 (direct)(e)            6.23%
  World Financial Center
  New York, NY 10281

Gary B. Rappaport ..........................................  137,175 (direct)(f)          10.21%
  11111 Excelsior Boulevard                                   208,996 (indirect)(g)        16.01%
  Hopkins, MN 55343

Charles B. Langevin ........................................  65,835 (direct)(h)            4.86%

J. Stephen Schmidt .........................................  68,058 (direct)               5.23%

Don M. House, Jr. ..........................................  49,500 (direct)(i)            3.67%

Reinhild D. Hinze ..........................................  28,645 (direct)(j)            2.17%

Mary F. Jensen .............................................  25,300 (direct)(k)            1.91%

Melissa E. Rappaport .......................................  15,127 (direct)               1.16%

Anthony S. Cleberg .........................................  5,728 (direct)               *

Morris M. Sherman ..........................................  3,418 (direct)               *

All directors and executive officers as a group (9 in number  512,291 (direct)(1)          32.76%
  including the above) .....................................  208,996 (indirect)(g)        16.01%

Venturian Holdings, the Acquiring Shareholders and            591,134 (direct)(m)           45.6%
  J. Stephen Schmidt .......................................

------------------------

*   Indicates an amount less than 1%.

(a) Shares owned directly and indirectly by Jon Kutler, the President of Quarterdeck Public Equities, LLC. Excludes 69,305 shares of Venturian's common stock which are issuable upon conversion of a debenture previously issued by Venturian to Quarterdeck, which Venturian intends to retire at closing.


(b) The information set forth is based on a Schedule 13G dated April 16, 2001 filed, with the Securities and Exchange Commission, by Henry Partners, L.P. To the best of Venturian's knowledge, neither Henry Partners nor any of the partners thereof are affiliates of Venturian or any of the expected members of Venturian Holdings.



(c) Hesperus Partners Ltd. ("Hesperus") and White Dwarf Partners, L.P. ("White Dwarf") are affiliates. Voting and investment power with respect to the shares owned by Hesperus may be deemed shared with Sirius Partners L.P., the general partner of Hesperus Partners Ltd. and with Sirius Corporation, the general partner of Sirius Partners L.P., and with respect to the shares owned by White Dwarf, may be deemed shared with Pluto L.L.C., the general partner of White Dwarf. To the best of Venturian's knowledge, neither Hesperus, nor White Dwarf, nor any partner thereof is an affiliate of Venturian or any of the expected members of Venturian Holdings.


(d) These shares are owned by The Charles Schwab Trust Company ("Schwab") as trustee for the Venturian Group Profit Sharing/401(k) Plan. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Schwab is deemed to be a beneficial owner of such securities; however, Schwab expressly disclaims any beneficial interest in said shares. However, it is presently contemplated that Venturian's three directors (Anthony S. Cleberg, Morris M. Sherman, and Charles B. Langevin) who have not entered into a voting agreement with JATA to vote in favor of the merger and related transactions will direct the Charles Schwab Company, the trustee for the plan, to vote the Venturian shares held by the plan in favor of the merger and related transactions.

(e) Beneficial ownership is reported on behalf of the parent and various subsidiaries of Oppenheimer Group, Inc., and for investment advisory clients or discretionary accounts of such subsidiaries. Oppenheimer Group, Inc. disclaims beneficial ownership of such shares.

(f) Includes 42,460 shares of Venturian common stock, which Mr. Rappaport could acquire pursuant to presently exercisable options. Mr. Rappaport does not intend to exercise these options prior to the closing of the merger and related transactions, and will have these options cancelled without any payment to him.

(g) These shares are owned by trusts created under the will of Max B. Rappaport, deceased, for the benefit of his wife and two children (including Gary B. Rappaport, a trustee of said trusts). Mr. Rappaport shares the voting and investment power with respect to said shares in his capacity as trustee or co-trustee of said trusts. Also includes 72,838 shares held by the Venturian group profit sharing/401(k) plan. Mr. Rappaport ordinarily holds voting and dispositive power with respect to these shares. However, it is presently contemplated that Venturian's three directors (Anthony S. Cleberg, Morris M. Sherman, and Charles B. Langevin) who have not entered into a voting agreement with JATA to vote in favor of the merger and related transactions will direct the Charles Schwab Company, the trustee for the plan, to vote the Venturian shares held by the plan in favor of the merger and related transactions. Mr. Rappaport is a participant in the plan.

(h) Includes 53,625 shares of Venturian common stock, which Mr. Langevin could acquire pursuant to presently exercisable options.

(i) Consists of 49,500 shares of Venturian common stock, which Mr. House could acquire pursuant to presently exercisable options.

(j) Includes 22,000 shares of Venturian common stock, which Ms. Hinze could acquire pursuant to presently exercisable options.

(k) Includes 22,000 shares of Venturian common stock, which Ms. Jensen could acquire pursuant to presently exercisable options.

(l) Notes (e) - (k) are incorporated herein by this reference thereto, including 189,585 shares of Venturian common stock which the listed persons could acquire pursuant to presently exercisable options. Such persons will not exercise these options but will surrender the options to be cancelled for the consideration offered as part of the merger and related transactions. Mr. Rappaport's options will be cancelled without payment to him.

(m) As reported on a Schedule 13D filed with the Securities and Exchange Commission on May 3, 2001, the acquiring shareholders and Mr. Schmidt have entered into voting agreements with JATA to vote their shares in favor of the merger and related transactions. The acquiring shareholders have also entered into an agreement with Venturian Holdings pursuant to which they agree to comply with the terms and conditions of their voting agreements with JATA.

                            DIRECTORS AND MANAGEMENT

VENTURIAN

    Set forth below are the name and business address of each director and executive officer of Venturian, the present principal occupation or employment of each such person and the name, principal business address of the corporation or other organization in which such occupation or employment of each such person is conducted. Also set forth below are the material occupations, positions, offices and employment of each such person and the name, principal business and address of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. Each person listed below is a citizen of the United States.

    The present directors of Venturian are:

                                                           PRINCIPAL OCCUPATION OR EMPLOYMENT AND OTHER
NAME (AGE)                              DIRECTOR SINCE             DIRECTORSHIPS HELD; ADDRESS
----------                             -----------------   --------------------------------------------
Morris M. Sherman (65)...............  May 1988            Secretary of Venturian since 1987.
                                                           Mr. Sherman has been a partner in the law
                                                           firm of Leonard, Street and Deinard
                                                           Professional Association, counsel to
                                                           Venturian, for more than five years.
                                                           Address: Leonard, Street and Deinard
                                                           Professional Association, 150 South Fifth
                                                           Street, Suite 2300, Minneapolis, MN 55402.

Charles B. Langevin (55).............  November 1990       Mr. Langevin served as President of Napco
                                                           International Inc., Venturian's wholly-owned
                                                           subsidiary, from 1996 to March 31, 2001.
                                                           Previously, Mr. Langevin was the Executive
                                                           Vice President of Napco International Inc.
                                                           for more than five years. Address: Venturian
                                                           Corp., 11111 Excelsior Boulevard, Hopkins,
                                                           MN 55343.

Melissa E. Rappaport (33)............  May 1998            Ms. Rappaport has been the Vice President of
                                                           Business Development at Capella Education
                                                           Company, an online university offering
                                                           Masters and PhDs to adult working
                                                           professionals, since December 2000.
                                                           Ms. Rappaport previously served in various
                                                           capacities at America West Airlines from
                                                           May 1996 to December 2000, including
                                                           Managing Director of B2C E-Business and
                                                           Director of Revenue Analysis. Prior to her
                                                           employment at America West, Ms. Rappaport
                                                           served in various capacities at Northwest
                                                           Airlines. Ms. Rappaport is the daughter of
                                                           Gary Rappaport, Chairman of the Board and
                                                           Chief Executive Officer of Venturian.
                                                           Address: Capella University, 222 South
                                                           9th Street, 20th Floor, Minneapolis, MN
                                                           55402.

                                                           PRINCIPAL OCCUPATION OR EMPLOYMENT AND OTHER
NAME (AGE)                              DIRECTOR SINCE             DIRECTORSHIPS HELD; ADDRESS
----------                             -----------------   --------------------------------------------
J. Stephen Schmidt (55)..............  May 1998            Mr. Schmidt has owned T.N.B.
                                                           Holdings, Inc., a real estate and financial
                                                           holding company, for more than five years.
                                                           Mr. Schmidt also serves as Chairman of
                                                           Wavecrest Technologies, a high-technology
                                                           electronics measurement company; Chairman of
                                                           PriMed International, a development stage
                                                           medical device company; and is a consultant
                                                           to the Board of Directors of Shufflemaster
                                                           Gaming, Inc., a supplier to the gaming
                                                           industry. Address: T. N. B. Holdings, Inc.,
                                                           420 E. Main Street, Suite 203, Anoka, MN
                                                           55303.

Gary B. Rappaport (64)...............  September 1983      Chairman of the Board and Chief Executive
                                                           Officer of Venturian since 1983; President
                                                           from 1983 until March 1996 and from
                                                           December 1996 to February 1998. Director
                                                           Melissa E. Rappaport is the daughter of
                                                           Mr. Rappaport. Address: Venturian Corp.,
                                                           11111 Excelsior Boulevard, Hopkins, MN
                                                           55343.

Anthony S. Cleberg (48)..............  June 1996           Mr. Cleberg has been the Executive Vice
                                                           President and Chief Financial Officer of
                                                           Champion Enterprises, Inc., a family of
                                                           companies that manufacture and sell
                                                           manufactured and modular housing, since
                                                           October 2000. Mr. Cleberg previously served
                                                           as Executive Vice President and Chief
                                                           Financial Officer of Morrison Knudsen
                                                           Corporation from May 1997 to October 2000.
                                                           Mr. Cleberg worked for Honeywell, Inc. from
                                                           July 1982 to April 1997 in various
                                                           financial positions, including Corporate
                                                           Vice President--Business Development,
                                                           Corporate Vice President--Taxes and
                                                           Corporate Vice President--Finance--Space and
                                                           Aviation Control. Mr. Cleberg is a Certified
                                                           Public Accountant and a Certified Management
                                                           Accountant. Address: Champion Industries,
                                                           2701 Cambridge Ct., Suite 300, Auburn Hills,
                                                           MI 48326.

    The present executive officers of Venturian(1) are:

NAME (AGE)                               OFFICER SINCE               OFFICE(S) HELD
----------                               -------------   ---------------------------------------
Gary B. Rappaport (64).................        1983      Chairman of the Board and Chief
                                                         Executive Officer of Venturian and
                                                         Napco

Mary F. Jensen (46)....................        1987      Chief Financial Officer of Venturian
                                                         and Napco

Reinhild D. Hinze (51).................        1985      Assistant Secretary of Venturian and
                                                         Treasurer, Vice President Operations of
                                                         Napco

------------------------

(1) Each of the indicated officers has been employed by Venturian for more than five years.

    The address for each of the Venturian's executive officers is: Venturian Corp., 11111 Excelsior Boulevard, Hopkins, MN 55343. During the last five years, neither Venturian, nor, to the knowledge of Venturian, any person named above,
(i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding or any violation of federal or state securities laws.

VENTURIAN HOLDINGS

    Gary Rappaport, the Chairman and Chief Executive Officer is currently the sole manager (the Chief Executive Manager and Chief Financial Manager) and sole governor of Venturian Holdings. (See above for additional information regarding Mr. Rappaport.) Upon the effective time of the merger, it is contemplated that Melissa Rappaport will be appointed to serve as the secretary and a governor of Venturian Holdings. Upon the effective time of the merger, it is also contemplated that Jon D. Kutler, a former director of Venturian, will be appointed to serve as a governor of Venturian Holdings. Mr. Kutler has been President and Chief Executive Officer of Quarterdeck Public Equities, LLC and Quarterdeck Partners, Inc. for more than five years. Quarterdeck Public Equities, LLC is an affiliate of Quarterdeck Investment Partners, Inc., an investment banking firm focusing in the global aerospace and defense markets. Mr. Kutler's business address is: Quarterdeck Investment Partners, Inc., 10100 Santa Monica Boulevard, Suite 1425, Los Angeles, California 90067. It is also contemplated that Robert Rappaport, a cousin of Gary Rappaport, will be appointed to serve as a governor of Venturian Holdings. Robert Rappaport is a professional real estate investor. His business address is: Consolidated Investment Properties, Inc., 11111 Excelsior Boulevard, Hopkins, Minnesota 55343.

    During the last five years, none of Venturian Holdings, Gary Rappaport, Melissa Rappaport, Jon Kutler or Robert Rappaport (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or
(ii) has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding or any violation of federal or state securities laws.

                              INDEPENDENT AUDITORS

    The firm of Grant Thornton LLP has served as the independent auditor for Venturian and its predecessors since 1970. The consolidated financial statements of Venturian for each of the years in the three year period ended December 31, 2000 included in Venturian's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Grant Thornton LLP, independent auditors, as stated in their reports appearing therein. It is expected that representatives of Grant Thornton LLP will be present at the special meeting, both to respond to appropriate questions of Venturian shareholders and to make a statement if they so desire.

                             SHAREHOLDER PROPOSALS

    The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. If the merger and related transactions are consummated, there will be no public Venturian shareholders and no public participation in any future meetings of Venturian shareholders. However, if the merger and related transactions are not consummated, all Venturian shareholders will continue to be entitled to attend and participate in Venturian shareholders' meetings. If the merger and related transactions are not consummated, Venturian's next annual meeting of shareholders (for the fiscal year ending December 31, 2001) is expected to be held on or about May 8, 2002 and proxy materials in connection with that meeting are expected to be mailed on or about April 5, 2002. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in Venturian's proxy materials for that meeting should have been received by Venturian on or before December 15, 2001 to have complied with the rules of the Securities and Exchange Commission.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Securities and Exchange Commission allows Venturian to incorporate by reference information into this proxy statement, which means that Venturian can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents previously filed by Venturian with the Securities and Exchange Commission are incorporated by reference in this proxy statement and are deemed to be a part hereof:

    - Annual Report on Form 10-K, including Exhibit 13 to Form 10-K--Annual Report to Shareholders;


    - Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000;



    - Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001; and



    - Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001.


    All documents subsequently filed by Venturian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the special meeting, shall be deemed to be incorporated by reference into this proxy statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement.


    Venturian undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Mary Jensen, Venturian Corp., 11111 Excelsior Boulevard, Hopkins, Minnesota 55343; telephone number: (952) 931-2500. Venturian's Form 10-K, including Exhibit 13 to Form 10-K Annual Report to Shareholders and Form 10-K/A for the fiscal year ended December 31, 2000, and its 10-Qs for the quarters ended March 31, 2001 and June 30, 2001 are being delivered to shareholders with this proxy statement.

                                 OTHER BUSINESS

    Under Minnesota law, the business conducted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting. Accordingly, no other business will be conducted at the special meeting.

                             AVAILABLE INFORMATION

    No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the merger and related transactions, and, if given or made, such information or representations may not be relied upon as having been authorized by Venturian or Venturian Holdings. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Venturian since the date hereof.

    Because the merger is a "going private" transaction under the rules of the Securities Exchange Commission, Venturian Holdings has filed (prior to or concurrently with the filing of this proxy statement) with the Securities and Exchange Commission a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Securities Exchange Act of 1934, as amended, with respect to the merger and related transactions. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto and the appraisals of the Napco warehouse and the Hopkins Tech Center properties are available for inspection and copying at the principal executive offices of Venturian during regular business hours by any interested shareholder of Venturian, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Mary Jensen, Venturian Corp., 11111 Excelsior Boulevard, Hopkins, Minnesota 55343; telephone number: (952) 931-2500, or from the Securities and Exchange Commission as described below.

    Venturian is currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the
Schedule 13E-3 and the exhibits thereto, may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the Securities and Exchange Commission's public reference rooms, you may call the Securities and Exchange Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Securities and Exchange Commission's Internet address at "http://www.sec.gov." Venturian's common stock is listed on the Nasdaq SmallCap Market (ticker symbol: VENT).

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                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of April 11, 2001 by and between Venturian Holdings, LLC, a Delaware limited liability company ("PURCHASER"), and Venturian Corp., a Minnesota corporation (the "COMPANY" and, together with Purchaser, hereinafter sometimes referred to as the "CONSTITUENT ENTITIES").

    WHEREAS, the Company and its Napco International Inc. subsidiary ("Napco") have entered into an agreement with JATA LLC pursuant to which JATA LLC is acquiring substantially all of the assets, and assuming certain liabilities, of the Napco business (the "Napco Purchase Agreement"); and

    WHEREAS, in connection with the Napco Purchase Agreement, the Company, Napco and JATA LLC have entered into a management agreement (the "Napco Management Agreement") pursuant to which JATA LLC will manage the Napco business pending the closing of the purchase and sale contemplated in the Napco Purchase Agreement; and

    WHEREAS, Purchaser has proposed acquiring the Company by effecting the Merger (as defined in Section 1.02 hereof) pursuant to this Agreement, whereby the shares of the outstanding common stock, par value $1.00 per share, of the Company (the "SHARES" or "COMPANY COMMON STOCK"), except as otherwise provided herein, will be converted into cash at a price of $5.00 per Share;

    WHEREAS, the Board of Directors of Purchaser and the Board of Directors of the Company, based upon the recommendation of a special committee of the Company's independent directors (the "COMPANY SPECIAL COMMITTEE"), have approved this Agreement and determined that it is in the best interests of their respective companies and shareholders to consummate this Agreement and the transactions provided for herein; and

    WHEREAS, the members of Purchaser ("PURCHASER MEMBERS") are, or will be prior to the consummation of the Merger, the owners of approximately 38% of the Shares; and

    WHEREAS, the Company and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

    Section 1.01 COMPANY ACTIONS. The Company hereby approves of the Merger and represents that, upon the recommendation of the Company Special Committee, its Board of Directors, at a meeting duly called and held, has (i) approved this Agreement (including all terms and conditions set forth herein) and the transactions contemplated hereby, including the Merger, determining that the Merger is advisable and that the terms of the Merger are fair to, and in the best interests of, the Company and its shareholders (the "COMPANY SHAREHOLDERS"), (ii) directed that this Agreement and the Merger be submitted to a vote of the Company Shareholders, and (iii) resolved to recommend that the Company Shareholders approve and adopt this Agreement and the Merger. The Company represents that Section 302A.673 of the Minnesota Business Corporation Act, as amended (the "MBCA"), does not limit in any respect the transactions contemplated by this Agreement. The Company hereby consents to the inclusion in the Proxy Documents (as defined in Section 1.06 hereof) of the recommendation of its Board of Directors described in clause (iii) of the first sentence of this
Section 1.01.

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    Section 1.02  THE MERGER.  Subject to the terms and conditions of this
Agreement, the provisions of the MBCA and the provisions of the Delaware Limited Liability Company Act, as amended (the "DLLCA"), at the Effective Time (as defined in Section 1.03 hereof), the Company and the Purchaser shall consummate a merger (the "MERGER") pursuant to which (a) the Company shall be merged with and into the Purchaser and the separate corporate existence of the Company shall thereupon cease, (b) the Purchaser shall be the surviving entity in the Merger (the "SURVIVING ENTITY"), and (c) the Surviving Entity shall possess all the rights, privileges, immunities, and franchises of each of the Company and the Purchaser. Pursuant to the Merger, (x) the Certificate of Formation of the Purchaser shall be the Certificate of Formation of the Surviving Entity until thereafter amended as provided by law and such Certificate of Formation, and (y) the Limited Liability Company Agreement of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Limited Liability Company Agreement of the Surviving Entity until thereafter amended as provided by law, the Certificate of Formation and such Limited Liability Company Agreement. The Merger shall have the effects set forth in the MBCA and the DLLCA.

    Section 1.03 EFFECTIVE TIME. Purchaser shall cause the Purchaser to, and the Company shall, execute and file on the Closing Date (as defined in Section
1.04 hereof) (or on such later date as Purchaser and the Company may agree) an appropriate Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware (the "DE SECRETARY OF STATE") and appropriate Articles of Merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Minnesota (the "MN SECRETARY OF STATE"). The Merger shall become effective on the date on which the Certificate of Merger and Articles of Merger are duly filed with the DE Secretary of State and the MN Secretary of State, respectively, or such later date and time as is agreed upon by the Constituent Entities and specified in the Certificate of Merger and in the Articles of Merger, and such date and time is hereinafter referred to as the "EFFECTIVE TIME." Purchaser shall also comply with MBCA Section 302A.651 Subd. 4 relating to a foreign surviving organization.

    Section 1.04 CLOSING. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the third business day, after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "CLOSING DATE"), at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota, unless another date, time or place is agreed to in writing by the parties hereto.

    Section 1.05 GOVERNORS AND OFFICERS OF THE SURVIVING ENTITY. The Board of Governors and officers of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the governors and officers, respectively, of the Surviving Entity until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Certificate of Formation and Limited Liability Company Agreement.

    Section 1.06  MEETING OF COMPANY SHAREHOLDERS.

        (a) As required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law: (i) use its reasonable efforts to duly call, give notice of, convene and hold a special meeting of the Company Shareholders (the "SPECIAL MEETING") as soon as practicable following the date of this Agreement for the purpose of considering and taking action upon this Agreement;
    (ii) prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in the Proxy Statement (as hereinafter defined) and, after consultation with Purchaser, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information

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    statement (the "PROXY STATEMENT") to be mailed to the Company Shareholders, and (y) to obtain the necessary approvals of the Merger and this Agreement by the Company Shareholders; and (iii) include in the Proxy Statement the recommendation of the Board that Company Shareholders vote in favor of the approval of the Merger and this Agreement (the Proxy Statement, together with such related materials sent to the Company Shareholders, collectively, the "PROXY DOCUMENTS").

        (b) Purchaser shall provide the Company with the information concerning Purchaser required to be included in the Proxy Statement. Purchaser shall vote, or cause to be voted, all of the shares of Company Common Stock then owned by it, the Purchaser or any of its Affiliates (as defined in the Securities Act of 1933, as amended (the "SECURITIES ACT")) in favor of the approval of the Merger and of this Agreement.

                                  ARTICLE II.
                            CONVERSION OF SECURITIES

    Section 2.01 CONVERSION OF CAPITAL STOCK. The manner and basis of converting the shares of capital stock or membership interests of each of the Constituent Entities is set forth in this Section 2.01. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or membership interests in the Purchaser (the "PURCHASER MEMBERSHIP INTEREST"):

        (a) PURCHASER MEMBERSHIP INTERESTS; INTEREST IN SURVIVING ENTITY. Each issued and outstanding Purchaser Membership Interest shall remain as a membership interest in the Purchaser and thus, will a constitute membership interest in the Surviving Entity immediately after the Effective Time. Each share of Company Common Stock held by those persons listed on Schedule 2.01(a) ("CERTAIN SHAREHOLDERS") shall be converted into and become one validly issued, fully paid and nonassessable membership interest in the Surviving Entity, which, along with those Purchaser Membership Interests referred to in the foregoing sentence, shall constitute the only issued and outstanding membership interests in the Surviving Entity immediately after the Effective Time.

        (b) CANCELLATION OF CERTAIN SHARES. All shares of Company Common Stock owned by any Subsidiary (as defined in Section 3.01 hereof) of the Company or by Purchaser or any other wholly owned Subsidiary of Purchaser shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF SHARES OF COMPANY COMMON STOCK. Each issued and outstanding share of Company Common Stock (other than Shares held by Certain Shareholders, Shares to be cancelled in accordance with Section 2.01(b) and any Dissenting Common Stock (as defined in Section 2.03 hereof)), shall be converted into the right to receive cash in the amount of $5.00 (the "MERGER CONSIDERATION"), without interest, payable to the holder thereof, prorated for fractional shares, upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in
    Section 2.02 hereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section
    2.02 hereof, without interest.

    Section 2.02  EXCHANGE OF CERTIFICATES.

        (a) PAYING AGENT. American Stock Transfer & Trust Company (the "PAYING AGENT") shall make the payments of the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section
    2.01(c) hereof. On the Closing Date, Purchaser shall take all steps necessary to deposit or cause to be deposited with the Paying Agent at least $1,300,000 of

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    the funds required for timely payment thereunder. Such funds shall be invested by the Paying Agent as directed by Purchaser or the Surviving Entity. The Surviving Entity will be obligated to fund all additional payments of the funds to which holders of shares of Company Common Stock shall become entitled to pursuant to Section 2.01(c) hereof. Within five
    (5) business days after the Effective Time, the Surviving Entity will deposit or cause to be deposited with the Paying Agent such additional amount necessary to cover payment to such holders.

        (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, but in no event more than three (3) business days thereafter, Purchaser shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES"), whose shares were converted pursuant to Section
    2.01(c) hereof into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Purchaser and the Surviving Entity may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (f) below), for each share of Company Common Stock (prorated for fractional shares) formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Entity that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this
    Section 2.02. No interest will be paid or will accrue on any shares of Company Common Stock.

        As soon as reasonably practicable after the Effective Time, but in no event more than three (3) business days thereafter, Purchaser shall mail to each Certain Shareholder, whose shares were converted pursuant to Section 2.01(a) hereof into the right to receive membership interest in the Surviving Entity, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Purchaser and shall be in such form and have such other provisions as Purchaser and the Surviving Entity may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for membership interests in the Surviving Entity. Upon surrender of a Certificate to Purchaser, together with such letter of transmittal, duly executed, a Certain Shareholder shall be entitled to receive in exchange therefor one membership interest in the Surviving Entity for each share of Company Common Stock (prorated for fractional shares) formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.02, each Certificate held by a Certain Shareholder shall be deemed at any time after the Effective Time to represent only the right to receive a membership interest in the Surviving Entity as contemplated by this Section 2.02.

        (c) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificate or Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Certificates to have been lost, stolen or destroyed, the amount to

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    which such person would have been entitled under Section 2.02(b) hereof but for failure to deliver such Certificate or Certificates to the Paying Agent shall nevertheless be paid to such person; PROVIDED, HOWEVER, that the Surviving Entity may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Entity an indemnity agreement in form and substance satisfactory to the Surviving Entity and if reasonably deemed advisable by the Surviving Entity, a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Entity or Purchaser with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.

        (d) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates for Shares subject to Section 2.01(c) are presented to the Surviving Entity for any reason, they shall be cancelled in exchange for the Merger Consideration for each Share represented by such Certificate as provided in this Article II.

        (e) TERMINATION OF FUND; NO LIABILITY. At any time following six months after the Effective Time, the Surviving Entity shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Entity (subject to any applicable abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such shareholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Entity nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (f) WITHHOLDING TAXES. As specified in the Proxy Documents or otherwise required by law, Purchaser, the Purchaser, the Surviving Entity and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger such amounts as Purchaser, the Purchaser, the Surviving Entity or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Purchaser, the Purchaser, the Surviving Entity or the Paying Agent, the withheld amounts (i) shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the deduction and withholding was made, and (ii) shall be promptly paid over to the applicable taxing authority.

    Section 2.03 DISSENTING COMMON STOCK. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the MBCA, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised dissenters' rights with respect thereto in accordance with Sections 302A.471 and 302A.473 of the MBCA and have not withdrawn or lost such rights (the "DISSENTING COMMON STOCK"), shall not be converted into or represent the right to receive the Merger Consideration, but rather, holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the fair value of such shares of Dissenting Common Stock in accordance with the provisions of Section 302A.473 of the MBCA unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to dissent and payment under Sections 302A.471 and 302A.473 of the MBCA. If, after the Effective Time, any such holder fails to perfect or

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effectively withdraws or loses such right, such shares of Dissenting Common
Stock shall thereupon be treated as if they had been converted into and to have become, for each such share, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.03, if (i) the Merger is rescinded or abandoned or (ii) the Company Shareholders do not approve the Merger and this Agreement, then the right of any shareholder to be paid the fair value of such shareholder's shares of Dissenting Common Stock pursuant to Section 302A.473 of the MBCA shall cease. The Company shall give Purchaser prompt notice of any notice of intent to demand payment of fair value of any shares of Company Common Stock under Section 302A.473 of the MBCA received by the Company with respect to shares of Dissenting Common Stock, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any dissenters' rights or offer to settle or settle any demands made by holders of any shares of Dissenting Common Stock.

    Section 2.04 COMPANY OPTION PLANS. Purchaser and the Company shall take all actions necessary (including, without limitation, the execution and delivery by the Company and each of the holders of employee stock options to purchase shares of Company Common Stock ("OPTIONS") of one or more agreements to provide that, effective as of the Effective Time, (i) each outstanding Option granted under the Company's 1995 Stock Option Plan, as amended, and under the Company's Non-Employee Director Stock Plan (collectively, the "STOCK PLAN"), whether or not then exercisable or vested, shall be cancelled, and (ii) in consideration of such cancellation, the Company (or, at Purchaser's option, the Purchaser) shall pay to each such holder of Options an amount in cash in respect thereof equal to the sum of (A) $250.00; PLUS (B) the number of shares of Company Common Stock subject to the unexercised Options to be surrendered by the holder thereof with a purchase or exercise price less than $5.00 per share, multiplied by the difference, if any, between $5.00 and the purchase or exercise price for such Option as set forth in the applicable option agreement; PLUS (C) the number of shares of Company Common Stock subject to the unexercised Options to be surrendered by the holder thereof with a purchase or exercise price in excess of $5.00 per share multiplied by $.10 (such payment to be net of applicable withholding taxes). As of the Effective Time, the Stock Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company shall be cancelled. The Company shall take all action necessary to ensure that, after the Effective Time, no person shall have any right under the Stock Plan or any other plan, program or arrangement with respect to equity securities of the Company, or any direct or indirect Subsidiary of the Company.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Purchaser, as of the date hereof and at the Closing Date, that except as set forth in the disclosure schedule of the Company delivered to Purchaser concurrently herewith (the "COMPANY DISCLOSURE SCHEDULE"):

    Section 3.01 CORPORATE ORGANIZATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect (as defined below) on the Company ("COMPANY MATERIAL ADVERSE EFFECT"). As used

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in this Agreement, (a) the term "MATERIAL ADVERSE EFFECT" means, (i) a material adverse effect on the business, results of operations, financial condition or prospects of such party or any of its Subsidiaries, either individually or in the aggregate, including, without limitation, any adverse effect that results in or gives rise to, or is reasonably likely to result in or give rise to, the creation, incurrence or imposition of any liability, individually or in the aggregate, in excess of $100,000, with respect to such party (including, in the case of the Company, the Surviving Entity), or (ii) a material adverse effect on the party's ability to consummate the transactions contemplated hereby, and
(b) the term "SUBSIDIARY" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (ii) such party or any subsidiary of such party is a general partner of a partnership or a manager of a limited liability company. The copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company, which have previously been made available to Purchaser, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and as of the Closing Date.

    Section 3.02  CAPITALIZATION.

        (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock. At the close of business on March 2, 2001, there were 1,297,539 shares of Company Common Stock issued and outstanding. As of March 2, 2001, there were 257,015 shares of Company Common Stock issuable upon the exercise of outstanding Options pursuant to the Stock Plan. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Since March 2, 2001 the Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of stock options referred to above. Except as set forth above or as otherwise contemplated or permitted by Section 5.01(a) hereof, as of the date of this Agreement there are not and, as of the Effective Time there will not be, any shares of capital stock issued and outstanding or any subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any shares of Company Common Stock.

        (b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of any liens, charges, encumbrances, pledges, hypothecations, adverse rights or claims and security interests whatsoever (collectively, "LIENS"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the Company's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such Subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    Section 3.03  AUTHORITY.

        (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the approval of holders of a majority of the outstanding shares of Company Common Stock prior to the consummation of the Merger in accordance with Section 302A.613 of the MBCA. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of the Company Shareholders as contemplated by Section 1.06 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        (b) The Company Special Committee and Board of Directors of the Company have approved and taken all corporate action required to be taken by the Company Special Committee and Board of Directors, respectively, for the consummation of the transactions contemplated by this Agreement.

    Section 3.04 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for (i) the filing with the SEC of the Proxy Documents relating to the meeting of the Company Shareholders to be held in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with the MN Secretary of State pursuant to the MBCA and with the DE Secretary of State pursuant to the DLLCA, (iii) the adoption of this Agreement by approval of holders of a majority of the shares of outstanding Company Common Stock and (iv) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), no consents or approvals of, or filings, declarations or registrations with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY"), are necessary for the consummation by the Company of the transactions contemplated hereby, except for such consents, approvals, filings, declarations or registrations which, if not obtained prior to or at the Closing would not, either individually or in the aggregate, result in or give rise to a Company Material Adverse Effect. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any of the similar organizational documents of any of its Subsidiaries.

    Section 3.05 FINANCIAL STATEMENTS. Each consolidated balance sheet of the Company (including the related notes and schedules) included in the Company Reports (defined below) fairly presents, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements included in the Company Reports (including the related notes, where applicable) fairly present, in all material respects (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective periods or dates therein set forth. As used in this Agreement, "Company Reports" means all required forms, notices, reports, schedules and documents (including all exhibits, schedules, annexes, amendments and supplements thereto) filed with the SEC.

    Section 3.06 OPINION OF FINANCIAL ADVISOR. The Company Special Committee has received the opinion of Dougherty & Company LLC ("Dougherty") to the effect that, as of the date of such opinion, the consideration to be received in the Merger is fair to the Company Shareholders, other than Purchaser and the Purchaser Members, from a financial point of view.

    Section 3.07 TAKEOVER STATUTES. The Company has taken all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Section 302A.671 or Section 302A.673 of the MBCA) (each a "TAKEOVER STATUTE") or restrictive provision of any applicable anti-takeover provision in the governing documents of the Company limits or otherwise affects, or at or after the Effective Time will limit or otherwise affect, in any respect, the Purchaser, the Surviving Entity the Merger or any other transaction contemplated by this Agreement, the voting by Purchaser of its shares of Company Common Stock with respect to this Agreement or the Merger, or any business combination between the Company and Purchaser or any Affiliate thereof (other than stock purchases following any tender offer by the Purchaser or any Affiliate thereof after the date of this Agreement which would be subject to the Section 302A.675 of the MBCA).

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

    Purchaser represents and warrants to the Company, as of the date hereof and at the Closing Date, that except as set forth in disclosure schedule of the Purchaser delivered to the Company concurrently herewith (the "PURCHASER DISCLOSURE SCHEDULE"):

    Section 4.01 CORPORATE ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the organizational power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect on the Purchaser ("PURCHASER MATERIAL ADVERSE EFFECT"). The copies of the Certificate of Formation and Limited Liability Company Agreement (or similar organizational documents) of the Purchaser, which have previously been made available to Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement and as of the Closing Date.

    Section 4.02 AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and by the Purchaser Members and no other organizational action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

    Section 4.03 CONSENTS AND APPROVALS; NO VIOLATION. Except for (i) the filing of the Proxy Documents with the SEC, (ii) the filing of the Articles of Merger with the MN Secretary of State pursuant to the MBCA and with the DE Secretary of State pursuant to the DLLCA, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Securities Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Purchaser of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Purchaser Material Adverse Effect. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms or provisions hereof, will conflict with or violate any provision of the Certificate of Formation or Limited Liability Company Agreement of Purchaser.

    Section 4.04 PURCHASER'S OPERATIONS. The Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

    Section 4.05 AVAILABLE FUNDS. Purchaser currently has or the Surviving Entity, upon consummation of the Merger will have, available cash and/or the ability to borrow funds under existing credit arrangements in the ordinary course of business that are adequate to fund the payment obligations of Purchaser and the Surviving Entity pursuant to Section 2.01 and 2.02 of this Agreement.

    Section 4.06 PURCHASER INFORMATION. The information relating to Purchaser and its Subsidiaries and Affiliates to be provided by Purchaser to be contained in the Proxy Documents, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Documents (except that no representation is made as to such portions thereof that relate only to the Company or any of its Subsidiaries) shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the Securities Act and the rules and regulations thereunder, respectively.

    Section 4.07 REPRESENTATIONS AND WARRANTIES OF COMPANY. Purchaser has no knowledge of any breach by Company of the representations and warranties set forth in Article III hereof.

                                   ARTICLE V.
                                   COVENANTS

    Section 5.01 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, unless Purchaser otherwise agrees in writing, the Company shall, and shall cause its Subsidiaries to: (i) conduct its business in the usual, regular and ordinary course consistent with past practice; and
(ii) maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees (except that Purchaser hereby consents to the Napco Management Agreement).

    Section 5.02  NO SOLICITATION.

        (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any person or entity conducted heretofore by the Company, its Subsidiaries or any of their respective officers, directors, employees, agents or representatives (collectively, "REPRESENTATIVES") with respect to any proposed, potential or contemplated Acquisition Proposal (as defined in Section 5.02(e) hereof).

        (b) From and after the date hereof, without the prior written consent of the Purchaser, the Company will not, and will not authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action reasonably designed to facilitate any inquiries or the making of any proposal which constitutes or would reasonably be expected to lead to an Acquisition Proposal.

        (c) Notwithstanding any other provision hereof, the Company may engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with the Company or any of its Representatives) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (i)(A) the third party has first made a bona fide Acquisition Proposal to the Board of Directors of the Company in writing prior to the date upon which this Agreement and the Merger shall have been approved by the required vote of the Company Shareholders, (B) the Company's Board of Directors concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the party making such Acquisition Proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to the Company Shareholders from a financial point of view than the Merger contemplated by this Agreement (any such Acquisition Proposal, a "COMPANY SUPERIOR PROPOSAL"), and (C) the Company's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; (ii) the Company (A) shall as promptly as practicable notify Purchaser (1) that the Company has received a bona fide Acquisition Proposal from a third party, (2) that the Company is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to clause (i) of this Section 5.02(c), and (3) of the identity of the third party making such Acquisition Proposal and of all the terms and conditions of such proposal, and (B) shall keep Purchaser reasonably informed of the status and material terms of such Acquisition Proposal; and (iii) the Company shall promptly advise the third party making such Acquisition Proposal that the Company will not participate in negotiations or discussions with or provide information to such Person, unless and until such person authorizes the Company to comply with clause
    (ii) of this Section 5.02(c).

        (d) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a director or an officer of the Company or any of its Subsidiaries, or any investment banker, attorney or other Representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this
    Section 5.02 by the Company.

        (e) The term "ACQUISITION PROPOSAL" shall mean any proposal or offer (other than by Purchaser) for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, or any proposal to acquire in any manner an equity interest which could result in such party having a direct or indirect equity interest in or acquiring all or material portion of the assets of the Company or any Subsidiary of the Company, other than the transactions contemplated by this Agreement and the transactions contemplated in the Napco Purchase Agreement.

    Section 5.03 REGULATORY MATTERS. The Company and Purchaser shall take all actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall, as applicable, include, without limitation, filing the notification and report form and furnishing all other information required in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Purchaser shall and shall cause its respective Subsidiaries to, use its best efforts to take all actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Purchaser, the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

    Section 5.04 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Purchaser and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, the Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except as may be required by law, by any listing agreement with a national securities exchange or by any rule or regulation of the NASD (in which event, the non-disclosing party shall nevertheless have the opportunity to review and consult with the disclosing party regarding such disclosure prior to the making thereof).

    Section 5.05 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any material failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 5.06 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of Purchaser and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

    Section 5.07 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Purchaser.

    Section 5.08 ACTIONS BY COMPANY. Except as otherwise required by applicable law, any actions contemplated to be taken under this Agreement by the Board of Directors of the Company or the Company may be taken by the Company Special Committee on behalf of the Company or its Board of Directors. Notwithstanding any other provisions contained herein, (i) any amendment or modification of, or supplement to, this Agreement that is adverse to the Company Shareholders shall require the consent of the Company Special Committee and (ii) the waiver of any obligation, covenant, agreement or condition herein, or the giving of any consent or the exercise of any material right thereunder by the Company or its Board of Directors shall require the consent of the Company Special Committee.

                                  ARTICLE VI.
                                   CONDITIONS

    Section 6.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

        (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite vote of the Company Shareholders required by applicable law and the Articles of Incorporation of the Company in order to consummate the Merger.

        (b) STATUTES; CONSENTS. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any foreign or domestic Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time.

        (c) INJUNCTIONS. There shall be no order or injunction of a foreign or United States federal or state court or other Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger.

    Section 6.02 ADDITIONAL CONDITIONS TO PURCHASER'S OBLIGATION TO EFFECT THE MERGER. In addition to the conditions set forth in Section 6.01, Purchaser's obligation to effect the Merger shall also be subject to the satisfaction on the Closing Date of each of the following additional conditions:

        (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The representations and warranties of the Company shall be true and correct in all material respects, except for representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects.

        (b) COMPLIANCE WITH COVENANTS. The Company and each Subsidiary of the Company shall have complied with or performed all covenants to be complied with or performed by the Company or such Subsidiary pursuant to the terms of this Agreement, including without limitation, those set forth in Article V hereof.

        (c) DISSENTING COMMON STOCK. The holders of not more than ten percent (10%) of the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time shall have purported to exercise, or delivered notice to the Company of their intention to exercise, dissenters' rights with respect to such Shares (which purported exercise shall include notice of intent to demand payment of fair value of shares of Company Common Stock under Section 302A.473 of the MBCA).

        (d) NAPCO SALE. The purchase and sale contemplated in the Napco Purchase Agreement shall have been consummated in accordance with the terms of such agreement.

        (e) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any change, event, development or circumstance that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

        (f) WITHDRAWAL OF RECOMMENDATION. The Company Special Committee and the Board of Directors shall not have withdrawn or rescinded their respective recommendations, referred to in Section 3.03(b), that the shareholders vote in favor of this Agreement and the Merger.

        (g) AGREEMENTS REGARDING CANCELLATION OF OPTIONS. The Company shall have entered into written agreements, in accordance with Section 2.04 hereof, regarding cancellation of Options with each employee of the Company who currently holds Options.

    Section 6.03 ADDITIONAL CONDITIONS TO COMPANY'S OBLIGATION TO EFFECT THE MERGER. In addition to the conditions set forth in Section 6.01, the Company's obligation to effect the Merger shall also be subject to the satisfaction on the Closing Date of each of the following additional conditions:

        (a) REPRESENTATIONS AND WARRANTIES OF PURCHASER. The representations and warranties of the Purchaser shall be true and correct in all material respects, except for representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects.

        (b) COMPLIANCE WITH COVENANTS. The Purchaser shall have complied with or performed all covenants to be complied with or performed by it pursuant to the terms of this Agreement, including without limitation, those set forth in Article V hereof.

        (c) NO WITHDRAWAL OF OPINION OF FINANCIAL ADVISOR OR THE RECOMMENDATION OF THE COMPANY SPECIAL COMMITTEE. Neither Dougherty nor the Company Special Committee shall have withdrawn its opinion referred to in Section 3.06 or its recommendation referred to in Section 3.03(b), respectively, prior to the Closing Date.

                                  ARTICLE VII.
                                  TERMINATION

    Section 7.01 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after Company Shareholder approval thereof:

        (a) by the mutual consent of the Purchaser and the Company Special Committee;

        (b) by the Purchaser in the event that the Napco Purchase Agreement is terminated;

        (c) by either of the Company Special Committee or the Purchaser: (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement shall have used all commercially reasonable efforts to challenge such order, decree or ruling; or (ii) if the Effective Time shall not have occurred by November 30, 2001, unless the Effective Time shall not have occurred because of a material breach of this Agreement by the party seeking to terminate this Agreement;

        (d) by the Purchaser if any of the conditions specified in Sections 6.01 or 6.02 shall not have been satisfied on or prior to November 30, 2001;

        (e) by the Company if any of the conditions specified in Sections 6.01 or 6.03 shall not have been satisfied on or prior to November 30, 2001; or

        (f) by the Company (but only after the Company has made such payments as are provided for in Section 7.02 and only prior to the approval of this Agreement and the Merger by the Company Shareholders), if (i) the Board of Directors of the Company shall conclude in good faith, after considering applicable state law and consulting with outside legal counsel, that failure to enter into a definitive agreement with respect to a Company Superior Proposal would result in the non-compliance by the Board of Directors of the Company with its fiduciary duties to the Company Shareholders under applicable law, (ii) simultaneously with such termination, the Company shall enter into a definitive and binding acquisition or similar agreement with respect to such Company Superior Proposal and (iii) the Company shall have notified Purchaser at least five (5) business days prior to the earlier of such determination by the Board of Directors of the Company and the entering into such definitive and binding agreement; PROVIDED, HOWEVER, that such termination under this Section 7.01(f) shall not be effective until the Company shall have made payment of such amounts as are provided for in
    Section 7.02.

    Section 7.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made in accordance with the terms thereof, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Purchaser or the Company; PROVIDED, HOWEVER, that nothing in this Section 7.02 shall relieve any party of liability for fraud or for breach of this Agreement (other than a breach of this Agreement arising solely out of the inaccuracy of a representation or warranty of the Company that was accurate when made on the date hereof and which inaccuracy was not caused by any willful and intentional actions or omissions by the Company); PROVIDED, FURTHER, that in the event that the Company terminates this Agreement pursuant to Section 7.01(f), then, simultaneously with, and as condition precedent to, such termination, the Company shall pay to Purchaser, by wire transfer of immediately available funds, cash in an amount equal to $200,000 (which amount the parties agree are reasonable liquidated damages and not a penalty).

                                 ARTICLE VIII.
                                 MISCELLANEOUS

    Section 8.01 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the Company Shareholders contemplated hereby, by written agreement of the parties hereto (which, in the case of the Company, shall require approval of its Board of Directors upon the recommendation of the Company Special Committee), at any time prior to the Closing Date with respect to any of the terms contained herein, provided that after approval of the Agreement by the Company Shareholders, the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered without the approval of the Company Shareholders.

    Section 8.02 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement, the Company Disclosure Schedule, the Purchaser Disclosure Schedule or in any other schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

    Section 8.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Purchaser, to:

           Venturian Holdings, LLC
           11111 Excelsior Boulevard
           Hopkins, Minnesota 55343
           Attention: Gary B. Rappaport
           Telephone No.: (952) 931-2500
           Facsimile No.: (952) 931-2575

           with a copy to:

           Maslon Edelman Borman & Brand LLP
           3300 Wells Fargo Center
           90 South Seventh Street
           Minneapolis, MN 55402-4140
           Attention: Martin R. Rosenbaum, Esq.
           Telephone No.: (612) 672-8200
           Facsimile No.: (612) 672-8397

        (b) if to the Company, to:

           Venturian Corp.
           11111 Excelsior Boulevard
           Hopkins, Minnesota 55343
           Attention: Gary B. Rappaport

           Telephone No.: (952) 931-2500
           Facsimile No.: (952) 931-2575

           with a copy to:

           Leonard, Street and Deinard
           150 South Fifth Street, Suite 2300
           Minneapolis, Minnesota 55402
           Attention: Morris M. Sherman, Esq.
           Telephone No.: (612) 335-1561
           Facsimile No.: (612) 335-1657

    Section 8.04 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the Company Disclosure Schedule, the Purchaser Disclosure Schedule and each other schedule, instrument and other document delivered pursuant hereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 1.02 and Section 2.04, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 8.05 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 8.06 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

    Section 8.07 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 8.08 HEADINGS; CONSTRUCTION. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

    Section 8.09 WAIVER. Any party hereto may waive any condition to its obligations hereunder, or any breach, default or misrepresentation of any other party hereunder (which, in the case of a waiver by the Company, shall require the approval of its Board of Directors upon the recommendation of the Company Special Committee); PROVIDED, HOWEVER, that no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    Section 8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                              [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                            VENTURIAN HOLDINGS, LLC

                                            By:  /s/ GARY B. RAPPAPORT
                                                 -------------------------------------------------
                                                 Name: Gary B. Rappaport
                                                 Title: CEM

                                            VENTURIAN CORP.

                                            By:  /s/ MORRIS M. SHERMAN
                                                 -------------------------------------------------
                                                 Name: Morris M. Sherman
                                                 Title: Secretary

                                SCHEDULE 2.01(A)

Gary B. Rappaport
Gary Trust under the will of Max E. Rappaport
Linda Trust under the will of Max E. Rappaport
Marital Trust under the will of Max E. Rappaport
Susan H. Rappaport
Debra L. Rappaport
Melissa E. Rappaport
Linda Nathanson
Stuart Rappaport
Richard Rappaport
Jon Kutler
Quarterdeck Public Equities, LLC
Dean Greenberg
Henri Jacob
Michael Nathanson
Linda Nathanson as Custodian for Amy Nathanson
Beatrice R. Fligelman Irrevocable Trust #2, Linda Nathanson Trustee

                                                                         ANNEX B

                            ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT, dated as of April 11, 2001, by and among
JATA LLC, a New York limited liability company, with offices c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C., 833 Northern Boulevard, Great Neck, New York 11021 ("Purchaser"), NorcaTec LLC, a New York limited liability company, with offices at 800 Axinn Avenue, Garden City, New York 11530 ("NorcaTec"), VENTURIAN CORP., a Minnesota corporation with offices at 11111 Excelsior Boulevard, Hopkins, Minnesota 55343 ("Venturian"), and NAPCO INTERNATIONAL INC., a Minnesota corporation and a wholly-owned subsidiary of Venturian with offices at 11111 Excelsior Boulevard, Hopkins, Minnesota 55343 ("Napco" or "Seller").

                              W I T N E S S E T H:

    WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase all of the Assets, as hereinafter defined;

    WHEREAS, in connection with and as partial consideration for the sale of the Assets, Purchaser and Venturian, contemporaneously with the execution and delivery of this Agreement, are entering into a Management Agreement in the form of Schedule 1 attached hereto (the "Management Agreement");

    WHEREAS, Venturian is presently negotiating with an entity affiliated with certain of its shareholders for an acquisition of Venturian by such entity (the "Going Private Transaction");

    WHEREAS, as soon as practicable after the execution of this Agreement and an agreement with regard to the Going Private Transaction, and assuming the approval of this Agreement and the Going Private Transaction by a special committee appointed by Venturian's Board of Directors (the "Special Committee"), Venturian shall notice a meeting of its shareholders and in connection therewith submit to its shareholders a proxy statement relating to the approval of the sale of the Assets contemplated in this Agreement (the "Sale of Assets") and the Going Private Transaction;

    WHEREAS, concurrent with the execution of this Agreement and as an inducement to Purchaser to enter into this Agreement, certain shareholders of Venturian have agreed to vote the shares of Venturian common stock owned by them to approve the Sale of Assets and the Going Private Transaction pursuant to the terms of that certain Voting Agreement in the form of Schedule 8.5 attached hereto (the "Voting Agreement").

    NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

    Section 1. DEFINITIONS. For purposes of this Agreement, the words and terms listed below shall have the following meanings:

        (a) "ASSETS" means the Napco Assets, as hereinafter defined and the IPM Stock, as hereinafter defined.

        (b) "ASSUMED LIABILITIES" means the Napco Assumed Liabilities, as hereinafter defined.

        (c) "BUSINESS" means the IPM Business, as hereinafter defined, and the Napco Business, as hereinafter defined, unless Seller exercises the IPM Election, in which case "Business" means the Napco Business.

        (d) "CLOSING" means the events which take place on the Closing Date for the purpose of consummating this Agreement.

        (e) "CLOSING DATE" means 10:00 A.M. on a date which is within 10 days after the shareholders of Venturian approve the Sale of Assets and Going Private Transaction or such other date and time selected by the parties hereto for the Closing.

        (f)  "EXCLUDED ASSETS"  means the assets identified on
    Schedule 1(f) attached hereto and incorporated herein by reference.

        (g)  "EXCLUDED LIABILITIES"  means the liabilities identified on
    Schedule 1(g) attached hereto and incorporated herein by reference.

        (h)  "EFFECTIVE DATE"  means January 1, 2001.

        (i) "IPM BUSINESS" means the business presently conducted by IPM at the IPM Facility, consisting of a machining job shop that provides precision turning and milling services to customer specifications.

        (j) "IPM FACILITY" means the facility owned by IPM and located at 511 Sundial Drive, Waite Park, Minnesota 56387.

        (k) "IPM STOCK" means the shares of the capital stock of IPM held by Napco, which constitutes 80% of the issued and outstanding shares of the capital stock of IPM.

        (l) "NAPCO ASSETS" means the tangible and intangible assets of Seller, including inventory, equipment, machinery, leasehold improvements, intellectual property, patents, contracts, manufacturing know-how and technology, plans, diagrams, customer lists and other intangible assets of Seller used in its Business, as hereinafter defined (all as more particularly described in subparagraphs 2.1(a) through (j) below), but excluding the Excluded Assets.

        (m) "NAPCO ASSUMED LIABILITIES" means (i) all liabilities of Seller reflected on Seller's audited balance sheet as of December 31, 2000 (except to the extent the same have been discharged between December 31, 2000 and the Closing Date), (ii) Sellers' liabilities arising in the ordinary course of business through the Closing Date, including without limitation contingent liabilities and obligations of Seller to sell or deliver Products against existing sales orders, Seller's obligations under the Performance Obligations described in Schedule 4(b) attached hereto, Seller's warranty obligations to be performed after the Closing Date with respect to products or services sold prior to the Closing Date and all supply and other agreements entered into in the ordinary course of business or which have been disclosed on a Schedule to this Agreement, and (iii) Seller's liabilities and obligations under the agreements, contracts and commitments identified in Schedule 5.5 attached hereto and incorporated herein by reference.

        (n) "NAPCO BUSINESS" means the business presently conducted by Seller from the Napco Facilities, including, but not limited to, the marketing, distribution and/or sale of a broad line of defense-related products and related components to commercial customers, the United States government and to foreign governments.

        (o) "NAPCO FACILITIES" means (i) the sales and administrative offices of Seller and (ii) the business warehouse facility used by Seller, each leased from Venturian and located at 11111 Excelsior Blvd., Hopkins, Minnesota 55343.

        (p) "PRODUCTS" means the products currently manufactured and/or sold by the Business.

        (q) "TRANSACTION DOCUMENTS" means this Agreement and all of the agreements referenced in Section 9 hereof.

                                   ARTICLE II

    Section 2.  PURCHASE AND SALE.

        2.1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date, all of the Assets (including, unless the IPM Election (as defined in Section 2.3 below) is made, the IPM Stock), free and clear of all liens and encumbrances, except those which are or arise out of obligations which are expressly assumed by Purchaser hereunder, including but not limited to:

           (a) All inventory of the Napco Business including but not limited to, work in process, finished goods, stock, packaging and components, each as more specifically described in Schedule 2.1(a) attached hereto (as the same may change through the Closing Date);

           (b) All books (excluding minute book, stock books and stock record books and stock ledgers), papers, records, files, including without limitation, all correspondence, customer lists, credit and sales reports, business plans, data processing records, documents and records relating to the Napco Business and the Assets;

           (c) All machinery and equipment, tools, dyes and related equipment of the Napco Business, as more specifically described in
       Schedule 2.1(c) attached hereto (as the same may change through the Closing Date);

           (d) All contracts and agreements, as more specifically described in
       Schedule 5.5 attached hereto;

           (e) All rights of the Seller under property, equipment and other leases, as more specifically described in Schedule 2.1(e) attached hereto (as the same may change through the Closing Date);

           (f) All intellectual property, trademarks, trade names, copyrights, patents and all other Business Rights, as hereinafter defined, of Napco, each as more specifically described in Schedule 2.1(f) attached hereto (as the same may change through the Closing Date);

           (g) All designs, drawings, specification sheets, test data, technical literature, manufacturing and process information, manufacturing know-how, technology, trade secrets, plans, diagrams, schematics, proprietary data, product development data, including all information contained on any media (CD-ROM, tape, computer software), supplier lists, promotional literature, marketing documents, market research, credit information, open bid and quotation documents and all other intangible property of Napco;

           (h) All accounts or notes receivable of Seller of any type;

           (i) All cash and cash equivalents of Seller (such as certificates of deposit, treasury bills and marketable securities); and

           (j) All of the issued and outstanding capital stock of Napco International Foreign Sales Corporation.

        Provided, however, that the Assets conveyed to Purchaser hereunder shall in any event exclude the Excluded Assets.

        It is expressly understood and agreed that the Assets are to be transferred and conveyed to Purchaser as above specified by good and sufficient bill of sale, and other necessary documents of transfer, free and clear of all liens, charges, encumbrances, debts, liabilities and obligations whatsoever, except those which are or arise out of obligations which are expressly assumed by Purchaser hereunder.

        2.2. PURCHASE PRICE. In reliance upon the representations and warranties contained herein of Venturian and Seller and subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase the Assets for the aggregate purchase price of (i) Two Million Six Hundred Thousand ($2,600,000) Dollars or (ii) Two Million ($2,000,000) Dollars, in the event the IPM Election, as hereinafter defined is exercised, payable on the Closing Date by wire transfer to Seller's account of immediate funds (the "Purchase Price"). The Purchase Price is subject to adjustment as follows: Seller shall have a minimum net worth on its Financial Statements for the fiscal year ended December 31, 2000 (excluding the Excluded Assets and the Excluded Liabilities) in the amount of $7,992,000 and a backlog of $12,000,000. In the event such net worth for such period is less than $7,992,000, the Purchase Price shall be reduced on a dollar for dollar basis. The certification of Grant, Thornton LLP ("Grant Thornton") on the Financial Statements, as hereinafter defined, shall be deemed conclusive and binding on the parties with respect to Seller's net worth, assuming an allocation of the assets and liabilities on such Financial Statements as among the entities included therein consistent with the division of assets contemplated by this Agreement and in a manner consistent with Seller's internal financial statements, a copy of which is attached hereto as
    Schedule 2.2, absent fraud on the part of Napco or Venturian. Promptly following the execution and delivery of this Agreement by all parties, Seller shall provide to Purchaser a listing of its backlog as of December 31, 2000. Unless Purchaser provides to Seller written notification objecting thereto (and specifying such objections) within fifteen days after the execution of this Agreement, such listing shall be deemed to be conclusive and binding on the parties with respect to such backlog, absent fraud on the part of Napco or Venturian. In the event that Purchaser provides to Seller written notice of objections within such fifteen day period, such objections shall be resolved by Grant Thornton pursuant to specified procedures to be agreed upon by the parties with Grant Thornton, and such resolution shall be conclusive and binding on the parties, absent fraud on the part of Napco or Venturian.

        2.3. IPM ELECTION. Seller may, by written notice to Purchaser not less than thirty (30) days prior to the Closing, elect not to sell the IPM Stock to Purchaser ("IPM Election"). In such event, only the Napco Assets shall be purchased and only the Napco Assumed Liabilities shall be assumed by Purchaser hereunder.

        2.4. RELIANCE ON THE MANAGEMENT AGREEMENT. Seller hereby acknowledges that Purchaser would not have entered into this Agreement but for the execution by it of the Management Agreement. The terms of the Management Agreement are incorporated herein by reference and made a part hereof. Any material breach of any terms of the Management Agreement shall be deemed a material breach of this Agreement.

                                  ARTICLE III

    Section 3.  ALLOCATION OF PURCHASE PRICE.  The Purchase Price described in
Section 2.2 hereof will be allocated as set forth in Schedule 3. Seller and Purchaser each agrees that it will adopt and utilize the amounts allocated to each Asset or class of Assets set forth in Schedule 3 for purposes of all Federal, state and other income tax returns filed by each of them, file all such documents and statements required by Section 1060 of the Internal Revenue Code of 1986 reflecting the allocations set forth in Schedule 3 and that each of them will not voluntarily take any position inconsistent therewith upon examination of any such tax return, in any refund claim, in any litigation or otherwise with respect to such income tax returns.

                                   ARTICLE IV

    Section 4.  LIABILITIES.

        (a) Except as expressly assumed or disclosed in a Schedule under this Agreement, Seller acknowledges and agrees that Purchaser shall not assume, pay, perform or discharge, or, as the case may be, take subject to, any obligations and liabilities in respect of any agreements and other binding arrangements related to the Assets or the Business or with respect to claims, actual or contingent, penalties, interest and fines arising or based on occurrences or events existing prior to the Effective Date, including but not limited to, liability for the Napco Facilities and IPM Facility not being in compliance with Environmental Laws, as hereinafter defined, through the date hereof, unemployment liability, commissions, payroll taxes, severance, vacation, bonus, customer allowances and discounts, intercompany balances, claims for Federal, state or local taxes, pending or threatened lawsuits and any claim of any former employee of Seller, whether under any pension, profit sharing, discrimination, EEOC claim and/or continuation health coverage or otherwise for periods prior to the Effective Date (except to the extent the foregoing constitutes Assumed Liabilities or are otherwise assumed by Purchaser pursuant to this Agreement).

        (b) Purchaser hereby assumes on the Closing Date the Assumed Liabilities, including without limitation the obligations under performance bonds or other bonds and letters of credit described in
    Schedule 4(b) hereof ("Performance Obligations"), all liabilities relating to the Assets or the Napco Business which arise after the Effective Date and any obligations to be performed after the Closing under contracts assumed by Purchaser or entered into by Seller after the Effective Date. It is in the intent of the parties that, upon the Closing, (subject only to Seller's right to exercise the IPM Election and thereby exclude the IPM Stock from the transactions contemplated herein and the IPM business from the Business), all profits and losses and revenues from the Business from and after the Effective Date will inure to the benefit of and be binding upon Purchaser.

                                   ARTICLE V

    Section 5. REPRESENTATIONS AND WARRANTIES BY SELLER. Subject to the Schedules and other agreements in connection with the transactions contemplated herein or as reflected in the financial information provided by Seller to Purchaser, Seller represents and warrants to Purchaser as of December 31, 2000 (except as otherwise expressly provided), as set forth below:

        5.1. ORGANIZATION, EXISTENCE AND AUTHORITY OF SELLER AND IPM. Seller and IPM each is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller has all corporate power and authority to execute, deliver and perform this Agreement and the Transaction Documents to be executed and delivered by Seller pursuant hereto and to consummate the transactions contemplated hereby and thereby, subject to the approval and adoption of those transactions by the Special Committee and the shareholders of Venturian. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of Seller's or IPM's Articles of Incorporation or By-Laws or, to Seller's knowledge, of any law or regulation applicable to Seller or IPM or of any agreement, mortgage, license, lease, arrangement, instrument, order, arbitration award, judgment or decree to which Seller or IPM is a party or by which Seller or IPM is bound or result in the creation of any lien, charge, security interest or other encumbrance on the Assets (or the assets of IPM) other than as contemplated by this Agreement, and except that many or all of the contracts, agreements and Performance Obligations to be assigned by Seller to Purchaser and assumed by Purchaser pursuant to this Agreement are not so assignable and/or assumable without the consent of the other party or parties thereto.

        5.2. POWER AND AUTHORITY. Seller has taken all corporate acts and other proceedings required to be taken by or on the part of Seller to authorize Seller to carry out this Agreement and such other agreements and instruments to be executed and delivered by Seller pursuant hereto and the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement is subject to the approval and adoption by the Special Committee and the shareholders of Venturian. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights or by general equitable principles under common law. The execution, delivery and performance by Seller of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on the Assets under, or trigger any sale, appraisal or minority shareholder rights or tag along rights under any agreement by which Seller or IPM or their shareholders may be bound or affected, except that many or all of the contracts, agreements and Performance Obligations to be assigned by Seller to Purchaser and assumed by Purchaser pursuant to this Agreement are not so assignable and/or assumable without the consent of the other party or parties thereto. The authorized capital stock of Venturian as of March 2, 2001 consists solely of thirty million (30,000,000) shares of common stock, of which 1,297,539 shares were then issued and outstanding. The signatories to the Voting Agreements own at least 38% of the issued and outstanding capital stock of Venturian. Except as set forth on Schedule 5.2, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of shares of the Seller or IPM or any of its shareholders of any securities of Seller or IPM, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of Seller or IPM. Seller and IPM have no obligations of any kind to issue any additional securities or to pay for any securities of the Seller, IPM or any predecessor. The issuance and sale of all securities of the Seller and IPM have been in full compliance with all applicable Federal and state securities laws. The shareholders of IPM are listed in Schedule 5.2(a). International Precision, LLC is wholly-owned by IPM.

        5.3. CONSENTS. No consent, filing or approval of any Federal, state or local governmental agency or department or any other person not a party to this Agreement is required or necessary in connection with the execution, delivery and performance under this Agreement or Transaction Documents, or to consummate the transactions contemplated hereby and thereby except for any filings as may be required under state securities laws and the filing of a proxy statement (as set forth in Section 8.6 hereof) in accordance with the Securities Exchange Age of 1934, as amended, and clearance thereof by the Securities and Exchange Commission (the "SEC") and shareholder approval of the actions set forth in the proxy, and except that many or all of the contracts, agreements and Performance Obligations to be assigned by Seller to Purchaser and assumed by Purchaser pursuant to this Agreement are not so assignable and/or assumable without the consent of the other party or parties thereto.

        5.4. PROPERTIES. Seller has good title to or a leasehold interest in and to all of the Assets, and IPM has good title to or a leasehold interest in all of its assets. The Assets and the assets of IPM are free and clear of all liens, encumbrances, claims, security interests and charges of any kind whatsoever, other than as disclosed on Schedule 5.4. All inventory of raw materials, components, work in process and finished goods reflected on Seller's balance sheet as of December 31, 2000 are as set forth in
    Schedule 2.1(a).

        5.5. COMPLIANCE WITH AGREEMENTS. To the best of Seller's knowledge, set forth on Schedule 5.5 is a complete and accurate list of all Material (as defined herein) contracts and other agreements, oral and written, to which Seller and IPM is a party or Venturian is a party on behalf of Seller, other than purchase and sales orders entered into in the ordinary course of business. The term "Material" as used herein, means any contract or agreement pursuant to which Seller or IPM or Venturian on Seller's behalf is either entitled to receive or obligated to perform services and/or monies in an amount in excess of $25,000 per contract or agreement. Except for any default arising as a result of the transactions contemplated by this Agreement, Seller does not know of any fact, circumstance, or condition amounting to a default under any of such contracts or other agreements, other than late shipments, rejections, penalties and similar circumstances occurring in the ordinary course of business, which in the aggregate, do not exceed by more than $50,000 the amounts reserved in the general and specific reserves on the December 31, 2000 books of Napco. All such contracts and other agreements are in full force and effect, except as the result of a default by the other party to any such contracts and agreements. Other than such enumerated contracts, other agreements and purchase and sales orders, each of Seller and IPM has no other presently existing Material contract or agreement, oral or written, relating to the Assets or the assets of IPM or the operation of the Business, except as set forth on Schedule 5.5 or as required or contemplated by this Agreement.

        5.6. TRADEMARKS, LICENSES, ETC. Seller and IPM each owns free and clear of any rights or claims of others (other than any such rights or claims arising pursuant to agreements disclosed in any schedule to this Agreement), the patents and patent applications, right to use all the trademarks and service marks and registrations thereof and applications therefor, trade names, brands, copyrights, copyright applications and copyright registrations, licenses, patents and patent applications, franchises, permits, processes, formulas, trade secrets, inventions and royalties, and rights with respect thereto, and all technical know-how, and non-competition covenants accruing to the benefit of Seller or IPM (collectively "Business Rights") as set forth on Schedule 2.1(f) and necessary for the operation of the Business as currently conducted and, except as set forth on Schedule 2.1(f), each of Seller and IPM has not received or to Seller's or IPM's knowledge been threatened with notice of any claim or assertion that any of the Business Rights infringe or conflict with the rights of others.

        5.7. INSURANCE; BONDS. Attached hereto as Schedule 5.7 is a summary of insurance which lists all insurance policies, fidelity bonds and Performance Obligations covering the Assets and the Business. Except as set forth on
    Schedule 5.7 and Schedule 5.9, there are no claims or notices of claims against the Assets pending under any of such policies as to which coverage has been questioned or denied or disputed with underwriters, and all premiums or payments due and payable thereunder have been paid. Except as set forth on Schedule 5.7, there are no drawings or notices of drawings with respect to any of such bonds or Performance Obligations or termination with respect to any insurance policy. All such policies and bonds are, and will be until the time of the Closing, in full force and effect. All of such insurance is maintained by Venturian for the benefit of itself and the Business, and the Business shall cease to be covered under such policies from and after the Closing.

        5.8. TAXES. Except as set forth on Schedule 5.8, (i) each of Seller and IPM has timely paid or made provision for all Federal, state and local income, real estate, manufacturer's excise, Federal and state withholding, FICA, FUTA, state unemployment taxes, state and municipal sales and use taxes, license fees and other taxes, fees, or charges levied or imposed upon Seller and IPM that are payable or have accrued prior to December 31, 2000 with respect to the Assets or the assets of IPM, (ii) each of Seller and IPM has not incurred any tax liability, including interest, penalties or assessments which may result in the imposition of any lien, claim, security interest or any other encumbrance on the Assets or the assets of IPM other than as to property taxes not yet due and payable, and (iii) there are no outstanding fines, liens or disputes between Seller, IPM and any taxing authority which relate to the Assets or the assets of IPM other than as to property taxes not yet due and payable.

        5.9.  LITIGATION, PROCEEDINGS AND DISPUTES.  Except as set forth in
    Schedule 5.9, to the best of Seller's knowledge, there are no suits, actions, judgments, administrative, arbitration or other proceedings (including proceedings concerning product liability, municipal or other governmental laws or regulations, labor disputes or grievances or union recognition) or, to Seller's knowledge, governmental investigations by any Federal, state, local or foreign agency or prosecutor's office or of any other kind (collectively "Claims") pending or threatened against the Assets or the assets of IPM and Seller and IPM are not debarred from trading with any United States or foreign governmental body. Except as set forth in
    Schedule 5.9, there are no unsatisfied judgments, orders, stipulations, injunctions, decrees or awards (whether by a court, administrative agency, arbitration, grievance procedure) against Seller or IPM which relate to the Assets.

        5.10. EMPLOYEES. Subject to the exceptions set forth in the following sentence, Schedule 5.10 hereto lists all employees and consultants of Seller and IPM and indicates their salaries, fees and most recent bonuses, if any, and their respective dates of birth, job titles, and dates of hire. Except as disclosed on Schedule 5.10 and as provided in the employee manuals which have been delivered to Purchaser, there are no written or oral commitments by Seller or IPM to any of the Seller's or IPM's employees relating to employment, compensation, wages, bonuses, raises, vacations, severance pay, benefits or similar matters. Each of Seller and IPM have paid through December 31, 2000 all salary and wages owing for the period prior to December 31, 2000, and any bonuses, severance payments, commissions, and accrued vacation or sick days owing as of December 31, 2000 are reflected in the Venturian December 31, 2000 financial statements. Seller agrees that it, except as provided in the "Napco International 2001 Operating Plan", dated January 26, 2001, which is attached hereto as Schedule 5.10 ("Napco Plan"), shall employ substantially all of the employees of Seller and IPM after December 31, 2000 and through the Closing. Each of Seller and IPM has paid all unemployment insurance payments due and payable through December 31, 2000 and does not have a negative account balance with any unemployment taxing authority. Except as disclosed in Schedule 5.10, there are no union plans, collective bargaining agreements, employee benefit plans or employment or consulting agreements.

        5.11. COMPLIANCE WITH LAWS. Each of Seller and IPM is not in material violation of any material applicable Federal, state, local or foreign law, regulation, order, consent or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to the Business or the Assets ("Laws"). Except as set forth in Schedule 5.11, each of Seller and IPM is not now charged with, nor is each of Seller or IPM now to its knowledge under investigation with respect to, any possible violation of any Law and Seller has filed all material reports required to be filed with regard to the Business or the Assets with any governmental authority and taken all other actions required by any Law.

        5.12.  FACILITIES.  The IPM Facility is owned by International
    Precision LLC, a wholly owned subsidiary of IPM ("IP"), and IP has good and marketable title to the IPM Facility and there are no mortgages, liens or other encumbrances on the IPM Facility other than as set forth on
    Schedule 5.12. A valid and subsisting Certificate of Occupancy or other required certificate of compliance, or evidence that none was required, covering the IPM facility authorizing the use, occupancy, and operation thereof all permits, and necessary approvals from any and all governmental agencies requisite to the operation of the IPM Facility as operated prior to the date hereof, all of which will be done in compliance with all Federal, state and local laws, ordinances and regulations applicable thereto, shall be delivered to Purchaser at the Closing.

        5.13. LICENSES AND REGISTRATIONS. Each of Seller and IPM has all material registrations, licenses, permits, approvals or other authorizations or exemptions ("Licenses and Registrations") of or by government authorities required by it in the conduct of the Business. All such Licenses and Registrations are listed in Schedule 5.13 hereof. All Licenses and Registrations listed in Schedule 5.13 were in full force and effect on December 31, 2000.

        5.14. RELATIONSHIPS. Each of Seller and IPM have used commercially reasonable efforts to maintain all relationships with suppliers, subcontractors and customers, and any Material contracts entered into since December 31, 2000 (other than purchase and sales orders in the ordinary course of business) have been disclosed in Schedule 5.14 to this Agreement.

        5.15. CUSTOMERS AND SUPPLIERS. Set forth on Schedule 5.15 is an accurate list of each customer and of each supplier which was responsible for, respectively, at least 5% of the gross revenues or 5% of the gross purchases of Seller or IPM in connection with the Products, during the calendar years ended December 31, 2000 and 1999.

        5.16. ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.16, each of Seller and IPM has not and has no knowledge that there has been generated, stored, treated, discharged, handled, refined, spilled, released or disposed any pollutants and dangerous substances, including, without limitation, radon and any hazardous waste or hazardous substances as defined in all laws, regulations, rules and ordinances of any relevant State or any political subdivision thereof and the United States of America respecting the environment ("Environmental Laws"), including without limitation the Resource Conservation and Recovery Act (12 U.S.C. ss.9601 et seq.) or the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. ("Hazardous Substances") in material violation of any applicable law or regulation at or on the IPM Facility. Except as set forth on Schedule 5.16, to Seller's and IPM's knowledge, no underground storage tanks exist or have existed at the IPM Facility. Except as set forth in Schedule 5.16, each of Seller and IPM has no knowledge of any Hazardous Substances on or in the IPM Facility in violation of any applicable law or regulation and has received no notice, nor is it on notice of, any claim, investigation, litigation or administrative proceeding, actual or threatened, or any order, writ or judgment that relates to any discharge, spill, handling, refining, release, emission, leaching or disposal of pollutants of any kind (including any Hazardous Substances) at the IPM Facility.

        5.17. NAPCO PLAN AND BRINGDOWN. Schedule 5.17 sets forth the status of the Napco Plan as of the date of this Agreement. Since December 31, 2000 and through the date hereof:

           (a) There has been no material adverse change in the financial condition, results of operations, business, properties, Assets or liabilities of Seller or IPM, except that Charles Langevin has tendered his resignation from Seller, effective March 31, 2001.

           (b) The operations and business of Seller and IPM have been conducted only in the ordinary course.

           (c) There have been no expenditures or distributions to shareholders or intercompany advances from Seller to Venturian or its affiliates except for expenses allocated in a manner consistent with their allocation prior to December 31, 2000. All advances from Seller to Venturian shall be considered loans to be repaid by Venturian. Any amounts not repaid at Closing as contemplated in Section 8.11 shall act as an adjustment to the Purchase Price on a dollar for dollar basis.

           (d) There have been no accepted purchase orders or quotations, arrangements or understandings for future sale of the Products or services of Seller or IPM which are not in the ordinary course of business and consistent with past practices.

           (e) Each of Seller or IPM has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

        There is no fact known to Seller or IPM which materially adversely affects Seller's or IPM's financial condition, results of operations, business, properties, Assets or liabilities other than as set forth in this Agreement.

        5.18. ACCOUNTS RECEIVABLE. All accounts and notes receivable of Seller and IPM as of December 31, 2000, and any accounts and notes receivable arising between such date and the date hereof have been created in the ordinary course of the Business and are listed on Schedule 5.18. The reserve for uncollectible accounts included in the Financial Statements was and will be calculated in accordance with GAAP applied on a consistent basis.

        5.19. NAPCO INTERNATIONAL FOREIGN SALES CORPORATION. Napco International Foreign Sales Corporation is an inactive corporation that has made no sales and incurred no expenses during the five year period preceding the date of this Agreement, and as to which a statement of revocation of FSC status pursuant to Internal Revenue Code ss. 922 was filed for the year ending December 31, 2001.

        From December 31, 2000 to the date hereof there have been no accounts receivable of the Seller or IPM converted to notes receivable or otherwise extended, except as set forth in Schedule 5.19 and the accounts receivable are valid, good and collectible obligations.

        5.20.  EMPLOYEE PLANS.

           (a) For purposes of this Agreement, the term "Employee Plan" means each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other bonus, incentive compensation, deferred compensation (including the Venturian Deferred Compensation Plan, as hereinafter defined), severance or similar plan, policy or payroll practice providing compensation or employee benefits maintained by Seller or IPM or to which Seller or IPM is a participating employer or is obligated to contribute or has any legally enforceable liability and under which any person presently employed by Seller or IPM as an employee or consultant or formerly employed by Seller or IPM or its predecessors as an employee or consultant (a "Former Employee") participates or has accrued any rights or under which Seller or IPM is liable in respect of an Employee or Former Employee. The terms "Employee" and "Former Employee, will include, where applicable, the beneficiaries, spouses and dependents of an Employee or Former Employee. Schedule 5.20 hereof lists or describes all Employee Plans of Seller or IPM. Except as set forth on Schedule 5.20 hereof, each Employee Plan has been maintained in all material respects in accordance with its terms and with applicable law. Except as set forth on Schedule 5.20 hereof, each Employee Plan (including the related trust) which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable foreign law, does so qualify and is exempt from taxation pursuant to Section 501(a) of the Code. None of the Employee Plans listed on Schedule 5.20 hereof are Multi-employer Plans (as defined within the meaning of Section 3(37) of ERISA) and each of Seller and IPM has no liability under or with respect to, and does not contribute to, any Multi-employer Plan.

           (b) As of December 31, 2000, Seller and IPM will have made or accrued on the balance sheet of Seller and/or IPM payment of all amounts which each of Seller and IPM is required to make under the terms of each Employee Plan in respect of periods ending on or prior to December 31, 2000, other than incurred, but not yet reported (IBNR), claims under Venturian's self-funded medical plan.

           (c) There is no accumulated funding deficiency (as defined in Section 412 of the Code), waived funding deficiency (as defined in Section 412 of the Code), or failure to make any payment on or before a required installment due date (as defined in Section 412(m) of the Code) with respect to any defined benefit plan (as defined in Section 3(35) of ERISA) maintained by Seller, IPM or any member of the controlled group (within the meaning of Sections 414(b), (c), (m), (n) and (o) of the Code ("Controlled Group") of which Seller or IPM is a member, that is or could after the Closing Date become a liability of Purchaser.

           (d) Neither Seller, IPM nor any member of Seller's or IPM's Controlled Group has incurred or reasonably expects to incur any liability under Title IV of ERISA (or comparable foreign law) arising in connection with the termination of, or withdrawal from, any plan covered or previously covered by Title IV of ERISA (or comparable foreign law) that is or could become a liability of Purchaser after the Closing Date.

           (e) No event has occurred that could subject Seller, IPM or Purchaser to an excise tax under Section 4975 of the Code or a civil penalty under
       Section 502(i) of ERISA or any comparable section under any foreign law.

           (f) There exists no condition or set of circumstances which Seller reasonably expects to result in the imposition of any liability under ERISA (including, without limitation, Title I or Title IV thereof), the Code or other applicable law with respect to the Employee Plans, except that the termination of the Napco International Inc. - UAW Local No. 125 Retirement Income Plan could result in the imposition of liability under Title IV of ERISA.

                                   ARTICLE VI

    Section 6. REPRESENTATIONS AND WARRANTIES BY VENTURIAN. Venturian represents and warrants to Purchaser as of the date of this Agreement and Closing, as set forth below:

        6.1. FINANCIAL CONDITION. On or prior to the date hereof, Venturian shall have delivered to Purchaser true and correct copies of its audited financial statements for the fiscal years ended December 31, 2000, 1999 and 1998 certified by its auditors, Grant, Thornton (the "Financial Statements"). The Financial Statements present fairly the financial condition, assets, liabilities and stockholder equity of Venturian, as of their respective dates, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, shall be true, correct and complete and shall be in accordance with Venturian's books and records.

        6.2. DEFERRED COMPENSATION PLAN FOR VENTURIAN. Venturian hereby represents and warrants that no current employees of Venturian, Seller or IPM is a participant in the Venturian Deferred Compensation Plan effective May 1, 1984 (the "Venturian Deferred Compensation Plan") and Purchaser shall have no liabilities for any employees or consultants of Venturian, Seller or IPM under the Venturian Deferred Compensation Plan as a result of the transactions contemplated hereunder.

        6.3. RELATED PARTY RELATIONSHIPS. To Venturian's knowledge, and except as set forth in Schedule 6.3 attached hereto, no officer or director of Seller, nor any individual related to such officer or director, possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which is (or within the last 12 months has been) a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Business (except as a stockholder holding less than a one percent interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market). Except as disclosed on Schedule 6.3 attached hereto, no officer or director of Seller, nor any individual related to such officer or director, nor any subsidiaries owns any property or right, tangible or intangible, including without limitation, any intellectual property, which is used in the business of Seller or any of its subsidiaries.

        6.4. NEGOTIATION WITH OTHERS. From and after the date of this Agreement until the Closing, Venturian and its affiliates shall not directly or indirectly:

           (a) solicit, initiate discussions or engage in negotiations with any person or entity, or take any action to facilitate the efforts of any person or entity, other than Purchaser, relating to the possible acquisition of all or a substantial part of the Business (whether by way of merger, purchase or capital stock, purchase of assets or otherwise), other than IPM;

           (b) Except for information furnished to Purchaser or to third parties required for Venturian and its affiliates to obtain all necessary consents in connection with the transactions contemplated by this Agreement provide information with respect to the Seller to any person or entity, other than Purchaser, relating to the possible acquisition of all or a substantial part of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), other than IPM;

           (c) enter into any agreement with any person or entity, other than Purchaser, providing for the possible acquisition of all of a substantial part of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), other than IPM; or

           (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition by any person or entity, other than Purchaser, of all or a substantial part of the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), other than IPM.

        Provided, however, that notwithstanding any other provision hereof, Venturian or any of its affiliates may engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by or with Venturian or any of its affiliates) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Seller and the Business, if
    (i)(A) the third party has first made a bona fide acquisition proposal to the Board of Directors of Venturian or Napco in writing prior to the date upon which this Agreement shall have been approved by the required vote of the Venturian shareholders, which proposal shall be for an amount which exceeds Purchaser's cash purchase price offer by twenty (20%) percent,
    (B) Venturian's Board of Directors concludes in good faith (after consultation with its financial advisor) that the transaction contemplated by such acquisition proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal and the party making such acquisition proposal, and could, if consummated, reasonably be expected to result in a transaction more favorable to Venturian shareholders from a financial point of view than the Merger contemplated by this Agreement (any such acquisition proposal, a "Superior Proposal"), and (C) Venturian's Board of Directors shall have concluded in good faith, after considering applicable provisions of state law, and after consultation with outside counsel, that such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; and (ii) Venturian shall as promptly as practicable notify Purchaser (A) that Venturian or Napco has received a bona fide acquisition proposal from a third party, and (B) that Venturian or Napco is permitted to furnish information to, or to enter into discussions or negotiations with, such third party pursuant to this paragraph. Seller shall provide Purchaser with a written copy of the Superior Proposal, which shall contain all of the terms, conditions and the name of the entity making such proposal. Purchaser may submit a proposal that modifies the terms of this Agreement by increasing the purchase price payable hereunder in response to a Superior Proposal ("Modified Offer"). Notwithstanding that Venturian's Board of Directors may recommend that its shareholders adopt a Superior Proposal, Venturian hereby agrees to submit the terms of this Agreement or

    Purchaser's Modified Offer to its shareholders in accordance with the provisions of Section 8.6 hereof, provided that, such Modified Offer equals or exceeds the terms of the Superior Proposal.

                                  ARTICLE VII

    Section 7. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Seller as of the date of this Agreement and Closing, as set forth below:

        7.1. ORGANIZATION, EXISTENCE AND AUTHORITY OF PURCHASER. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and has and will have at the time of Closing, all corporate power and authority to execute, deliver and perform this Agreement and the other agreements and instruments to be executed and delivered by Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Purchaser's Certificate of Incorporation or By-Laws or, to Purchaser's knowledge, any law or regulation applicable to Purchaser or of any agreement, mortgage, license, lease, arrangement, instrument, order, arbitration award, judgment or decree to which Purchaser is a party or by which Purchaser is bound.

        7.2. POWER AND AUTHORITY. On or prior to the Closing Date all corporate acts and other proceedings required to be taken by or on the part of Purchaser to authorize it to carry out this Agreement and such other agreements and instruments to be executed and delivered by it pursuant hereto and the transactions contemplated hereby and thereby will have been duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights or by general equitable principles under common law. The execution, delivery and performance by Purchaser of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance under, any agreement by which Purchaser may be bound or affected.

        7.3. CONSENTS. No consent, filing or approval of any Federal, state or local governmental agency or department or any other person not a party to this Agreement is required or necessary in connection with the execution, delivery and performance under this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

                                  ARTICLE VIII

    Section 8.  ADDITIONAL COVENANTS AND AGREEMENTS.

        8.1.  EMPLOYEES.

           (a) Purchaser shall offer employment to substantially all persons who are employees of Seller immediately prior to the Closing Date, such employment to be effective as of the Closing Date and to provide for base compensation (salary and wages) to each such employee at a rate not less than such base compensation was payable to such employee by Seller immediately prior to the Closing Date. Such employees who accept employment with Purchaser are referred to in this Agreement as "Hired Employees". For a period of 60 days following the Closing Date, Purchaser shall not effect a "plant closing" or "mass layoff", as such terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et seq. with respect to the Business.

           (b) Effective as of the Closing, Purchaser shall assume the collective bargaining agreement between Napco International Inc. and UAW Local No. 125 dated September 1, 1998, and those benefit plans listed on
       Schedule 8.1. Purchaser shall offer continuation coverage as defined by
       Section 4980B and 601 et seq. of ERISA under the Venturian self-funded medical plan to those employees of the Controlled Group who lose coverage under the plan as a result of the transactions contemplated by this Agreement.

           (c) In the event that, after the Closing, the Hired Employees lose coverage under the life insurance, health insurance, short and long term disability insurance plans for which they were eligible immediately prior to the Closing, Purchaser shall offer life insurance, health insurance, and short and long term disability benefits to all Hired Employees under Purchaser's policies and benefits, with immediate eligibility for those Hired Employees who are eligible under Purchaser's policies, benefits or agreements, which eligibility shall be determined by including such Hired Employees' service with Seller or IPM, as the case may be, as service with Purchaser. After the Closing, Purchaser shall adopt its own bonus plan for the Hired Employees. The Purchaser's "Date of Hire" for Hired Employees shall be the same as such Hired Employees' "Date of Hire" with Seller or IPM, as the case may be, for purposes of determining the Hired Employees' employment anniversary date, review date, salary and bonus eligibility, and vacation, sick leave and paid time off benefits. In the event that, after the Closing, the Hired Employees lose coverage under a pension benefit plan for which they were eligible immediately prior to the Closing, Hired Employees shall be given credit for their service with Seller or IPM, as the case may be, for purposes of eligibility and vesting under employee pension benefit plans of Purchaser. In addition, for purposes of determining a Hired Employee's service for benefit accrual purposes under any pension benefit plan of Purchaser in which the Hired Employee becomes eligible to participate during the plan year of such plan that includes the Closing, any hours of service performed by such Hired Employee for Seller or IPM during such plan year will be deemed to have been performed on behalf of Purchaser. However, compensation paid by Seller or IPM for such service shall not be treated as compensation paid by Purchaser for purposes of any such pension benefit plan. Hired Employees shall receive credit for their service with Seller and IPM for purposes of eligibility, vesting, and seniority under any other employee benefit plan, program or arrangement sponsored, maintained or contributed to by Purchaser.

           (d) Neither Seller nor any Controlled Group of which Seller or IPM is a member shall take any action between the date of execution of this Agreement and the Closing Date to terminate the Napco International Inc.--UAW Local No. 125 Retirement Income Plan.

        8.2. TAXES. The parties hereto will cooperate with each other in connection with any audit by the Internal Revenue Service or any other tax authority of any tax return to the extent relevant to the operations of Seller or IPM prior or subsequent to the Closing Date. From and after the Closing Date, Seller shall file when due all tax returns relating to the Business for all periods up to December 31, 2000, and shall pay the taxes shown to be due on any such returns. Purchaser shall file and pay when due all tax returns and taxes relating to the Business for periods after the December 31, 2000. Any and all sales, use and transfer taxes of any kind or nature required to be paid in connection with the sale of the Assets or the IPM Stock to Purchaser shall be paid by Seller.

        8.3. BOOKS AND RECORDS. Until the expiration of the applicable statutory period of limitations, or for such longer period if such statutory period is extended, each of the parties hereto will to the extent necessary in connection with any tax or other matters relating to the

    Business (i) retain and, as each may reasonably request, permit the other and their agents to inspect and copy, all books and records relating to the Business and provide access to such information from such books and records as may be reasonably requested and (ii) furnish to the other party access to the information necessary to file required returns with respect to Taxes.

        8.4. CORPORATE NAMES. From and after the Closing Date, Seller and IPM shall discontinue all further use, direct or indirect, of the name "Napco International Inc." or any variation thereof, and of any trademark, tradename, service mark or name, word or logo used that is similar in sound or appearance. At the Closing, Seller agrees to deliver to Purchaser an executed certificate of amendment to Seller's articles of incorporation whereby Seller shall change its name to a name dissimilar to "Napco International Inc."

        8.5. VOTING AGREEMENT. Contemporaneously with the execution and delivery of this Agreement, all of the persons or entities listed on
    Schedule 8.5 hereto are executing and delivering a Voting Agreement in the form attached hereto as Schedule 8.5.

        8.6. PROXY STATEMENT. Following approval of this Agreement and the Going Private Transaction by the Special Committee, Venturian shall provide each of its shareholders with a proxy statement describing such transactions and requesting the approval of each such shareholder, provided, however, that in the event a Superior Proposal, as defined in Section 6.4 hereof, is submitted, Venturian shall request the vote of each such shareholder. The written information supplied by Venturian for the purpose of inclusion in the proxy statement to be sent to the shareholders of Venturian in connection with the meeting of Venturian's shareholders (the "Venturian Shareholders Meeting") shall not, on the date the proxy statement is first mailed to Venturian's shareholders or at the time of the Venturian Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Purchaser and NorcaTec shall provide to Venturian such information with respect to themselves and their affiliates as Venturian may reasonably require in connection with the preparation of such proxy statement, and such information shall not contain any untrue statement of a material fact, or fail to state any material fact necessary in order to make any information so provided, in light of the circumstances under which it was provided, not misleading. Venturian shall deliver to Purchaser a reasonable number of copies of such proxy statement prior to distribution to its shareholders and any and all supplements thereto. Venturian shall use its best efforts to cause the proxy statement to conform to the requirements of the Securities Act of 1934, as amended and the general rules and regulations of the SEC thereunder. Venturian shall use all reasonable efforts to solicit from its shareholders proxies voting in favor thereof and shall promptly notify Seller of the results of the Venturian Shareholders Meeting after such meeting.

        8.7. COMMITTED LINE OF CREDIT. Purchaser shall deliver on the date hereof evidence in form and substance reasonably satisfactory to Venturian of a committed line of credit or a similar credit facility in an amount not less than $6.6 million demonstrating Purchaser's financial ability to close the transactions contemplated hereunder.

        8.8. LEASES. At the Closing, Venturian shall, or shall cause its affiliates to, enter into leases with Purchaser in the form attached hereto as Schedule 8.8 with respect to the Napco Facilities (the "Leases").

        8.9. RELEASE OF OBLIGATIONS. On the Closing Date, Purchaser shall repay in full, or cause Venturian to be released from, all of Venturian's obligations in connection with the Napco credit facility with National City Bank and, unless the IPM Election is made, the IPM credit facility with Wells Fargo Bank, N.A.

        8.10. LANGEVIN RESIGNATION. Venturian shall pay any severance owing in connection with the resignation of Charles Langevin under any contract or commitment made by Venturian or Seller with Langevin. To the extent Venturian fails to pay any such severance, the Purchase Price shall be reduced on a dollar for dollar basis in the amount of any such unpaid severance.

        8.11. INTERCOMPANY ACCOUNTS. At the Closing, Venturian, Napco and their affiliates shall repay all intercompany accounts owing among them, whether they arose prior to or after December 31, 2000. For purposes of such repayment, expenses shall be allocated among Venturian, Napco and their affiliates in a manner consistent with the allocation thereof prior to December 31, 2000 (including, without limitation, no allocation of Gary Rappaport's salary to Napco or IPM and two thirds of Mary Jensen's salary being allocated to Napco), and lease expenses shall be charged to Napco from and after the Effective Date at the amounts set forth in the Leases for the periods from and after the Closing Date.

                                   ARTICLE IX

    Section 9.  CLOSING.

        9.1. LOCATION OF THE CLOSING. The Closing shall be held at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402 at 10:00 A.M. (Minneapolis time) promptly after approval by the shareholders of Venturian of the sale of the Assets and the Going Private Transaction, but in no event more than 10 days after the date of such shareholder approval.

        9.2. DOCUMENTS TO BE DELIVERED BY SELLER AND IPM. On the Closing Date, Seller shall deliver to Purchaser

           (a) a Bill of Sale of Seller.

           (b) Unless the IPM Election is exercised, an assignment separate from certificate with respect to the IPM Stock, together with the certificate or certificates representing such stock.

           (c) The Leases.

           (d) A certificate of the Secretary of Seller as to the resolutions duly adopted by the Board of Directors of Seller, authorizing the execution, delivery and performance of this Agreement by Seller; the incumbency and signatures of officers of Seller; and a certificate stating that the resolutions authorizing the execution, delivery and performance of this Agreement are in full force and effect.

           (e) An opinion of counsel for Seller, dated as of the Closing Date, in the form attached hereto as Exhibit 9.2(e).

           (f) A cross receipt evidencing receipt by Seller of the Purchase
       Price.

           (g) Any other document or instrument of conveyance and transfer necessary to implement and consummate this Agreement or any other documents which may be reasonably requested by Purchaser to consummate the transactions contemplated herein.

        9.3. DOCUMENTS TO BE DELIVERED BY PURCHASER. On the Closing Date, Purchaser shall deliver to the Seller:

           (a) The Purchase Price.

           (b) An instrument in form and substance reasonably acceptable to Seller evidencing Purchaser's assumption of the Assumed Liabilities and NorcaTec's liability therefore as a joint and several obligor.

           (c) An opinion of counsel for Purchaser, dated as of the Closing Date, in the form and substance reasonably acceptable to Seller.

           (d) Such documentation as Venturian may reasonably require to evidence the performance of Purchaser's and NorcaTec's obligations under
       Section 8.9 above.

           (e) The resolutions duly adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement by Purchaser, certified by the Secretary of Purchaser; a certificate of the Secretary of Purchaser as to the incumbency and signatures of officers of Purchaser; and a certificate stating that the resolutions authorizing the execution, delivery and performance of this Agreement are in full force and effect.

           (f) A cross receipt evidencing delivery of the Assets to Purchaser.

           (g) Any other documents which may be reasonably required to consummate the transactions contemplated herein or any other documents reasonably requested by Seller and IPM in connection with the transactions contemplated herein.

    Unless otherwise provided in this Agreement, all documents and instruments delivered shall be dated the Closing Date and shall be reasonably satisfactory as to form and content to each party and its respective counsel.

                                   ARTICLE X

    Section 10.  CONDITIONS TO CLOSING.

        10.1. CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to close the transactions contemplated under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which Purchaser may waive in writing:

           (a) No action or proceeding to enjoin any transaction contemplated by this Agreement shall have been instituted, and no injunction or restraining order in any action or proceeding against any such transaction shall then be in effect.

           (b) There shall not have existed a breach of the representations and warranties of Venturian and Seller when those representations and warranties were made that results in a reduction of $1,000,000 or more in the value of the Business (a "Material Adverse Breach").

           (c) All documents and agreements to be delivered by Seller pursuant to Section 9.2 shall have been delivered on the Closing Date.

           (d) All corporate action necessary on the part of Venturian and the Seller to authorize the execution and delivery of this Agreement, including without limitation the approval of this Agreement by the requisite vote of the shareholders of Venturian, shall have been duly and validly taken.

        10.2. CONDITIONS TO SELLER'S AND IPM'S OBLIGATIONS. The obligations of Seller to close the transactions contemplated under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which Seller may waive in writing:

           (a) The representations and warranties of Purchaser contained in
       Section 7 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, and there shall have been delivered to Seller and IPM a certificate of an officer of Purchaser, dated the Closing Date, to such effect.

           (b) No action or proceeding to enjoin any transaction contemplated by this Agreement shall have been instituted, and no injunction or restraining order in any action or proceeding against any such transaction shall then be in effect.

           (c) All documents and agreements to be delivered by Purchaser pursuant to Section 9.3 shall have been delivered on the Closing Date.

           (d) The transactions contemplated herein and the Going Private Transaction shall have been approved by a majority vote of the shareholders of Venturian, and the holders of fewer than ten percent of the issued and outstanding shares of capital stock of Venturian shall have filed with Venturian a written notice of intent to demand the fair value of the shares owned by such holders pursuant to Section 302A.473 of Minnesota Statutes.

                                   ARTICLE XI

    Section 11.  TERMINATION.  This Agreement shall be terminated:

        (a) Automatically and immediately, in the event that the shareholders of Venturian, by a majority vote at a meeting of such shareholders, reject the resolution approving the transactions contemplated in this Agreement and the Going Private Transaction or approve a Superior Proposal;

        (b) By Purchaser, upon written notice to Seller and Venturian, in the event of a Material Adverse Breach by Seller or Venturian of their obligations under this Agreement or the Management Agreement, if such breach is not cured within 10 days of written notice thereof by Purchaser to Seller and Venturian;

        (c) By Venturian, upon written notice to Purchaser and NorcaTec, in the event of a material breach by Purchaser or NorcaTec of their obligations under this Agreement or the Management Agreement, if such breach is not cured within 10 days of written notice thereof by Venturian to Purchaser and NorcaTec; or

        (d) By any party upon written notice to the others in the event that the Closing shall not have occurred on or prior to November 30, 2001, not as a result of the breach of this Agreement by such party.

Provided, however, that no termination of this Agreement shall relieve any party of liability for any breaches of this Agreement occurring prior to such termination. In the event of a termination of this Agreement pursuant to subparagraphs (a) or (b) above or by reason of a failure of the condition set forth in subparagraph 10.1(b) above, Seller shall, promptly reimburse Purchaser for its reasonable attorney's and accounting fees and other out-of-pocket expenses, incurred from February 16, 2001 through the date of such termination in connection with the transactions contemplated by this Agreement, up to a maximum reimbursement of $100,000 ("Expenses"), unless the termination is pursuant to subparagraph (a) above by reason of the Venturian shareholders' approval of a Superior Proposal, in which case, in lieu of the reimbursement of expenses contemplated in this sentence, Seller shall pay to Purchaser a fee of $250,000 plus Expenses.

                                  ARTICLE XII

    Section 12.  INDEMNIFICATION; SURVIVAL.

        12.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained herein or in any certificate, schedule or other writing attached hereto, or required by the terms hereof to be delivered (and so delivered) shall be extinguished by reason of the occurrence of the Closing, except that the representations and warranties of Seller and/or Venturian contained in Sections 5.16 and 6.2 shall survive and remain in full force and effect for the statutory limitations period applicable thereto. Venturian shall cause any successor corporation to Venturian, whether as a result of the Going Private Transaction, by consolidation, acquisition or merger, to assume expressly the indemnification obligations of Venturian to Purchaser pursuant to this Section 12.

        12.2.  INDEMNIFICATION BY VENTURIAN AND SELLER.

           (a) Subject to the terms and conditions set forth herein, Venturian and Seller, jointly and severally, shall indemnify Purchaser and NorcaTec, and hold Purchaser and NorcaTec harmless from and against any and all damage, liability, loss, claim, cost, expense or deficiency (including without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against or involving Purchaser, including claims by one party to this Agreement against another party to this Agreement which are not as a result of any third-party claim) and cost incurred or suffered by Purchaser arising out of (i) any misrepresentation or breach by Venturian or Seller of any of their representations or warranties (to the extent they survive pursuant to Section 12.1), or covenants or commitments contained in this Agreement, or (ii) any claims by Employees or Former Employees of Seller and IPM under the Venturian Deferred Compensation Plan, or (ii) the Excluded Liabilities.

           (b) Purchaser and NorcaTec shall give notice to Venturian and Seller promptly after learning of the assertion of any claim or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder. The failure of Purchaser or NorcaTec to give such notice shall not affect Venturian's and Seller's obligations unless Venturian and Seller are actually prejudiced in the defense of such claim, suit, action or proceeding in which case such failure to provide such notice shall constitute a waiver of Purchaser's and NorcaTec's rights hereunder in respect of the claim, suit, action or proceeding with respect to which such notice was required to have been given hereunder to the extent Venturian and Seller have been actually prejudiced by such late notice.

           (c) Except as otherwise provided in Section 12.4, Venturian and Seller shall not be liable under this Section 12.2 for any settlement of any claim, litigation or proceeding effected without their consent in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

           (d) The amount required to be paid to Purchaser and NorcaTec by Venturian and Seller for any indemnified amounts hereunder shall be an amount reduced by (i) the tax benefits available to Purchaser and NorcaTec and (ii) any amount received by Purchaser and NorcaTec under any insurance coverage or from any other party alleged to be responsible therefor. Such amounts shall be paid not later than thirty (30) days after receipt by Venturian and Seller of written notice from Purchaser and NorcaTec stating that such indemnified amounts have been incurred (and, in the case of claims of third parties, paid) and the amount thereof and of the related indemnity payment; provided, however, that any disputed amounts shall be due and payable within thirty (30) days after such amounts are finally determined to be owing by Venturian and Seller to Purchaser and NorcaTec.

        12.3.  INDEMNIFICATION BY PURCHASER AND NORCATEC.

           (a) Subject to the terms and conditions set forth herein, Purchaser and NorcaTec, jointly and severally, shall indemnify Venturian and Seller, and hold Venturian and Seller harmless from and against, any and all damage, liability, loss, claim, cost, expense or deficiency (including, without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against or involving Seller or Venturian) and costs incurred or suffered by Seller or Venturian arising out of (i) any misrepresentation or breach by Purchaser or NorcaTec of any of their representations or warranties (to the extent they survive pursuant to Section 12.1), or covenants or commitments contained in this Agreement, or (ii) the Assumed Liabilities, or (iii) the failure of any party to any contract, agreement or performance obligation assigned to and/or assumed by Purchaser pursuant to this Agreement to consent to such assignment and/or assumption, or (iv) the operation of the Business from and after the Closing Date.

           (b) Venturian and Seller shall give notice to Purchaser and NorcaTec promptly after learning of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder. The failure of Seller to give such notice shall not affect Purchaser's obligations unless Purchaser is actually prejudiced in the defense of such claim, suit, action or proceeding in which case such failure to provide such notice shall constitute a waiver of Venturian's and Seller's rights hereunder in respect of the claim, suit, action or proceeding with respect to which such notice was required to have been given hereunder to the extent Purchaser has been actually prejudiced by such late notice.

           (c) Except as otherwise provided in Section 12.4, Purchaser shall not be liable under this Section 12.3 for any settlement of any claim, litigation or proceeding effected without its consent in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

           (d) The amount required to be paid to Venturian and Seller by Purchaser and NorcaTec for any indemnified amounts hereunder shall be an amount reduced by (i) the tax benefits available to Venturian and Seller and (ii) any amount received by Venturian and Seller under any insurance coverage or from any other party alleged to be responsible therefor. Such amounts shall be paid not later than thirty (30) days after receipt by Purchaser and NorcaTec of written notice from Venturian and Seller stating that such indemnified amounts have been incurred and the amount thereof and of the related indemnity payment; provided, however, that any disputed amounts shall be due and payable within thirty (30) days after such amounts are finally determined to be owing by Purchaser and NorcaTec to Venturian and Seller.

        12.4. CONDUCT OF LITIGATION. Each party indemnified under the provisions of this Agreement, upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it in any action instituted against it in respect of matters for which it is entitled to indemnity under this Agreement, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to the party from whom indemnity shall be sought hereunder (but the failure or delay of such party to give such notice shall not relieve the indemnifying party of its obligation to provide indemnification hereunder, except to the extent the indemnifying party is prejudiced by such failure or delay). In the event such claim involves a claim by a third party against the indemnified party, the indemnifying party may elect (by written notice delivered to the indemnified party) to undertake, conduct and control, through counsel of its own choosing and reasonably acceptable to the indemnified party and at its own expense, the settlement or defense thereof, and if it shall so elect to undertake the defense thereof, the indemnified party shall cooperate with it in connection therewith, provided that the indemnified party may participate (subject to the indemnifying party's control) in such settlement or defense through counsel chosen by it, and provided further that the fees and expenses of such indemnified party's counsel (from and after the date of such election) shall be borne by the indemnified party. If the indemnifying party does not elect to undertake the defense of such as provided above, the indemnified party shall undertake and control the defense thereof and the indemnifying party shall be liable for all fees and expenses of such defense, including the fees and expenses of such indemnified party's counsel. The indemnifying party may, without the consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any action involving only the payment of money by the indemnifying party and which does not involve any undertaking which would affect the operation of the Business by the Purchaser after the Closing Date, which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, which written release shall be reasonably satisfactory in form and substance to counsel for the indemnified party. The indemnifying party shall not, without the written consent of the indemnified party (which consent shall not be unreasonably withheld), settle or compromise any action involving relief other than the payment of money by the indemnifying party or that does not provide a written release of the indemnified party from all liability with respect thereto. The indemnified and indemnifying party shall each cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article XII.

                                  ARTICLE XIII

    Section 13.  MISCELLANEOUS.

        13.1. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and sufficiently given if sent by confirmed telefax, overnight delivery or by registered or certified mail, postage prepaid, addressed to the parties hereto as follows:

To Seller:

               Napco International Inc.
               11111 Excelsior Boulevard
               Hopkins, Minnesota 55343
               Attention: Gary B. Rappaport
               Facsimile: 952-931-2575

To Venturian:

               Venturian Corp.
               11111 Excelsior Boulevard
               Hopkins, Minnesota 55343
               Attention: Gary B. Rappaport
               Facsimile: 952-931-2575

Copy to:

               Leonard, Street and Deinard
               150 South Fifth Street, Suite 2300
               Minneapolis, Minnesota 55402
               Attention: Morris M. Sherman, Esq.
               Facsimile: (612) 335-1657

To Purchaser:

               Jata LLC
               c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C.
               833 Northern Boulevard
               Great Neck, New York 11021
               Attention: Martin M. Goldwyn, Esq.
               Facsimile: (516) 829-6509

Copy to:

               Tashlik, Kreutzer, Goldwyn & Crandell P.C.
               833 Northern Boulevard
               Great Neck, New York 11021
               Attention: Martin M. Goldwyn, Esq.
               Facsimile: (516) 829-6509

or such other addresses as shall be furnished by like notice by such party.

        13.2. BROKERS. Seller, Venturian, and Purchaser each represents to the other that it has not dealt with any broker for this transaction and has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission upon consummation of the transactions contemplated hereby.

        13.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. The parties may not assign this Agreement except that the rights of Venturian under this Agreement may be assigned to its successor in the Going Private Transaction, provided that such successor assumes Venturian's obligations hereunder.

        13.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement including the Schedules, documents delivered hereunder and any agreements referenced herein, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

        13.5. COUNTERPARTS. This Agreement may be executed in counterparts, including telefax pages which shall be deemed originals with the originals to be provided within a reasonable time, all of which shall together constitute one and the same instrument.

        13.6. AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. Seller, Venturian, and Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        13.7. HEADINGS. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        13.8. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in (i) the United States Federal Courts or New York Supreme Court, in the State of New York in the case of any action commenced by Venturian or Seller, or (ii) the United States Federal Courts or the Hennepin County, Minnesota District Court in the State of Minnesota, in the case of any action commenced by Purchaser or NorcaTec. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought (i) in the State of New York shall lie in the Eastern District of New York or Supreme Court, Nassau County, as the case may be and (ii) brought in the State of Minnesota shall lie in the Federal District of Minnesota or the District Court, Hennepin County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

        13.9. NO IMPLIED WAIVER. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity except or otherwise expressly provided herein.

        13.10. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto by their duly authorized officers as of the day and year first above written.

                                                       NAPCO INTERNATIONAL INC.

                                                       By:            /s/ GARY B. RAPPAPORT
                                                            -----------------------------------------

                                                       VENTURIAN CORP.

                                                       By:            /s/ GARY B. RAPPAPORT
                                                            -----------------------------------------

                                                       JATA LLC

                                                       By:             /s/ RUSSELL N. STERN
                                                            -----------------------------------------
                                                                    Russell N Stern, President

                                                       NORCATEC LLC

                                                       By:            NT Group Inc., Member

                                                       By:             /s/ RUSSELL N. STERN
                                                            -----------------------------------------
                                                                    Russell N Stern, President

                           INDEX TO OMITTED SCHEDULES

    Upon request of the Securities and Exchange Commission, Venturian will furnish supplementally a copy of any omitted schedule to the SEC.

Schedule 1                       Form of Interim Management Agreement
Schedule 1(g)                    Excluded Liabilities
Schedule 2.1(a)                  Inventory
Schedule 2.1(c)                  Machinery and Equipment
Schedule 2.1(e)                  Rights
Schedule 2.1(f)                  Trademarks, etc.
Schedule 2.2                     Balance Sheet
Schedule 3                       Allocation of Purchase Price
Schedule 4(b)                    Performance Obligations
                                 Subscriptions, Options, Warrants, etc. relating to shares of
Schedule 5.2                       Napco or IPM
Schedule 5.2(a)                  Shareholders of IPM
Schedule 5.4                     Properties--Liens
Schedule 5.5                     Compliance with Agreements
Schedule 5.7                     Insurance
Schedule 5.8                     Pending Tax Matters
Schedule 5.9                     Litigation
Schedule 5.10                    Employees
Schedule 5.11                    Compliance with Laws
Schedule 5.12                    Encumbrances of IPM Facilities
Schedule 5.13                    Licenses and Registrations
Schedule 5.14                    Material Contracts Entered into after December 31, 2000
Schedule 5.15                    Customers and Suppliers
Schedule 5.16                    Environmental Matters
Schedule 5.17                    Napco Plan
Schedule 5.18                    Accounts Receivable
Schedule 5.19                    Extended Accounts Receivable
Schedule 5.20                    Employee Plans
Schedule 6.3                     Related Party Relationships
Schedule 8.1                     Benefit Plans Assumed
Schedule 8.5                     Persons Executing Voting Agreement and Form Thereof
Schedule 8.8                     Leases for Napco Facilities
Schedule 9.2(e)                  Opinion of Counsel for Seller

                                                                       Annex C

                                                             TABLE OF CONTENTS
------------------------------------------------------------------------------


I.       Executive Summary


II.      Overview of Venturian Corp.


III.     Comparable Public Companies Valuation Analysis


IV.      Recently Completed Transactions Valuation Analysis


V.       Venturian Corp. Business and Asset Summary


VI.      Valuation Summary


VII.     Fairness Opinion Letter


Exhibits
         A)   Engagement Letter
         B)   Venturian 10-K
         C)   Asset Purchase Agreement
         D)   Agreement & Plan of Merger
         E)   Management Agreement
         F)   Press Release



-------------------------------------------------------------------------------
Venturian Corp.                                                               i

                                                              EXECUTIVE SUMMARY
-------------------------------------------------------------------------------

OVERVIEW

Dougherty & Company LLC ("Dougherty") has been retained by the Special Committee of the Board of Directors of Venturian Corp. ("Venturian" or the "Company"), to render a fairness opinion (the "Opinion") regarding the proposed offer price of $5.00 per share (the "Offer Price") for the purchase of the outstanding shares of Venturian held by the non-affiliated public shareholders (the "Public Shareholders") of the Company.

It is our understanding that the principals of the acquiring company will consist of the current Chairman of the Board of Directors and Chief Executive Officer of Venturian, two other current Board members, and other select current shareholders and non-shareholders of the Company. The Management Group will contribute all of their current stock holdings in Venturian as equity in the new company. It is further understood that the requisite vote of the Company shareholders as required by applicable law and the Articles of Incorporation of the Company including those tendered by management will be necessary to proceed with the merger. Furthermore, it is understood that such an obligation to complete a merger would not be in force if more than 10% of the shares held filed dissenting rights claims.

It is also our understanding that Venturian has reached an agreement to sell Napco International to JATA LLC (Norcatec) as evidenced by an asset purchase agreement between Napco International and JATA LLC (the "Asset Purchase Agreement"), a draft of which we have reviewed. Our opinion is subject to the execution of the contemplated transaction as described in the Asset Purchase Agreement, including the sale of International Precision Machining to JATA LLC.

SCOPE OF ENGAGEMENT

In rendering our fairness opinion of the consideration to be received by the Public Shareholders of Venturian, we:

     o    Reviewed a draft Agreement and Plan of Merger dated 4/4/01.

     o Reviewed a draft Asset Purchase Agreement between JATA LLC and Venturian Corp. dated 3/28/01.

     o Reviewed the Interim Management Agreement by and between JATA LLC (Norcatec) and Napco International Inc. dated 3/30/01.

     o Reviewed the Confidential Offering Memorandum prepared by Quarterdeck Investment Partners dated September 1999.

     o Reviewed an appraisal of the Napco Warehouse done by William K. Campbell and Associates, Inc. dated 5/25/00.

     o Reviewed an appraisal of the Hopkins Tech Center done by Shenehon Company dated 2/5/01.

     o Reviewed Venturian's most recent Form 10K including audited financial statements for the year ended 12/31/00.

     o Reviewed summary reconciliation information relating to life insurance policies owned by the Company and insuring the lives of several former employees.

     o Reviewed certain non-public operating and financial information, including projections relating to Venturian's business prepared by the management of Venturian.

     o Interviewed certain members of Venturian's management to discuss its operations, financial statements and future prospects.

     o Reviewed publicly available financial data and stock market performance data of other companies within the industry that we deemed similar to Venturian.

     o Reviewed the terms of selected recent acquisitions of companies, which we deemed comparable to Venturian.

     o Reviewed the historical stock prices and reported traded volumes of Venturian common shares.

     o Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In connection with our Opinion, we relied, without independent verification, upon the accuracy and completeness of all of the information reviewed for the purpose of the Opinion. In addition, certain information and data was supplied to us by the Company and from other sources. Although this information is believed to be reliable, we assume no responsibility for the accuracy or completeness of the information or data provided or otherwise made available.

After reviewing the Company's historical and projected operating performance and certain other qualitative factors including the estimated and appraised value of certain assets of the Company, we applied three valuation techniques to determine a range of value for the Company.

     o    Our methodologies included:

          o A review and comparison of certain financial and stock market data of publicly traded companies whose businesses were deemed by us to be similar to Venturian's;

          o A review and comparison of the terms of selected recent acquisitions of companies which we deemed comparable to Venturian;

          o A review of the value of key assets and liabilities of the Company including real estate.


CONCLUSION

Based on our analysis and review as presented in this report, in our opinion, the Offer Price and the merger, taken together, are fair from a financial point of view to the Public Shareholders of Venturian.

                                                     OVERVIEW OF VENTURIAN CORP.
-------------------------------------------------------------------------------

DESCRIPTION

Venturian Corp., through its principal operating subsidiary Napco
International Inc., is a distribution, manufacturing and service business that sells a broad line of defense-related products to commercial customers, the United States government and foreign governments.

NAPCO INTERNATIONAL, INC.

Napco's operations are conducted through its product divisions (Ordnance, Defense Electronics, Tank Automotive and Special Products) and through its subsidiary, International Precision Machining, Inc.

The Ordnance Division markets replacement parts for most United States-made military wheeled and tracked vehicles. Its product line covers a wide variety of items ranging from power train components to tank track. Ordnance Division sales comprised 78.6%, 65.5% and 63.4% of Napco's total sales during 2000, 1999 and 1998.

The Defense Electronics Division designs, manufactures and markets a broad range of tactical military electronics equipment, including VHF FM tactical manpack radios, secure handsets, the Tagger2 (a fully integrated, lightweight target location system), the D2VIS digital data vehicle intercom system and active noise reduction intercom systems. Spare parts are supplied for many United States-manufactured systems at either the component or assembly level. The division also designs and supplies transportable shelters for a variety of applications, such as for air traffic control, ground-to-air communications, command air control, electronic warfare or for mobile repair facilities. The Defense Electronics Division's sales comprised 10.1%, 22.3% and 9.4% of Napco's total sales during 2000, 1999 and 1998, respectively.

The Tank Automotive Division designs and markets proprietary modernization kits to improve the reliability, maintainability and performance of, and to increase the capabilities of, a wide variety of United States military wheeled and tracked vehicles. The division provides technical assistance for the installation and maintenance of these repowering systems, as well as continuing parts support. The Tank Automotive Division also supplies new trucks, vans and other wheeled and tracked vehicles for military, medical, industrial and construction applications. Tank Automotive Division sales were 1.6%, 1.5% and 19.4% of Napco's total sales for 2000, 1999 and 1998, respectively.

The Special Products Division markets a range of light weapons systems, spare parts and accessories. Sales for the Special Products Division comprised 1.3%, .7% and 2% of Napco's total sales during 2000, 1999 and 1998, respectively.

Napco is one of the major independent suppliers of a broad line of parts and components for the United States military vehicles and other equipment maintained by foreign governments. Because there are many other suppliers of such parts and components, the pricing of Napco's products is highly competitive.

Napco's order backlog at 12-31-00 was $12,632,000 compared with $23,413,000 at 12-31-99. The order backlog at 12/31/98 was $12,266,000. Year end backlog appears to be indicative of the level of sales that can be expected in the subsequent year. As a result, it appears that sales volume for 2001 may be down compared with the prior year's results.

NAPCO MANAGEMENT & EMPLOYEES

The executive officers of the company are:

      --------------------- --------------------------------- --------------------
             NAME                        POSITION                OFFICER SINCE
      --------------------- --------------------------------- --------------------
      Gary B. Rappaport     Chairman of the Board and Chief         1983
                            Executive Officer- Venturian
                            Corp. and Napco International
                            Inc.
      --------------------- --------------------------------- --------------------
      Mary F. Jensen        Chief Financial Officer -               1987
                            Venturian Corp. and Napco
                            International Inc.
      --------------------- --------------------------------- --------------------
      Charles B. Langevin*  Director, President of Napco            1986
                            International Inc.
      --------------------- --------------------------------- --------------------
      Reinhild D. Hinze     Treasurer, Vice President               1985
                            Operations - Napco International
                            Inc. and Assistant Secretary -
                            Venturian Corp.
      --------------------- --------------------------------- --------------------

      * Retired effective 3/31/01

Venturian Corp. had 110 employees as of 12-31-00.

INTERNATIONAL PRECISION MACHINING

International Precision Machining, Inc. (IPM), founded in 1992, is a majority-owned subsidiary of Napco. IPM is a machining job shop that provides precision turning and milling services to customer specifications. Sales at IPM, excluding sales to Napco, comprised 8.4%, 10% and 5.8% of Napco's total sales during 2000, 1999 and 1998, respectively.

OTHER ASSETS OF VENTURIAN CORP.

Other major assets of the Company include two pieces of rental real estate, the Hopkins Tech Center, and the Napco Warehouse. Napco leases the Napco Warehouse from Venturian Corp. and the Hopkins Tech Center is occupied by the Venturian staff and 23 other tenants. Venturian's balance sheet also carries the cash value of several life insurance policies, and an investment in Lightning Rod Software, Inc., a publicly traded company.

VENTURIAN STOCK PROFILE

   ---------------------------------------------------- ------------------------
   Symbol                                               Vent
   Exchange                                             NASDAQ National Mkt.
   Closing Price (4/5/01)                               $2.88
   52 Week High/Low                                     $5.62/$1.25
   Shares Outstanding                                   1.34 million
   Market Cap                                           $3.85 million
   Public Float                                         300,000
   Annualized Net Revenues (qtr ended12/31/00)          $30,056,000
   Annualized EPS (qtr. ended 12/31/00)                 $0.26/diluted share
   Institutional Ownership                              LESS THAN 2.0%
   Average Daily Volume                                 4,864 shares
   Headquarters                                         Hopkins, MN
   ---------------------------------------------------- ------------------------


Venturian's stock price saw a steady decline from its three year high of $8.82 a share in October of 1998 to $1.63 in December of 2000 just prior to the initial offer put forth by the Management Group.

                             VENTURIAN CORPORATION
                           3 YEAR STOCK PRICE GRAPH

        DATE         PRICE
      4/2/2001       2.875
     3/26/2001       2.875
     3/19/2001       2.875
     3/12/2001       3.125
      3/5/2001        3.25
     2/26/2001        3.25
     2/19/2001       3.125
     2/12/2001           3
      2/5/2001        3.25
     1/29/2001        3.25
     1/22/2001       3.375
     1/15/2001       3.125
      1/8/2001       2.875
      1/1/2001       2.781
    12/25/2000       2.813
    12/18/2000       1.625
    12/11/2000           2
     12/4/2000         2.5
    11/27/2000        2.75
    11/20/2000       2.813
    11/13/2000        2.75
     11/6/2000       2.625
    10/30/2000       3.375
    10/23/2000           4
    10/16/2000           4
     10/9/2000           4
     10/2/2000           4
     9/25/2000           4
     9/18/2000        4.25
     9/11/2000         4.5
      9/4/2000       4.125
     8/28/2000         4.5
     8/21/2000       4.375
     8/14/2000         4.5
      8/7/2000       4.875
     7/31/2000         4.5
     7/24/2000           4
     7/17/2000       4.375
     7/10/2000       4.375
      7/3/2000           4
     6/26/2000           4
     6/19/2000           4
     6/12/2000           4
      6/5/2000         4.5
     5/29/2000        4.25
     5/22/2000       4.375
     5/15/2000         4.5
      5/8/2000       4.375
      5/1/2000        4.75
     4/24/2000         5.5
     4/17/2000         4.5
     4/10/2000         4.5
      4/3/2000           5
     3/27/2000           5
     3/20/2000       4.875
     3/13/2000         5.5
      3/6/2000         5.5
     2/28/2000       5.875
     2/21/2000         5.5
     2/14/2000        5.75
      2/7/2000        5.25
     1/31/2000       5.188
     1/24/2000       5.375
     1/17/2000       5.125
     1/10/2000        5.25
      1/3/2000       5.875
    12/27/1999           6
    12/20/1999       5.813
    12/13/1999       5.375
     12/6/1999        5.25
    11/29/1999        5.25
    11/22/1999         5.5
    11/15/1999           6
     11/8/1999       4.625
     11/1/1999       5.125
    10/25/1999       5.125
    10/18/1999           5
    10/11/1999        4.75
     10/4/1999        4.75
     9/27/1999       5.625
     9/20/1999       5.568
     9/13/1999       5.852
      9/6/1999       5.682
     8/30/1999       5.568
     8/23/1999       6.136
     8/16/1999       5.739
      8/9/1999       6.136
      8/2/1999       6.364
     7/26/1999       7.216
     7/19/1999       5.398
     7/12/1999           5
      7/5/1999       5.227
     6/28/1999       4.773
     6/21/1999           5
     6/14/1999       4.773
      6/7/1999           5
     5/31/1999       5.341
     5/24/1999       5.341
     5/17/1999       5.455
     5/10/1999       4.545
      5/3/1999       4.886
     4/26/1999       5.341
     4/19/1999       5.568
     4/12/1999           5
      4/5/1999       5.455
     3/29/1999       5.455
     3/22/1999       6.591
     3/15/1999       6.364
      3/8/1999       6.136
      3/1/1999       6.818
     2/22/1999       6.364
     2/15/1999       6.364
      2/8/1999       7.841
      2/1/1999       7.784
     1/25/1999       6.847
     1/18/1999       8.409
     1/11/1999       8.011
      1/4/1999       7.273
    12/28/1998       7.045
    12/21/1998       6.818
    12/14/1998       6.136
     12/7/1998       6.477
    11/30/1998       6.818
    11/23/1998       8.409
    11/16/1998       8.409
     11/9/1998       8.636
     11/2/1998       8.523
    10/26/1998         7.5
    10/19/1998       7.472
    10/12/1998       6.023
     10/5/1998       5.909
     9/28/1998       6.818
     9/21/1998       5.795
     9/14/1998       5.795
      9/7/1998       5.682
     8/31/1998       5.682
     8/24/1998       6.023
     8/17/1998       6.705
     8/10/1998       6.705
      8/3/1998       6.705
     7/27/1998       5.795
     7/20/1998       6.136
     7/13/1998       6.364
      7/6/1998        6.25
     6/29/1998       6.591
     6/22/1998       6.705
     6/15/1998       5.511
      6/8/1998       5.568
      6/1/1998        6.08
     5/25/1998       5.455
     5/18/1998       6.136
     5/11/1998       7.045
      5/4/1998       7.045
     4/27/1998       6.023
     4/20/1998       6.667
     4/13/1998       6.667
      4/6/1998       6.364
     3/30/1998       6.212

The trading volume in Venturian's stock over the last three years has been light. On several occasions the stock did not trade during the trading day.

                            VENTURIAN CORPORATION
                        3 YEAR WEEKLY TRADING VOLUME

        DATE         VOLUME
      4/2/2001        2300
     3/26/2001        6500
     3/19/2001         300
     3/12/2001        1300
      3/5/2001         300
     2/26/2001        1100
     2/19/2001        1000
     2/12/2001         200
      2/5/2001         900
     1/29/2001        7400
     1/22/2001        6500
     1/15/2001       23700
      1/8/2001       11800
      1/1/2001       22600
    12/25/2000      122500
    12/18/2000       92000
    12/11/2000       16500
     12/4/2000        8100
    11/27/2000        6200
    11/20/2000        2400
    11/13/2000       11300
     11/6/2000       29800
    10/30/2000       45000
    10/23/2000        6000
    10/16/2000        9600
     10/9/2000       52700
     10/2/2000       17800
     9/25/2000        3900
     9/18/2000       34700
     9/11/2000       13500
      9/4/2000        3400
     8/28/2000         600
     8/21/2000        6400
     8/14/2000        6600
      8/7/2000       58400
     7/31/2000       51100
     7/24/2000         800
     7/17/2000        6400
     7/10/2000        4600
      7/3/2000         500
     6/26/2000         400
     6/19/2000         800
     6/12/2000        7600
      6/5/2000         900
     5/29/2000        7500
     5/22/2000        2700
     5/15/2000        9500
      5/8/2000        6400
      5/1/2000       20800
     4/24/2000       15100
     4/17/2000       23500
     4/10/2000        7600
      4/3/2000        3800
     3/27/2000        4600
     3/20/2000        6700
     3/13/2000        8500
      3/6/2000       18900
     2/28/2000       12400
     2/21/2000       16300
     2/14/2000       29000
      2/7/2000        9800
     1/31/2000       20000
     1/24/2000        8900
     1/17/2000        7000
     1/10/2000        7700
      1/3/2000       10600
    12/27/1999       34100
    12/20/1999        5900
    12/13/1999       55800
     12/6/1999       10100
    11/29/1999        1100
    11/22/1999         800
    11/15/1999       23700
     11/8/1999        7900
     11/1/1999        1400
    10/25/1999       10200
    10/18/1999        4900
    10/11/1999        7700
     10/4/1999        4600
     9/27/1999       11100
     9/20/1999       11000
     9/13/1999        1200
      9/6/1999        3900
     8/30/1999        3400
     8/23/1999        4600
     8/16/1999        4900
      8/9/1999       19000
      8/2/1999       44000
     7/26/1999       97300
     7/19/1999       12100
     7/12/1999       10100
      7/5/1999       15900
     6/28/1999        1400
     6/21/1999        2000
     6/14/1999        4700
      6/7/1999        3800
     5/31/1999        2800
     5/24/1999        7900
     5/17/1999        6000
     5/10/1999       27300
      5/3/1999        5300
     4/26/1999       20000
     4/19/1999       10300
     4/12/1999       48100
      4/5/1999       17700
     3/29/1999       41800
     3/22/1999        1500
     3/15/1999       20400
      3/8/1999       16200
      3/1/1999        3700
     2/22/1999         400
     2/15/1999       21400
      2/8/1999        5600
      2/1/1999       14200
     1/25/1999        5600
     1/18/1999        1100
     1/11/1999        8800
      1/4/1999        1600
    12/28/1998         800
    12/21/1998        2700
    12/14/1998         300
     12/7/1998        8900
    11/30/1998        8800
    11/23/1998        1500
    11/16/1998       32200
     11/9/1998       34300
     11/2/1998       74100
    10/26/1998        1500
    10/19/1998       23200
    10/12/1998        4100
     10/5/1998       11500
     9/28/1998       21500
     9/21/1998        2000
     9/14/1998        9300
      9/7/1998        1200
     8/31/1998       15900
     8/24/1998        3000
     8/17/1998        2700
     8/10/1998       10800
      8/3/1998       14800
     7/27/1998       11800
     7/20/1998        5600
     7/13/1998         500
      7/6/1998       26400
     6/29/1998       67100
     6/22/1998      143000
     6/15/1998        4800
      6/8/1998        1900
      6/1/1998       10000
     5/25/1998        7000
     5/18/1998         500
     5/11/1998        2800
      5/4/1998        4800
     4/27/1998        1400
     4/20/1998       50200
     4/13/1998       17700
      4/6/1998        7200
     3/30/1998        2800

FINANCIAL SUMMARY

---------------------------------------------------------------------------------
                            INCOME STATEMENT SUMMARY
                         Fiscal Year Ending December 31
                                  ($ IN 000'S)
---------------------------------------------------------------------------------
                           1996      1997     1998      1999     2000   2001 EST.
                           ----      ----     ----      ----     ----   ---------
Net Sales                28,398    27,579   42,034    22,657   30,056      23,397
Cost of Products Sold    19,939    19,925   30,077    16,708   21,004      16,487
                         ------    ------   ------    ------   ------      ------
Gross Profit              8,459     7,654   11,957     5,949    9,052       6,910
Operating Expenses        8,378     9,633    9,204     7,646    8,269       6,778
                          -----     -----    -----     -----    -----       -----
Operating Profit             81   (1,979)    2,753   (1,697)      783         132
EBITDA                      989     (633)    4,286        97    1,717         682
----------------------- -------- --------- -------- --------- -------- ----------

      ----------------------------------------------------------------------

                             BALANCE SHEET SUMMARY
                        Fiscal Year Ending December 31
                                 ($ IN 000'S)

      ----------------------------------------------------------------------
      ASSETS:                                               1999       2000
                                                            ----       ----
      Cash and Securities                                  2,196        344
      Accounts Receivable                                  4,443      7,522
      Inventories                                          6,736      4,382
      Other Current Assets                                   242        232
                                                          ------     ------
        Total Current Assets                              13,617     12,480
      Property and Equipment                               2,373      2,937
      Cash Value of Life Insurance                         3,740      4,053
      Rental Real Estate                                   2,781      2,892
      Other Assets                                           335        530
                                                          ------     ------
        Total Assets                                      22,846     22,892

      LIABILITIES & EQUITY
      Current Liabilities                                  6,179      6,070
      Long Term Debt                                       4,179      4,690
      Deferred Compensation and Benefits                   1,961      1,755
      Shareholders Equity                                 10,527     10,377
                                                          ------     ------
        Total Liabilities & Equity                        22,846     22,892
      ------------------------------------------------ ---------- ----------

                                                    COMPARABLE PUBLIC COMPANIES
-------------------------------------------------------------------------------

The following section compares the market valuation of Venturian to the market valuation of other publicly traded companies. We chose these companies because of the similarity in their products and customer base to those of Venturian.

The diverse range of participants within this industry, both in terms of size and product line combined with the volatility in their profitability as a whole, led us to focus our market comparison analysis on EBITDA multiples as a measure of valuation. The EBITDA multiples we determined in our comparative analysis of similar companies ranged from a low of 3.41x to a high of 9.05x. Two of our comparative companies were eliminated from this measurement due to negative EBITDA results.

Given this comparative range, we believe that the value of Venturian would fall between 4.5x to 6.0x as a ratio of Enterprise Value to EBITDA. Applying a control premium of 30% to that range, our Enterprise Value to EBITDA range for Venturian is equal to 5.85x to 7.80x or a price per share value of $2.66 to $5.16.

COMPANY DESCRIPTIONS

FEDERAL SIGNAL CORPORATION - Federal Signal Corporation is a manufacturer and worldwide supplier of safety, signaling and communications equipment, hazardous area lighting, fire rescue vehicles, vehicle-mounted aerial access platforms, street sweeping and vacuum loader vehicles, high pressure water blasting systems, and parking revenue control equipment.

NEWPORT NEWS SHIPBUILDING, INC. - Newport News Shipbuilding, Inc. is a non-government-owned shipyard principally engaged in designing, constructing, repairing, overhauling and refueling nuclear-powered aircraft carriers and submarines for the United States Navy.

ALLIANT TECHSYSTEMS, INC. - Alliant Techsystems, Inc. designs and develops rocket propulsion systems, strategic missile systems, small and medium caliber ammunition, tank ammunitions, weapon systems, secure electronics, and threat warning devices to the United States and allied governments.

OSHKOSH TRUCK CORPORATION - Oshkosh Truck Corporation is a leading manufacturer of a wide variety of medium and heavy duty specialized trucks and truck bodies under the Oshkosh, Pierce, McNeilus and MTM trademarks predominately for the United States Market.

MILTOPE GROUP, INC. - Miltope Group, Inc. designs, develops, and manufactures computers and computer peripheral equipment for military, industrial and commercial applications where reliable operation of the equipment in challenging environments is imperative.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. - Guardian Technologies International, Inc. manufactures and distributes ballistic protective equipment.

GENERAL DYNAMICS CORPORATION - General Dynamics Corporation conducts businesses that are engaged in the aircraft, aviation, information systems, shipbuilding, marine systems, and land and amphibious combat systems.

CONRAD INDUSTRIES, INC. - Conrad Industries, Inc. specializes in the construction, conversion and repair of a wide variety of marine vessels for commercial and governmental customers, and the fabrication of modular components of offshore drilling rigs and floating, production, storage, and offloading vessels.

KELLSTROM INDUSTRIES, INC. - Kellstrom Industries, Inc. principally operates in the purchasing, overhauling (through subcontractors), reselling and leasing of aircraft, avionics and aircraft rotables, and aircraft engines and engine parts businesses.

KREISLER MANUFACTURING CORP. - Kreisler Manufacturing Corp. fabricates precision metal components and assemblies primarily for aircraft engines with both military and commercial applications.

HEICO CORPORATION - HEICO Corporation is a manufacturer of Federal Aviation Administration approved jet engine replacement parts. It is also a manufacturer of certain electronic equipment for the aerospace, defense and electronics industries.

DUCOMMUN INCORPORATED - Ducommun Incorporated, through its subsidiaries, manufactures components and assemblies principally for domestic and foreign commercial and military aircraft and space programs.

DRS TECHNOLOGIES, INC. - DRS Technologies, Inc. is a supplier of defense electronic systems. DRS provides products and services to government and commercial customers worldwide.

ALLIED RESEARCH CORPORATION - Allied Research Corporation conducts its business through it subsidiaries, MECAR S.A. and the VSK Group. MECAR S.A. develops, manufactures and sells ammunition for infantry, artillery and light mobile armor use. The VSK Group develops, manufactures, sells and installs sophisticated electronic security systems to the commercial sector.

MARKET ANALYSIS
(As of 4/5/01)


                                         Stock    52 Week    52 Week      Out.        Market    Dividend   12 Month     3 Year
                    Name                 Price      High        Low      Shares        Cap.       Yield     Return      Return
-----------------------------------------------------------------------------------------------------------------------------------
Federal Signal Corp.                     20.35     24.15      16.50       45.30        921.86     3.83%       7.60%     -13.63%
Newport News Shipbuilding, Inc.          51.60     57.75      27.38       34.90      1,800.84     0.31%      62.20%      90.67
Alliant Techsystems, Inc.                90.20     90.85      38.75       14.00      1,262.80       n/a     121.30%      40.66%
Oshkosh Truck Corporation                36.13     49.38      27.75       16.70        603.29     0.94%      19.90%      88.89%
Miltope Group, Inc.                       1.00      3.63       0.44        5.87          5.87       n/a     -75.00%     -69.81%
Guardian Technologies Intl. Inc.          0.66      3.47       0.19        3.97          2.61       n/a     -80.40%     -76.14%
General Dynamics                         64.77     79.00      47.31      200.40     12,979.91     1.73%      28.20%     -28.33%
Conrad Industries, Inc.                   6.50     10.50       3.00        7.07         45.96       n/a      41.90%     -45.26%
Kellstrom Industries, Inc.                2.00      6.56       1.56       11.90         23.80       n/a     -52.10%     -92.38%
Kreisler Manufacturing                    5.47      7.13       3.25        1.96         10.72       n/a      28.70%     -43.18%
HEICO Corporation                        16.25     20.25      11.63       17.60        286.00     0.31%      -5.70%     -65.43%
Ducommun Incorporated                    12.80     15.63       8.75        9.60        122.88       n/a      44.60%     -60.07%
DRS Technologies                         16.95     18.90       9.75       11.90        201.71       n/a      73.20%      23.27%
Allied Research Corp.                     7.61      9.31       6.15        4.83         36.76       n/a     -10.20%     -34.19%

                                                                                             Average         14.59%     -20.35%

Venturian Corporation as of 3/30/01       2.88      5.63       1.25        1.34          3.85       n/a     -42.50%     -71.90%
Venturian Corporation @ $5 Offer          5.00                                           6.68       n/a       0.00%     -51.20%

INCOME STATEMENT ANALYSIS
(As of 4/5/01)


                                                                                                 Last            Revenue
                                                         Annual Revenues                       12 Month          Growth
                     Name                   1998             1999              2000            Revenues           Rate
-------------------------------------------------------------------------------------------------------------------------
Federal Signal Corp.                        924.91         1,002.79           1,061.90         1,103.00            6.05%
Newport News Shipbuilding, Inc.           1,707.00         1,862.00           1,863.00         2,072.00            6.67%
Alliant Techsystems, Inc.                 1,075.51         1,090.44           1,077.52         1,125.65            1.53%
Oshkosh Truck Corporation                   902.79         1,164.95           1,324.03         1,361.68           14.68%
Miltope Group, Inc.                          40.37            26.44              30.23            33.94           -5.68%
Guardian Technologies Intl. Inc.              1.15             1.66               1.10             0.71          -16.45%
General Dynamics                          4,062.00         7,398.00           8,959.00        10,356.00           36.61%
Conrad Industries, Inc.                      22.12            46.31              32.56            34.84           16.34%
Kellstrom Industries, Inc.                   79.44           180.05             330.94           350.68           64.07%
Kreisler Manufacturing                       13.03            15.33              14.32            16.73            8.71%
HEICO Corporation                            95.35           141.27             202.91           194.62           26.82%
Ducommun Incorporated                       157.29           170.77             146.05           161.00            0.78%
DRS Technologies                            190.85           265.85             391.47           411.68           29.20%
Allied Research Corp.                       134.48           133.08              59.03            97.91          -10.05%

                                                                                            Average               12.81%

Venturian Corporation as of 3/30/01          42.00            22.70              30.06            30.06          -10.50%

(As of 4/5/01)


                                                                                                 Last             Net
                                                            Annual Net Income                  12 Month          Growth
                   Name                          1998            1999            2000             Net             Rate
-----------------------------------------------------------------------------------------------------------------------------
Federal Signal Corp.                               58.98          59.40            57.54            64.12           2.80%
Newport News Shipbuilding, Inc.                      n/a          66.01            97.01            90.01          16.77%
Alliant Techsystems, Inc.                          68.16          50.81            73.87            66.15          -0.99%
Oshkosh Truck Corporation                            n/a            n/a              n/a            51.81             n/a
Miltope Group, Inc.                                 3.27            n/a              n/a              n/a             n/a
Guardian Technologies Intl. Inc.                     n/a            n/a              n/a              n/a             n/a
General Dynamics                                  315.91         588.88           880.27           900.91          41.81%
Conrad Industries, Inc.                              n/a           0.25             1.50             1.89         151.66%
Kellstrom Industries, Inc.                          8.54          19.58            20.53             7.52          -4.09%
Kreisler Manufacturing                              1.55           1.84             0.31             0.86         -17.45%
HEICO Corporation                                  10.51          16.34            26.31            26.20          35.63%
Ducommun Incorporated                              14.30          23.71            13.44            12.65          -3.88%
DRS Technologies                                    6.37           0.68             4.31             8.13           8.17%
Allied Research Corp.                               8.57           9.06              n/a             9.06           1.90%


                                                                                              Average              21.12%


Venturian Corporation as of 3/30/01                 1.80         (1.10)             0.40             0.40         -39.43%

BALANCE SHEET ANALYSIS
(As of 4/5/01)


                                                                      Debt/        Book
                   Name                        Cash        Debt       Equity       Value
---------------------------------------------------------------------------------------------
Federal Signal Corp.                            13.56      271.26      75.89%        82.51
Newport News Shipbuilding, Inc.                 3.00       527.00     204.26%       254.77
Alliant Techsystems, Inc.                      31.25       291.02     168.17%        49.90
Oshkosh Truck Corporation                       4.85       169.12      54.86%        (5.80)
Miltope Group, Inc.                             2.40        14.92     132.47%        11.26
Guardian Technologies Intl. Inc.                0.14         0.17       8.19%         2.08
General Dynamics                              177.00       502.00      13.14%     1,289.00
Conrad Industries, Inc.                         3.51         4.81      13.86%        21.30
Kellstrom Industries, Inc.                      2.96       202.04     115.72%        88.60
Kreisler Manufacturing                          5.03          -         0.00%         8.51
HEICO Corporation                               5.94        27.04      15.53%        22.10
Ducommun Incorporated                           0.10        19.65      19.75%        60.50
DRS Technologies                                8.57        87.70      86.51%       (18.30)
Allied Research Corp.                           7.57         4.61       9.87%        43.50


                                                          Average      65.59%


Venturian Corporation as of 3/30/01             0.32         6.80      65.48%        10.38

VALUATION MEASUREMENTS
(As of 4/5/01)


                                                                                       Enterprise      Enterprise     Enterprise
                                        Current          3 Yr.          Price/           Value/          Value/         Value/
                     Name                 P/E          P/E Avg.          Book           Revenues         EBITDA          EBIT
----------------------------------------------------------------------------------------------------------------------------------
Federal Signal Corp.                     14.38           16.30           11.17            1.07            7.70           9.54
Newport News Shipbuilding, Inc.          20.01           16.20            7.07            1.12            9.05          11.51
Alliant Techsystems, Inc.                19.09           12.80           25.31            1.35            8.96          11.49
Oshkosh Truck Corporation                11.64           13.90         (104.02)           0.56            6.15           7.74
Miltope Group, Inc.                        n/a             n/a            0.52            0.54             n/a            n/a
Guardian Technologies Intl. Inc.           n/a             n/a            1.25            3.71             n/a            n/a
General Dynamics                         14.41           17.70           10.07            1.28            9.03          10.01
Conrad Industries, Inc.                  24.31           17.50            2.16            1.36            8.22          13.42
Kellstrom Industries, Inc.                3.16           11.30            0.27            0.64            5.14           6.01
Kreisler Manufacturing                   12.46           15.10            1.26            0.34            5.08           5.74
HEICO Corporation                        10.92           27.30           12.94            1.58            6.40           8.08
Ducommun Incorporated                     9.71            9.90            2.03            0.88            4.68           6.47
DRS Technologies                         24.81           14.30          (11.02)           0.68            5.32           7.67
Allied Research Corp.                     4.06            8.40            0.84            0.35            3.41           4.76


     Average                             14.08           15.06           (2.87)           1.10            6.59           8.54


Venturian Corporation as of 3/30/01       9.62            6.20            0.37            0.34            6.01           9.08
Venturian Corporation @ $5 Offer         16.70            6.20            0.64            0.44            7.66          11.86

                                                 RECENTLY COMPLETED TRANSACTIONS
--------------------------------------------------------------------------------

The following section compares the market valuation of Venturian to the market valuation of recently completed mergers and acquisitions in this industry. We chose these transactions because of the similarity in the products and customer bases of the target companies to those of Venturian.

Similar to our Comparative Public Company analysis, the diverse range of participants within this industry combined with the volatility in profitability of market participants led us to focus our transaction analysis on EBITDA multiples as a measure of valuation. The EBITDA multiples for recently completed transactions ranged from a low of 1.07x to a high of 12.80x.

Given this comparative range, we believe that the value of Venturian would fall between 5.5x to 6.5x as a ratio of Enterprise Value to EBITDA or a price per share value of $2.21 to $3.36.

TRANSACTION ANALYSIS - (SORTED BY DATE)


                                                                    Enterprise Enterprise Enterprise Enterprise
     Description                          Date Of      Enterprise     Value/     Value/     Value/    Value/
                                        Transaction      Value       Revenue     EBITDA      EBIT       Net
------------------------------------------------------------------------------------------------------
eflex Wireless, Inc.                   January 7, 2000     2.07         n/a         n/a        n/a       n/a
PCI Newco                              October 6, 1999     8.50        1.07        5.03       5.32      5.44
The Master Touch                          May 31, 1999     1.03        0.42        2.72       3.58      4.92
Inframetrics, Inc.                      March 30, 1999    36.88        0.67       10.80      14.99     70.61
Syseca, Inc.                            March 12, 1999    12.50        0.86         n/a        n/a       n/a
n/a                                  February 26, 1999     1.34        0.46        6.30        n/a       n/a
Solair, Inc.                         December 31, 1998    57.58        0.76         n/a        n/a       n/a
EOS Business of Raytheon Co.          October 20, 1998    45.00        1.10         n/a      37.34     37.34
Engineering Development Labs           October 8, 1998    19.43        0.54        1.07       1.08      1.54
McClain International, Inc.              July 31, 1998    41.00        3.70        9.83      10.58     10.58
M&M Machine & Tool Co.                   July 28, 1998    17.38        0.87        3.14       4.00      7.52
Keco Industries, Inc.                    June 24, 1998    25.60        0.61        5.77       6.33      6.26
Monitor Aerospace Corp.                   May 29, 1998    95.00        1.61       12.80      15.85     44.37
PRB Associates, Inc.                      May 14, 1998    20.00        0.68        5.43       8.64     19.26
Aerocar Aviation Corp.                     May 6, 1998    49.00        1.15        1.87       2.12      2.15
Spin Forge LLC                          March 18, 1998     3.86        0.59        5.06       6.15     10.66
Flightways Manufacturing              January 16, 1998     4.00        0.94        7.23       9.08      8.54

     Average                                                           1.00        5.93       9.62     17.63

Venturian Corporation as of 3/30/01                       10.20        0.34        6.01       9.08     25.50
Venturian Corporation @ $5 Offer                          13.16        0.44        7.66      11.86     37.59


TRANSACTION ANALYSIS (SORTED BY ENTERPRISE VALUE)

                                                                                     Enterprise   Enterprise    Enterprise
                                                     Date Of           Enterprise      Value/       Value/        Value/
                Description                        Transaction            Value       Revenue       EBITDA         EBIT
----------------------------------------------------------------------------------------------------------------------------
Monitor Aerospace Corp.                                May 29, 1998         95.00         1.61         12.80        15.85
Solair, Inc.                                      December 31, 1998         57.58         0.76           n/a          n/a
Aerocar Aviation Corp.                                  May 6, 1998         49.00         1.15          1.87         2.12
EOS Business of Raytheon Co.                       October 20, 1998         45.00         1.10           n/a        37.34
McClain International, Inc.                           July 31, 1998         41.00         3.70          9.83        10.58
Inframetrics, Inc.                                   March 30, 1999         36.88         0.67         10.80        14.99
Keco Industries, Inc.                                 June 24, 1998         25.60         0.61          5.77         6.33
PRB Associates, Inc.                                   May 14, 1998         20.00         0.68          5.43         8.64
Engineering Development Labs                        October 8, 1998         19.43         0.54          1.07         1.08
M & M Machine & Tool Co.                              July 28, 1998         17.38         0.87          3.14         4.00
Syseca, Inc.                                         March 12, 1999         12.50         0.86           n/a          n/a
PCI Newco                                           October 6, 1999          8.50         1.07          5.03         5.32
Flightways Manufacturing                           January 16, 1998          4.00         0.94          7.23         9.08
Spin Forge LLC                                       March 18, 1998          3.86         0.59          5.06         6.15
eflex Wireless, Inc.                                January 7, 2000          2.07          n/a           n/a          n/a
n/a                                               February 26, 1999          1.34         0.46          6.30          n/a
The Master Touch                                       May 31, 1999          1.03         0.42          2.72         3.58

     Average                                                                              1.00          5.93         9.62

 Venturian Corporation as of 3/30/01                                        10.20         0.34          6.01         9.08
 Venturian Corporation @ $5 Offer                                           13.16         0.44          7.66        11.86

                                                      BUSINESS AND ASSET SUMMARY
--------------------------------------------------------------------------------

The following is a discussion and valuation of the primary assets and liabilities of Venturian Corp. A summary of our findings is at the conclusion of this section.

ASSETS

NAPCO INTERNATIONAL AND SUBSIDIARIES VALUATION

Over the past 2 years, Venturian Corp. has attempted to sell Napco International. Venturian's contact with potential strategic and financial buyers can be described in two phases:

    1. Strategic and financial buyers were contacted during a confidential auction process that was conducted by Quarterdeck Investment Partners, Inc. from the summer of 1999 through July 2000.

    2. Other strategic buyers whose interest surfaced after the end of the process and potential buyers previously contacted with ongoing interest after the end of the process.

Venturian Corp. retained Quarterdeck Investment Partners, Inc. to conduct the sale of Napco International because of its industry expertise. Quarterdeck focuses its efforts exclusively on the information technology, aerospace, defense, space and technical services marketplace. Quarterdeck's efforts began in the summer of 1999 and continued through July 2000. As part of that process, Quarterdeck completed an offering memorandum for Napco. Quarterdeck contacted 42 potential strategic and financial buyers to determine whether or not they would be interested in reviewing the offering memorandum:

                POTENTIAL STRATEGIC BUYERS                        POTENTIAL FINANCIAL BUYERS
       ----------------------------------------------    ---------------------------------------------
         PHASE                     NAME                   PHASE                     NAME
       -----------
          1/2         AM General                           1/2         Dimensions International, Inc.

           1          Bulova Technologies LLC               1          Mentmore Holdings

           1          Guardian Technologies Int'l           1          Kirtland Capital Partners

           1          Miltope                               1          Alistar Capital Corp.

           1          Oshkosh Truck                         1          American Securities Capital
                                                                       Partners LLC.

           1          PEI Electronics, Inc.                 1          Centre Partners Management LLC

           2          ECC Corp.                             1          Continental Illinois Venture
                                                                       Capital

           1          Manufacturing Technology Inc.         1          Cortec Group

          1/2         Norcatec LLC                          1          Demuth Folger & Wetherill

           1          Alliant Techsystems                   1          Franklin Street Equity
                                                                       Partners

           1          ESSI (SEI)                            1          Hammond, Kennedy, Whitney &
                                                                       Company

           1          Marvin Engineering                    1          JF Lehman

           1          Stewart & Stevenson                   1          Pfingsten Partners, LLC

           1          Vickers PLC                           1          Quality Management of America

           1          AAI Corp.                             1          Saunders Karp & Magrue

           1          Allied Research                       1          Southeast Equity Partners

           1          Dynamic Materials                     1          Sypris Solutions

           1          Elbit Systems Ltd.                    1          The Franklin Fund

           1          Imrex                                 1          The Galaxy Group

           1          Lau Defense                           1          Titan

           1          United Defense                        1          Zilkha Capital

           1          VSE


Of the 42 initial contacts, 24 interested parties were sent confidentiality agreements with 19 signing and returning them to Quarterdeck.

After receiving the offering memorandum, these parties were asked to submit indications of interest to Quarterdeck. Six of the parties, AM General, Guardian

Technologies, Miltope, Oshkosh Truck, Bulova Technologies and The Franklin Fund, submitted letters of interest with values that ranged from $5 million to $15 million.

Bulova Technologies postponed their planned visit indefinitely due to a reorganization and credit restructuring. Unsuccessful attempts were made on the part of Venturian to reschedule the visit. The Franklin Fund offer was withdrawn prior to its visit. AM General, Guardian Technologies, Miltope and Oshkosh Truck all sent management delegations to visit Napco and perform additional due diligence. All of these visits included the CEO of the company. Each visiting group was provided access to a complete set of due diligence materials. In addition, each group was provided with additional information as requested. After returning from the due diligence trips, Guardian Technologies, Miltope and Oshkosh truck decided not to make final offers. AM General continued discussions until the last week of December 1999 at which time they terminated the discussions.

In addition, two other companies, VSE Corp. and Allied Research had previously visited Napco, reviewed the material and decided not to make a bid.

Potential buyers surfaced two areas of concern related to debt financing. Because Napco sells many of its products to foreign governments, it is difficult to obtain financing supported by these receivables. Traditionally, lending institutions do not accept foreign government receivables as eligible collateral in borrowing bases making it hard to obtain asset based financing to support a purchase price. In addition, the Company has historically had inconsistent cash flow, further reducing a potential acquirer's ability to secure debt financing. Because most acquirers need to fund a large portion of the purchase price with debt, the number of potential acquirers decreased significantly.

Venturian initiated additional direct discussions with AM General and ECC Corp. in July 2000. ECC Corp signed a confidentiality agreement, but took no additional action. AM General, however, indicated a renewed interest in Napco. In late July 2000, it submitted a formal offer consisting of $1 million in cash, a $1 million note payable over 5 years, and incentive payments tied to achieving targeted financial performance levels. Due to the terms of the incentive payments, management believed that it was unlikely that Venturian would receive meaningful payments beyond the $2 million purchase price. Management countered the initial offer by asking the company to increase the amount of the 5 year note from $1.0 million to $1.5 million with all other terms and conditions remaining the same. AM General expressed their disinterest and discontinued discussions.

In December of 2000, the Management Group put forth an offer for Venturian Corp. and its subsidiaries, including Napco. Subsequent to that initial offer, Norcatec LLC expressed interest in purchasing Napco on a stand alone basis and began discussion with the Management Group to purchase Napco. After conducting due diligence, Norcatec has negotiated a cash purchase price for Napco of $2.6 million payable upon the closing of the Management Group's proposed acquisition.

After reviewing Venturian's efforts to complete the sale of Napco, it is our opinion that the value of Napco does not exceed the current bid by Norcatec. For purposes of valuing the Napco business, we have used the proposed purchase price of $2.6 million in our analysis.

REAL ESTATE

HOPKINS TECH CENTER

Hopkins Tech Center is a multi-tenant office, warehouse and light manufacturing facility located at 11111 Excelsior Boulevard in Hopkins, Minnesota. The 371,081 sq/ft building was originally constructed in 1951 with additions to the property in 1959 and 1964. The parcel of land on which the property is located is 709,050 sq. ft or 16.28 acres. Napco and Venturian currently occupy 18,000+ sq/ft of this facility with the remaining space leased to approximately 23 other tenants. Most of the leases are short term; however, many of the tenants are long-term occupants that renew on a one to two year term. Venturian Corp. has owned this property since January 1994, and there are currently no vacancies.

VALUATION

Shenehon Company completed a limited appraisal of this property as of February 5, 2001. This appraisal cited an approximate time to sale of 9-12 months. It reflected a market value of $4,375,000 based on an economic life of the property of 20 years and the abatement of all asbestos and remediation of any contamination of the property at the end of its economic life.

To estimate the potential cost of the asbestos abatement, the appraiser used a proposal that was submitted as of December 19, 2000 by Mayo Systems, an environmental contracting service specializing in asbestos abatement. This proposal covered the removal of ceiling panels and pipe insulation containing asbestos. The proposed budget for the project was as follows:

    210,000 sq. ft. of ACM ceiling panels                            $4,200,000
    210,000 sq. ft. of roof, if necessary to remove ceiling panels    1,200,000
    25,000 linear feet of ACM pipe insulation                           385,000
                                                                     ----------

                                                         Total       $5,785,000
                                                                     ==========

According to the appraiser the current policy of the government is to wrap or maintain the asbestos to avoid fraying, rather than removing it unnecessarily. Because of this current policy, the appraiser assumed that it would not be necessary to remove the asbestos from the subject until the end of the economic life of the property, which was estimated at 20 years. In order to account for the cost of the abatement, the appraiser took the $5,785,000 December 2000 bid amount and increased the cost of the abatement by an estimated inflation rate of 3% over 20 years. Using those assumptions, the future value of the cost was calculated to be $10,448,353. The appraiser further assumed that the owner of the building would invest cash today to cover that future liability. The assumed investment rate was 8%. The required current investment amount was calculated to be $2,241,675, which was rounded to $2,250,000 by the appraiser. There are several assumptions in this analysis which are subject to debate and could have a material effect on these calculations. Those include the rate of inflation, the investment return and the government's future policy on asbestos abatement.

The building is viewed to be in fair to average condition for its age and use, with the roof being the most obvious problem of deferred maintenance.

The summary of the appraised value is:

    Value Estimated By:

        Sales Comparison Approach                              $6,700,000
        Income Capitalization Approach (11% cap rate)          $6,625,000

    Final Value Estimate Composed of:
        Total Value:                                           $6,625,000
        Cost to Cure Asbestos                                 ($2,250,000)
                                                              ------------

    Estimated Market Value after Adjustment for
      Environmental Conditions                                 $4,375,000


NAPCO WAREHOUSE

The Napco warehouse is a single tenant storage warehouse facility located at 11001 Excelsior Boulevard in Hopkins, Minnesota. The 123,400 sq/ft building was originally constructed in 1965 with the addition of an 8,925 sq/ft metal structure in 1990. It is situated on a 10.33 acre parcel of land. The building is currently 100% leased to Napco International.

VALUATION

William K. Campbell & Associates completed a real estate appraisal for this property as of May 25, 2000 for the benefit of National City Bank. Appraised value for the property as of that date was $3,450,000 with land accounting for $1,575,000 and the building for $1,875,000.

A range of values was estimated as follows:

         Cost Approach                               $3,680,000
         Sales Comparison Approach                   $3,440,000
         Income Approach (11.00% cap rate)           $3,400,000

The marketing period for the property is assumed to be one year. The overall condition of the property is average. There is no evidence of deferred maintenance.

Because the property is owner occupied and there is no existing lease, the income approach in the appraisal valued the building as though the property was free and clear and ready for occupancy. William K. Campbell conducted a market survey of comparable rents and determined an average market rate rent of $7.00 per sq. ft. for the main office space, $3.50 per sq. ft. for the main warehouse and $2.75 for the metal storage facility which resulted in a blended rate of $3.58 sq. ft. The rate that JATA LLC will be charged by Venturian in its 2 year lease is approximately 15% below the average market rate and, as such, in our opinion does not represent a variance that is preferential to the owners of the property post acquisition.

OTHER ASSETS

LIFE INSURANCE

The Company is the beneficial owner of life insurance policies on twelve employees or former employees that have a combined net cash value of $4,053,000 as of 12/31/00. This value is net of $232,000 of policy loans that were used by the Company to fund operations. The policies were originally purchased by the Company to partially offset the required cash flow of a guaranteed post retirement investment annuity offered to retired employees, and to self insure the medical and dental costs of certain former employees as a supplement to Medicare (see "Deferred Compensation" and "Supplemental Medical" below).

LIGHTENING ROD STOCK

Venturian currently owns 385,742 shares of Lightning Rod Software, Inc. stock. Of the 385,742 shares, 243,000 are considered unrestricted and the remaining 142,742 are restricted. The closing price for the stock on 4/5/01 was $0.56. For our valuation calculations we have assumed the market price for all of Venturian's shares. It may be difficult to achieve that price given the limited trading volume of the stock and the restrictions placed on 142,742 shares.

LIABILITIES

DEFERRED COMPENSATION

The Company carries on its balance sheet a liability consisting of cash flow payments created by a guaranteed post retirement investment annuity offered to certain retired employees. The total value of the post retirement deferred compensation annuity is $1,836,864, payable in specified declining increments annually through the year 2012. Using discount rates ranging from $4-8% we estimated the current value of these liabilities to be between $1,282,094 and $1,519,861.

SUPPLEMENTAL MEDICAL

Certain former employees are also eligible to receive supplemental medical, dental and life insurance coverage from the Company. The value of this liability is evaluated annually by an actuary and as of 12/31/00 was determined to be $552,000. This valuation makes certain assumptions with respect to utilization patterns and inflationary increases to cost estimates. It does not, however, include the possibility of catastrophic loss claims or significant deviation from historical patterns. Such larger possible claims are covered by stop loss insurance for claims in excess of $500,000 of annual aggregate loss or $1,000,000 lifetime loss per participant. For our calculations, we have assumed the total value of this liability to range from $500,000 to $600,000.

OPTIONS BUY OUTS

Each option holder is being paid a flat amount of $250 for their options. In addition, each holder who has options that are in the money will receive the amount that represents the per share difference between the strike price and the $5.00 offer price.

Any option holder who has options which are out of the money will receive $.10 per share. In total those costs amount to $159,114.

TRANSACTION/LIQUIDATION EXPENSES

Professional services expenses will be incurred as part of this transaction including attorneys fees, investment banking fees, proxy printing costs, mailing costs, etc. Collectively these fees are expected to range from $475,000 to $525,000.

JOHN KUTLER DEBENTURE

In 1998 the company entered into a privately negotiated transaction with Quarterdeck Public Equities, LLC for the sale of 69,305 shares of Venturian stock and the issuance of a $504,000, 11% convertible debenture. That debenture will be paid in full on 7/31/01 at a cost of $504,000.

REVERSAL OF CASH ADVANCES FROM NAPCO

As the main operating subsidiary of Venturian, cash flow from Napco is forwarded to Venturian to cover operating expenses of the Company. The sale agreement between Norcatec and Venturian provides that all cash forwarded from January 1, 2001 until Closing beyond expenses allocated to Napco operations must be remitted back to Norcatec upon the closing of the Norcatec purchase. We have estimated those expenses to be between $450,000 and $550,000.

ACCRUED LIABILITIES OF VENTURIAN

Venturian has liabilities accrued on its balance sheet which include bonus and severance payments for Don House, clearing costs for the stock, vacation pay, real estate taxes, professional fees, and interest payable on the Quarterdeck debenture. In total these liabilities amount to $542,000.

--------------------------------------------------------------------------------
                                VALUATION SUMMARY


                Assets:
      Napco                                    $2,600,000
      Real Estate                               7,825,000
        Less Real Estate Debt                 (3,273,960)
      Cash Value of Life Insurance              4,053,000
      Lightning Rod Stock                         216,015
                                                  -------
          Total Value                         $11,420,055

                Liabilities:                     LOW EST.          HIGH EST.
                                                 -------           ---------
      Deferred Compensation                    $1,282,094         $1,519,861
      Supplemental Medical                        500,000            600,000
      Options Buy Out                             159,114            159,114
      Transaction/Liquidation Expenses            425,000            475,000
         (attorneys, investment bankers
              printing, etc.)
      Quarterdeck Debenture                       504,000            504,000
      Reversal of Cash Advances
        from Napco                                450,000            550,000
      Accrued Liabilities of Venturian            542,000            542,000
                                                  -------            -------
           Total Deduction                      3,862,208          4,349,975

      Total Valuation                          $7,557,847         $7,070,080

           VALUE PER SHARE                          $5.66              $5.29


                                                               VALUATION SUMMARY
--------------------------------------------------------------------------------
CONCLUSION


     ------------------------------------ ---------------
     Valuation Method                        Valuation
     ------------------------------------ ---------------
     Comparable Public Companies           $2.66 - $5.16
     Recently Completed Transactions       $2.21 - $3.36
     Combined Business & Asset Valuation   $5.29 - $5.66
     ------------------------------------ ---------------


It is our opinion that the $5.00 Offer Price presented by the Management Group represents fair value to the Public Shareholders of Venturian Corp. In reaching that conclusion, we considered several factors.

Our Comparable Public Company and Recently Completed Transactions analyses produced valuation ranges that supported the attractiveness of a $5.00 a share Offer Price. Under the proposed transaction, shareholders would receive the high end of the values calculated using these methodologies.

Considering the unique nature of the Company's assets, we also considered the appraised and fundamental value of the primary assets and liabilities of the Venturian. While that analysis produced a valuation that is $0.26 - $0.66 greater than the Offer Price, we believe that there exist several factors that justify the differential in value.

The nature of the assets of Napco makes it difficult for potential acquirers to secure financing to support its acquisition. That in turn restricts the number of potential acquirers for this asset. Those who would be qualified have had the opportunity to come forward with a bid for Napco in the period from December 2000 until today. Only Norcatec has taken this step. Recognizing Venturian's previous unsuccessful efforts to complete the sale of Napco, the difficulty a potential acquirer could have in funding the acquisition with debt, and the lack of other bids by potential acquirers, it is our opinion that the value of Napco does not exceed the current bid being offered by Norcatec.

By accepting the Offer Price current shareholders will achieve liquidity. Small publicly traded Company's, like Venturian, frequently suffer from infrequent trading and inefficient pricing which in many cases inhibits shareholders from realizing the full value of their investment. In our opinion, Venturian's stock has been trading inefficiently over the last 12 months and given Venturian's lack of near term growth opportunities, we would expect that to continue for the foreseeable future.

Although we relied on the current appraisals of the two properties, there are some key issues that should be considered by Shareholders. The Napco Warehouse has environmental risk in the form of asbestos. This was taken into account in the appraisal, however, if the actual costs related to the abatement differ from the assumptions that were made it could negatively impact the value of the property. Both real estate appraisals also project a marketing period of up to 12 months. During that time period, shareholders will be subject to market risk and will experience an opportunity cost to their capital. Current market and economic conditions heighten this uncertainty and increase the attractiveness of taking the Offer Price today. By accepting the Offer Price, shareholders will eliminate the risk of a market downturn.

Uncertainty also exists in the matching of funds generated through the cash value of the life insurance and the liability of the deferred compensation payments. Management is currently relying on projections based on actuarial analysis to quantify these liabilities. While we believe the analysis to be appropriate, the Management Group is assuming risks that may differ from current estimates.

April 10, 2001


Special Committee of the Board of Directors
Venturian Corp.
11111 Excelsior Blvd.
Hopkins, MN  55343


Members of the Special Committee:

         We understand that Venturian Corp. ("Venturian" or the "Company"), and Venturian Holdings, LLC, a limited liability company formed by certain management members of Venturian Corp. and other non-affiliated parties (the "Management Group") propose to enter into an Agreement and Plan of Merger pursuit to which Venturian Holdings, LLC will offer to purchase (the "Offer") for $5.00 per share all of the outstanding common stock of Venturian held by persons other than the members of the Management Group. Pursuant to the Agreement and Plan of Merger, each issued and outstanding share of Venturian common stock shall be converted into the right to receive an amount of cash equal to $5.00 per share.

         You have requested our opinion as to whether the consideration to be received by the non-affiliated public shareholders (the "Public Shareholders") of Venturian and the Merger are fair, from a financial point of view, to such shareholders. As part of our analysis, it is our understanding that Venturian has reached an agreement to sell Napco International to JATA LLC (Norcatec) as evidenced by an Asset Purchase Agreement between Napco International and JATA LLC (the "Asset Purchase Agreement"), a draft of which we have reviewed. Our opinion is subject to the execution of the contemplated transaction as described in the Asset Purchase Agreement including the sale of International Precision Machining to JATA LLC.

         Dougherty & Company LLC ("Dougherty"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, initial and secondary underwritings, private placements and valuations for estate, corporate and other purposes.

         In developing our opinion, we have, among other things:

     1.   Reviewed a draft Agreement and Plan of Merger dated 4/4/01.

     2. Reviewed a draft Asset Purchase Agreement between JATA LLC and Venturian Corp. dated 3/28/01.

     3. Reviewed the Interim Management Agreement by and between JATA LLC (Norcatec) and Napco International Inc. dated 3/30/01.

     4. Reviewed the Confidential Offering Memorandum prepared by Quarterdeck Investment Partners dated September 1999.

     5. Reviewed an appraisal of the Napco Warehouse done by William K. Campbell and Associates, Inc. dated 5/25/00.

     6. Reviewed an appraisal of the Hopkins Tech Center done by Shenehon Company dated 2/5/01.

     7. Reviewed Venturian's most recent Form 10K including audited financial statements for the year ended 12/31/00.

     8. Reviewed summary reconciliation information relating to life insurance policies owned by the Company and insuring the lives of several former employees.

     9. Reviewed certain non-public operating and financial information, including projections relating to Venturian's business prepared by the management of Venturian.

     10. Interviewed certain members of Venturian's management to discuss its operations, financial statements and future prospects.

     11. Reviewed publicly available financial data and stock market performance data of other companies within the industry that we deemed similar to Venturian.

     12. Reviewed the terms of selected recent acquisitions of companies which we deemed comparable to Venturian.

     13. Reviewed the historical stock prices and reported traded volumes of Venturian common shares.

     14. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.


         In our review and analyses, and in arriving at our opinion, we have relied upon without independent verification and assumed the completeness and accuracy of all the factual, historical, financial and other information and data publicly available or furnished to us and oral statements made to us by Venturian, including statements of the Management Group. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Venturian other than the real estate owned by the Company. Furthermore, our opinion is based on economic, stock market and other conditions as they exist and can be evaluated as of the date hereof.

         This opinion has been prepared for the use of the Special Committee of the Board of Directors of Venturian in their evaluation of the Merger and does not constitute a recommendation to the Board of Directors or to any stockholders with respect to whether to vote in favor of the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to Venturian's solicitation/recommendation statement distributed in connection with the Merger.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per share consideration to be received by the Public Shareholders pursuant to the Offer and the Merger are fair, from a financial point of view, to such shareholders.

                                                     Very truly yours,



                                                     DOUGHERTY & COMPANY LLC

                                                                         ANNEX D

               SECTIONS OF THE MINNESOTA BUSINESS CORPORATION ACT
                         RELATING TO DISSENTERS' RIGHTS

302A.471. Rights of dissenting shareholders.

    Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

           (1) alters or abolishes a preferential right of the shares;

           (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

           (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

           (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

        (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

        (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

        (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

        (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subdivision 2.  Beneficial owners.

    (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subdivision 3.  Rights not to apply.

    (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving entity in a merger, with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholders that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

    (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. Procedures for asserting dissenters' rights.

    Subdivision 1.  Definitions.

    (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

    Subdivision 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subdivision 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subdivision 4.  Notice of procedure; deposit of shares.

    (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subdivision 5.  Payment; return of shares.

    (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subdivision 8.  Costs; fees; expenses.

    (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

          PRELIMINARY COPY SUBJECT TO COMPLETION, DATED AUGUST 1, 2001

                                     PROXY
                                VENTURIAN CORP.
                           11111 EXCELSIOR BOULEVARD
                            HOPKINS, MINNESOTA 55343

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VENTURIAN CORP.

    The undersigned shareholder of VENTURIAN CORP., a Minnesota corporation, hereby appoints Morris M. Sherman and Anthony S. Cleberg, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all the shares of common stock of Venturian Corp. held of record by the undersigned on [RECORD DATE] at the special meeting of shareholders of Venturian Corp., to be held at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402, on [MONTH DATE], 2001 at [TIME], Minneapolis time, and at all adjournments or postponements thereof upon the following matters, as set forth in the notice of special meeting of shareholders
and proxy statement, each dated             , 2001, copies of which have been
received by the undersigned, hereby revoking any proxy heretofore given.

Please mark your votes as indicated in this example: /X/

    The board of directors of Venturian Corp. recommends a vote FOR the merger and related transactions.

1.  Proposal to approve and adopt the Agreement and Plan of Merger, dated
    April 11, 2001, between Venturian Holdings, LLC and Venturian Corp. and the transactions contemplated thereby, as follows:

    - the sale of substantially all of the assets and liabilities of Napco International, Inc., a wholly-owned subsidiary of Venturian Corp., to JATA LLC, a wholly-owned subsidiary of NorcaTec, LLC, pursuant to an Asset Purchase Agreement, dated April 11, 2001, among Napco, Venturian, JATA and NorcaTec; and

    - the merger of Venturian into Venturian Holdings pursuant to the merger agreement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE TRANSACTION.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE

                                              Signature: _______________________

                                              Date: ____________________________

                                              Signature: _______________________

                                              Date: ____________________________

                                              Please sign exactly as your name
                                              appears on this proxy. If the
                                              shares represented by this proxy
                                              are held by joint tenants, both
                                              must sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If shareholder
                                              is a corporation, please sign in
                                              full corporate name by president
                                              or other authorized officer. If
                                              shareholder is a partnership,
                                              please sign in partnership name by
                                              authorized person.